UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Hannon Armstrong Sustainable Infrastructure Capital, Inc.

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2022 PROXY STATEMENT

HANNON ARMSTRONG

HASI
LISTED
NYSE

LETTER FROM THE CEO

Countries can and should improve their national security and climate security by scaling up investments in climate solutions.

Dear Stakeholders:

This annual letter was originally about how the integrity and rigor of our ESG approach produces tangible shareholder value due to high employee retention, which is crucial for solving client problems, building institutional memory, and achieving operating efficiencies. These are important advantages for our business.

But the tragic events unfolding in Ukraine cause me to go back to the beginning of my journey in the energy industry in the 1970s and remember the origins of energy efficiency, solar, and wind in the U.S. The twin Arab oil embargoes of 1973 and 1978 shocked the world, causing us all to realize how reliance on fossil fuels from unstable countries creates significant risk for economies and people. The price shocks launched the energy efficiency and renewable energy industries to reduce reliance on oil in the electric power and transport sectors. Fluorescent light bulbs, low-flow shower heads, and vehicle mileage standards were designed to make the U.S. more secure. We were driven not by the risk of climate change, but instead by the risk of supply shortages and price volatility.

The progress the clean energy business has made since the 1970s is built on the fundamental need to have secure energy supplies at reliable prices. The invasion of Ukraine by Russia is a reminder to Europe, and to a lesser extent the U.S., of the importance of controlling, as much as possible, a country’s energy supplies, lest one become beholden to hostile regimes. Europe’s reliance on Russian natural gas for heating buildings is a lesson not learned from the shocks of the 1970s. Heating buildings could be easily and more economically accomplished by the electrification of homes and buildings using heat pumps and distributed solar. Shutting down nuclear plants might make sense once Europe’s electric power needs have been secured with renewables and storage but is premature if still reliant on Russian natural gas. Energy security is national security.

In some respects, energy markets have been too stable since the 1970s, causing us to forget this fundamental lesson from history. In the very short term, like in times of war, worrying about climate change is a luxury.

But after the conflict ends, for better or for worse, the need to accelerate investments in climate solutions is even more obvious and urgent. A country can and should improve its national security and climate security by scaling up investments in climate solutions.

2021 Review and Outlook for 2022

We invested more than $1.7 billion in climate solutions in 2021, resulting in a 24% increase in our Portfolio and a corresponding 52% increase in Distributable Net Investment Income. As a result, HASI continued its strong financial performance in 2021, increasing Distributable Earnings per Share by 21%. The market opportunity for climate solutions has never been larger, and we continue to see an attractive and diversified set of expanding markets in which to invest. Despite the well-noted supply chain and inflation issues impacting most industries, strong demand for climate solutions will continue for decades.

We invested heavily in talent and technology in 2021, increasing our capacity to grow our business and serve our clients. As a result, we maintained our Portfolio yield at 7.5% and expect it to remain attractive if interest rates move higher. We also reduced our average cost of funds, primarily driven by a large fixed-rate borrowing issued at a very low coupon and by obtaining a revolving line-of-credit and a first-of-its-kind CarbonCount®-based Commercial Paper program.

We look forward to strong growth in 2022 as our dual revenue business model continues to perform in the growing climate solutions investment market. HASI’s breadth of end markets generates diverse investment opportunities, increasing the stability of our business. As an example, our Portfolio of almost 300 discrete investments across all our end markets provides robust recurring revenue streams. Finally, the flexibility we enjoy in funding our liabilities, including our securitization platform, allows us to grow in any interest rate environment. Considering all of this, we increased and extended our Distributable Earnings guidance to 10%-13% through 2024. Given the strong earnings growth, our Board felt it appropriate to also raise our dividend by 7% in the first quarter of 2022.

Conclusion

Our hearts are with the people of Ukraine during this horrific war. Meanwhile, we will continue to expand our efforts in climate solutions investing, making the U.S. stronger while reducing our risks to climate change.

Respectfully,

Jeffrey W. Eckel
Chairman & CEO
April 2022

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2022

All stockholders are cordially invited to attend the Annual Meeting virtually. By hosting the Annual Meeting online, we are able to communicate more effectively with our stockholders, enable increased attendance and participation from locations around the world, and reduce costs, which aligns with our broader sustainability goals. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Online check-in will begin at 9:15 a.m., Eastern time, and you should allow ample time for the online check-in procedures. During the upcoming virtual meeting, you may ask questions and will be able to vote your shares online from any remote location with Internet connectivity. We will respond to as many inquiries at the Annual Meeting as time allows.

When	Place	Time
June 2, 2022	Live webcast	9:30 a.m. Eastern time

How to Vote
ONLINE
(During the Annual Meeting)	(Before the Annual Meeting)
You may vote your shares during the meeting by accessing www.virtualshareholdermeeting ..com/HASI2022 (password: your 16 digit control number) and following the on-screen instructions.	You may vote by going to www.proxyvote.com to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date.
MAIL	TELEPHONE
Mark, sign and date your proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.	1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

Items to be voted on:

1	Elect eight director nominees to serve on the Company’s board of directors

2	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022

3	Provide non-binding advisory approval of our executive compensation

4	Approve the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan

5	Such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof

The attached Proxy Statement describes these items.

Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be held June 2, 2022.

Our notice of annual meeting, proxy statement and 2021 Annual Report on Form 10-K are available at:

www.proxyvote.com

Our notice of annual meetings, proxy statement and 2021
Annual Report are also available on our website

www.investors.hannonarmstrong.com

Record Date

Close of business on April 7, 2022

By Order of our Board of Directors,

/s/ Steven L. Chuslo

Steven L. Chuslo

Secretary

Annapolis, Maryland
April 18, 2022

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PROXY SUMMARY

This summary highlights certain information from this Proxy Statement, but does not contain all the information that you should consider. Please read the entire Proxy Statement before voting your shares. For more complete information regarding our 2021 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2021.

When June 2, 2022 9:30 a.m. Eastern Time	Where The meeting will be held via a live webcast at www.virtualshareholdermeeting.com/HASI2022 (password: enter your 16 digit control number)	Record Date Close of business on April 7, 2022

MEETING AGENDA

The matters we will act upon at the Annual Meeting are:

PROPOSAL	BOARD OF DIRECTORS RECOMMENDATION	More information
Elect eight director nominees to serve on our board of directors until the Company’s 2023 annual meeting of stockholders and until their respective successors are duly elected and qualify	FOR all nominees listed below	Page 10
Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022	FOR	Page 40
Approve, on a non-binding, advisory basis, the compensation of our named executive officers	FOR	Page 42
Approve the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan	FOR	Page 68

DIRECTOR NOMINEES1

Name	Age	Independent	Principal occupation	Committees	Other public boards	Director since
Jeffrey W. Eckel Chairman of the Board	63		Chief Executive Officer & President, Hannon Armstrong Sustainable Infrastructure Capital, Inc.		0	Chairman since 2013
Teresa M. Brenner Lead Independent Director	58		Retired Managing Director & Associate General Counsel, Bank of America Corporation	Compensation, NGCR (Chair)	0	2016 Lead Independent Director since 2019
Clarence D. Armbrister	64		President, Johnson C. Smith University	NGCR	0	2021
Michael T. Eckhart	73		Clinical Professor of Sustainable Finance, University of Maryland Adjunct Professor of Environmental Finance, Columbia University	NGCR, Finance and Risk	0	2019
Nancy C. Floyd	67		Managing Director, Nth Power LLC	Audit, Finance and Risk	1	2021
Charles M. O’Neil	69		Retired Chief Executive Officer and Chairman of the Board, ING Capital, LLC	Finance and Risk (Chair), NGCR	0	2013
Richard J. Osborne	71		Retired Chief Financial Officer, Duke Energy Corporation	Audit, Compensation (Chair)	0	2013
Steven G. Osgood	65		Chief Executive Officer, Square Foot Companies, LLC	Audit (Chair), Compensation	1	2015

1)	Furnished as of April 7, 2022.

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DIRECTOR HIGHLIGHTS

Our board of directors exhibits a strong mix of desired attributes, including business experience, tenure, age, diversity and independence. Three of eight current directors standing for re-election at the Annual Meeting have joined our board of directors since 2019, all of whom are independent directors. The following is a snapshot of some key characteristics of our board of directors immediately following the Annual Meeting assuming all nominees are elected.

GOVERNANCE HIGHLIGHTS

Stockholder Bylaws Amendments	In late 2021, our board of directors amended our Bylaws to permit stockholders to amend our bylaws by the affirmative vote of the holders of a majority of the outstanding shares of our common stock
ESG Governance	Robust oversight structure covering our strategies, activities, and policies including our Sustainability Investment Policy, Environmental Policies, and Human Rights and Human Capital Management Policies
Whistleblower Protections	In 2021, our board of directors reviewed our whistleblower protections to ensure best practices and anonymity

COMPENSATION HIGHLIGHTS

Pay for Performance Philosophy	Executive compensation encourages and rewards strong financial and operational performance
Implicit Link to ESG Performance	Executive compensation is implicitly linked to ESG performance due to our focus on investments in climate solutions, which drive growth in key compensation-linked financial metrics
CEO Pay Ratio	For 2021, the compensation for our chief executive officer was 34x the compensation of our median employee
New Equity Incentive Plan	Replaces “evergreen” provision contained in current equity incentive plan with a fixed pool of shares of our common stock available for awards under the plan, in addition to other improvements

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RECENT
HIGHLIGHTS

Key Performance Indicators

		FY21	FY20	Growth (YOY)
EPS	GAAP	$1.51	$1.10
	Distributable[1]	$1.88	$1.55	+21%
NII	GAAP-based	$11m	$29m
	Distributable[1]	$134m	$88m	+52%
Portfolio Yield[1]		7.5%	7.6%
Portfolio[2]		$3.6b	$2.9b	+24%
Managed Assets[1]		$8.8b	$7.2b
Distributable ROE[3]		11.2%	10.7%
Pipeline		>$4b	>$3b
Transactions Closed		$1.7b	$1.9b

Increase and Extension of Guidance

1)	See Item 7 to our Annual Report on Form 10-K, filed on February 22, 2022 with the SEC, for an explanation of Distributable Earnings, Distributable Net Investment Income, Portfolio Yield and Managed Assets, including reconciliations to the relevant GAAP measures, where applicable.
2)	GAAP-based.
3)	Distributable ROE is calculated using Distributable Earnings for the period and the average of the quarterly ending equity balances for the period.
4)	CarbonCount is a scoring tool that evaluates investments in U.S.-based energy efficiency and renewable energy projects to estimate the expected CO2 emission reduction per $1,000 of investment.
5)	WaterCount is a scoring tool that evaluates investments in U.S.-based projects to estimate the expected water consumption reduction per $1,000 of investment.
6)	Relative to the 2020 baseline.

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GROWTH
HIGHLIGHTS

1)	See Item 7 to our Annual Report on Form 10-K, filed on February 22, 2022 with the SEC, for an explanation of Distributable Earnings, Distributable Net Investment Income, Managed Assets, and Portfolio Yield, including reconciliations to the relevant GAAP measures, where applicable.
2)	Distributable ROE is calculated using Distributable Earnings for the period and the average of the quarterly ending equity balances for the period.

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PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2022

This proxy statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors of Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company,” “we,” “our” or “us”), for use at the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”) to be held via a live webcast at www.virtualshareholdermeeting.com/HASI2022 (password: enter your 16-digit control number) on June 2, 2022, at 9:30 am, Eastern time, or at any postponements or adjournments thereof.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently comprised of nine directors: Jeffrey W. Eckel, Clarence D. Armbrister, Teresa M. Brenner, Michael T. Eckhart, Nancy C. Floyd, Simone F. Lagomarsino, Charles M. O’Neil, Richard J. Osborne and Steven G. Osgood (the “director nominees”). In accordance with our charter (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), each director was elected at the 2021 Annual Meeting to hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualifies, or until the director’s earlier resignation, death or removal.

Upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee of our board of directors (the “NGCR Committee”), our board of directors has nominated eight of our current directors to stand for election as directors at the Annual Meeting based on the qualifications and experience described in the biographical information below. The procedures and considerations of the NGCR Committee in recommending qualified director nominees are described below under “—Identification of Director Candidates”. Each director nominee’s term will run until the next annual meeting of stockholders following the Annual Meeting and until their respective successors are duly elected and qualify.

Ms. Lagomarsino, whose term expires at the Annual Meeting, has elected not to stand for re-election at the Annual Meeting. Effective upon the expiration of Ms. Lagomarsino’s term, the size of our board of directors will be reduced from nine to eight directors. In connection with Ms. Lagomarsino’s decision not to stand for re-election at the Annual Meeting, the NGCR Committee and our board of directors have determined that it is in the best interest of the Company to appoint a racially or ethnically diverse woman to our board of directors. As a result, the NGCR Committee has initiated a search for a qualified candidate in accordance with our Corporate Governance Guidelines (the “Guidelines”) and its charter. If the NGCR Committee identifies and recommends a qualified candidate to our board of directors, and assuming our board of directors concurs with such nomination, our board of directors intends to increase the size of our board of directors from eight to nine and appoint such nominee to fill the resulting vacancy. See “—Identification of Director Candidates” and “—Vacancies”.

It is intended that the shares of our common stock, par value $0.01 per Share (the “Common Stock”) represented by properly submitted proxies will be voted by the persons named therein as proxy holders FOR the election of each of the director nominees listed in this Proxy statement unless otherwise instructed. See “—Voting on Director Nominees” below for more information.

Our board of directors recommends a vote FOR the election of each of the director nominees listed below.

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INFORMATION ABOUT THE DIRECTOR NOMINEES1

JEFFREY W. ECKEL
Age 63 Chair – Board of Directors since 2013 Chairman and Chief Executive Officer	Mr. Eckel has served as chief executive officer, president and chairman of our board of directors since 2013 and was with the predecessor of our company as president and chief executive officer since 2000 and prior to that from 1985 to 1989 as a senior vice president. Mr. Eckel serves on the board of trustees of The Nature Conservancy of Maryland and DC. Mr. Eckel was appointed by the governor of Maryland to the board of the Maryland Clean Energy Center in 2011 where Mr. Eckel served until 2016 while also serving as its chairman from 2012 to 2014. Mr. Eckel has over 35 years of experience in financing, owning and operating infrastructure and energy assets. Mr. Eckel received a Bachelor of Arts degree from Miami University in 1980 and a Master of Public Administration degree from Syracuse University, Maxwell School of Citizenship and Public Affairs, in 1981. He holds Series 24, 63 and 79 securities licenses. We believe Mr. Eckel’s extensive experience in managing companies operating in the energy sector and expertise in energy investments make him qualified to serve as our president and chief executive officer and as chairman of our board of directors.

TERESA M. BRENNER
Age 58 Independent Director since 2016 Lead Independent Director since 2019 Committee: • NGCR Committee (Chair) • Compensation Committee	Ms. Brenner retired from Bank of America Corporation in 2012, where she served in a variety of roles for approximately 20 years, including most recently as a managing director and associate general counsel Ms. Brenner served on the board of directors of Residential Capital, LLC from March 2013 to December 2013 during its restructuring and through the confirmation of its bankruptcy proceeding. Ms. Brenner is a member of the National Association of Corporate Directors, the Society of Corporate Governance, and the American Corporate Counsel Association, and is a member in good standing of the North Carolina State Bar. Ms. Brenner has also held a variety of philanthropic and civic roles, including serving as president of Temple Israel and chairperson of Right Moves for Youth. Ms. Brenner received a Bachelor of Arts degree magna cum laude and with honors in history from Alma College in 1984 where she was inducted into Phi Beta Kappa and a Juris Doctorate cum laude from Wake Forest University School of Law in 1987 where she was a Carswell Scholar and an editor of its Law Review. We believe Ms. Brenner’s extensive experience in corporate governance and corporate strategy, law and compliance, and finance and capital markets gives her valuable insight and enables her to make significant contributions as a member of our board of directors.

CLARENCE D. ARMBRISTER
Age 64 Independent Director since 2021 Committee: • NGCR Committee	Mr. Armbrister has served as president of Johnson C. Smith University since January 1, 2018. Previously, Mr. Armbrister served as president of Girard College from 2012 to 2017. Mr. Armbrister has served as chair of the audit committee and a member of the compensation committee of Health Partners Plans Inc. since 2016. From 2008 to 2011, Mr. Armbrister served as chief of staff to the former Mayor of Philadelphia, Michael A. Nutter. Mr. Armbrister also served as senior vice president for administration and subsequently executive vice president and chief operating officer of Temple University from 2003 to 2007. Prior to that Mr. Armbrister served as vice president and director in the Municipal Securities Group and in other positions at PaineWebber & Co. (subsequently UBS PaineWebber Incorporated) from 1999 to 2003 and also served as an adjunct faculty member of the Beasley School of Law at Temple University from 1997 to 1998. From 1996 to 1998, Mr. Armbrister served as managing director of the Philadelphia School District and prior to that, in 1994, he was appointed Philadelphia City treasurer. From 1982 to 1994, Mr. Armbrister was an associate and then partner at Saul, Ewing, Remick & Saul (currently known as Saul Ewing Arnstein & Lehr LLP). Mr. Armbrister also serves on the boards of various organizations, including the board of directors for Health Partners Plan, the board of trustees of Devereux Advanced Behavioral Health and the board of Charlotte Regional Business Alliance. Mr. Armbrister is also a former member of the board of directors of the National Adoption Center and the Community College of Philadelphia’s board of trustees. Mr. Armbrister received a Bachelor of Arts degree in Political Science and Economics from the University of Pennsylvania in 1979 and a Juris Doctor degree from the University of Michigan Law School in 1982. We believe Mr. Armbrister’s over 35 years of experience in education, law, government and finance gives him valuable insight and enables him to make significant contributions as a member of our board of directors.

1)	Furnished as of April 7, 2022.

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MICHAEL T. ECKHART
Age 73 Independent Director since 2019 Committee: • Finance and Risk Committee • NGCR Committee	Mr. Eckhart has served as a clinical professor of sustainable finance at the University of Maryland School of Public Policy since 2020, and also as an adjunct professor at Columbia University’s Graduate School of International and Policy Affairs, teaching Environmental Finance since 2016. In 2019, Mr. Eckhart retired as managing director and global head of Environmental Finance from Citigroup, Inc., where he led Citigroup Inc.’s work in establishing the Green Bond Principles. Prior to joining Citigroup in 2011, Mr. Eckhart was the founding president of the American Council on Renewable Energy, a Washington DC-based 501(c)(3) non-profit organization that unites finance, policy and technology to accelerate the transition to a renewable energy economy. He previously led the SolarBank Initiative in Europe, India and South Africa, and worked in power generation and advanced technology with United Power Systems, Aretê Ventures, General Electric Company and Booz, Allen & Hamilton. Prior to that, he also served in the U.S. Navy Submarine Service. He has received several awards including Renewable Energy Man of the Year of India, the Skoll Award for Social Entrepreneurship, and the International Solar Energy Society’s Global Policy Leadership Award. He is vice chairman of the Oyster Recovery Partnership in Maryland and a director of the International Solar Energy Society headquartered in Frieberg Germany. He received a Bachelor of Science degree in Electrical & Electronic Engineering from Purdue University and a Master in Business Administration from Harvard Business School. We believe Mr. Eckhart’s extensive experience in renewable energy and finance makes him qualified to serve as a member of our board of directors.

NANCY C FLOYD
Age 67 Independent Director since 2021 Committee: • Audit Committee • Finance and Risk Committee	Ms. Floyd has served since 1993 as a managing director of Nth Power LLC, a venture capital firm she founded that specializes in clean energy technology. From 1989 to 1993, Ms. Floyd joined and started the technology practice for the utility consulting firm, Barakat and Chamberlain. From 1985 to 1988, Ms. Floyd was on the founding team and worked at PacTel Spectrum Services, a provider of network management services. In 1982, Ms. Floyd founded and later served as chief executive officer of NFC Energy Corporation, one of the first wind development companies in the United States. From 1977 to 1980, Ms. Floyd served as director of special projects of Vermont Public Service Board (currently known as Vermont Public Utility Commission). Ms. Floyd has also served on the boards of various organizations, including chair of the board and chair of the compensation committee of Tempronics, Inc. since 2014, member of the board of directors of First Fuel Inc. from 2014 to 2019, Glasspoint Solar from 2014 to 2020, chair of the audit committee of AltaGas Services and AltaGas Power Holdings (U.S.) Inc. (TSX: ALA) from 2018 to 2019, and member of the audit and governance committees of WGL Holdings, Inc. and Washington Gas (NYSE: WGL) from 2011 to 2018, among others. Also, since 2018, Ms. Floyd has served as fund advisor to Activate Capital and, since 2017, on the investment committee for The Christensen Fund. Ms. Floyd received a Bachelor of Arts degree in Government from Franklin & Marshall College in 1976 and a Master of Arts degree in Political Science from Rutgers University in 1977. We believe Ms. Floyd’s extensive experience in clean energy technology and utilities makes her qualified to serve as a member of our board of directors.

CHARLES M. O’NEIL
Age 69 Independent Director since 2013 Committee: • Finance and Risk Committee (Chair)	Mr. O’Neil retired from ING Capital, LLC, at the end of 2015, where he served in a variety of executive and management roles for over 20 years, including as president, chief executive officer and chairman of the board of ING Capital, LLC and head of Structured Finance, Americas, the largest operating unit of ING Capital. Mr. O’Neil received a Bachelor of Science degree in Finance from The Pennsylvania State University in 1974 and a Master in Business Administration degree in International Finance from Fordham University in 1978. We believe Mr. O’Neil’s experience of over 35 years in structured and project finance focusing on energy related projects, combined with his senior management role with a large international bank’s wholesale banking activities in the Americas, makes him qualified to serve as a member of our board of directors.

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RICHARD J. OSBORNE
Age 71 Independent Director since 2013 Committee: • Compensation Committee (Chair) • Audit Committee	Mr. Osborne retired from Duke Energy Corporation in 2006, having served in a variety of executive roles including chief financial officer, chief risk officer, treasurer and group vice president for Public & Regulatory Affairs during his 31 years with the organization. Mr. Osborne also served as a director of Duke Energy Field Services, a joint venture between Duke Energy Corporation and ConocoPhillips, and as a director of TEPPCO Partners, LP, a master limited partnership managing mid-stream energy assets. He also chaired the Finance Divisions of the Southeastern Electric Exchange and Edison Electric Institute, and was a founding board member of the Committee of Chief Risk Officers. Subsequent to leaving Duke Energy, Mr. Osborne executed consulting assignments for clients in, or serving, the energy industry. Mr. Osborne presently serves on the board of Chautauqua Institution and is chair of the board of trustees of Penland School of Craft. Mr. Osborne received a Bachelor of Arts degree in History and Economics from Tufts University in 1973 and a Master of Business Administration from the University of North Carolina at Chapel Hill in 1975. We believe that Mr. Osborne’s over 35 years of experience in energy sector finance makes him qualified to serve as a member of our board of directors.

STEVEN G. OSGOOD
Age 65 Independent Director since 2015 Committee: • Audit Committee (Chair) • Compensation Committee	Mr. Osgood has served as the chief executive officer of Square Foot Companies, LLC, a Cleveland, Ohio based private real estate company focused on self-storage and single-tenant properties since 2008. Mr. Osgood is also a trustee for National Storage Affiliates Trust, a real estate investment trust (“REIT”) focused on the ownership of self-storage properties, since its public offering in April 2015. Mr. Osgood serves as chair of the finance committee for the company and on its audit committee. Prior to his current position, Mr. Osgood served as president and chief financial officer of U-Store-It Trust (now named CubeSmart), a self-storage REIT from the company’s initial public offering in 2004 to 2006. He also served as chief financial officer of several other REITs. Mr. Osgood is a former Certified Public Accountant. He graduated from Miami University with a Bachelor of Science degree in 1978 and graduated from the University of San Diego with a Masters in Business Administration in 1987. We believe that Mr. Osgood’s REIT experience and over 20 years of experience in corporate finance make him qualified to serve as a member of our board of directors.

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SKILLS, EXPERTISE AND ATTRIBUTES

The NGCR Committee and our board of directors consider a broad range of factors when selecting nominees. We seek highly qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values. We believe that, as a group, the director nominees bring a diverse range of perspectives that contribute to the effectiveness of our board of directors as a whole.

The table below represents some of the key skills and attributes that our board of directors has identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy, and the number of director nominees that have that skill or attribute. This director skills matrix is not intended to be an exhaustive list of each of our director nominees’ skills and attributes or contributions to our board of directors.

SKILLS & EXPERTISE
Experience	Eckel	Brenner	Armbrister	Eckhart	Floyd	O’Neil	Osborne	Osgood
Risk Management
Capital Markets
CPA or Financial
Power / Utility / Natural Resources Industries
Financial Services
Strategic Planning
Technology
CEO/Senior Leadership Experience
Mergers & Acquisitions
Corporate Governance
Human Capital Management
Commercial Lending

BACKGROUND
Years on Board	9	6	1	3	1	9	9	7
Age	63	58	64	73	67	69	71	65
Gender Identification	M	F	M	M	F	M	M	M
African-American / Black
Asian / South Asian
White / Caucasian
Hispanic / Latino
Indigenous
LGBTQ+
Veteran
Disabled

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IDENTIFICATION OF DIRECTOR CANDIDATES

In accordance with the Guidelines and its written charter, the NGCR Committee is responsible for identifying director candidates for our board of directors and for recommending director candidates to our board of directors for consideration as nominees to stand for election at our annual meetings of stockholders. Director candidates are recommended for nomination for election as directors in accordance with the procedures set forth in the written charter of the NGCR Committee.

As noted above, we seek highly qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values. The NGCR Committee periodically reviews the appropriate skills and characteristics required of our directors in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our stockholders. In accordance with the Guidelines, directors should possess the highest personal and professional ethics, integrity and values, exercise good business judgment, be committed to representing the long-term interests of the Company and our stockholders and have an inquisitive and objective perspective, practical wisdom and mature judgment. The NGCR Committee reviews director candidates with the objective of assembling a slate of directors that can best fulfill and promote our goals, taking into consideration personal factors and professional characteristics of each potential candidate, and recommends director candidates based upon contributions they can make to our board of directors and management and their ability to represent our long-term interests and those of our stockholders and other stakeholders.

The NGCR Committee evaluates the skill sets required for service on our board of directors and has developed a list of potential director candidates. If it is determined there is the need for additional or replacement board members, the NGCR Committee will assess potential director candidates included on the list as well as other appropriate potential director candidates based upon information it receives regarding such potential candidates or otherwise possesses, which assessment may be supplemented by additional inquiries. In conducting this assessment, the NGCR Committee considers knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our current needs and those of our board of directors. The NGCR Committee may seek input on director candidates from other directors. The NGCR Committee does not solicit director nominations, but it may consider recommendations by stockholders using the same criteria that it uses to evaluate other nominees. The NGCR Committee may, in its sole discretion, engage one or more search firms or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. The NGCR Committee will have sole authority to approve any fees or terms of retention relating to these services.

Our stockholders of record who comply with the advanced notice procedures set forth in our current Bylaws and outlined under the “Submission of Stockholder Proposals” section of this proxy statement may nominate candidates for election as directors. See “Submission of Stockholder Proposals” for information regarding providing timely notice of stockholder proposals under our Bylaws and the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”).

MAJORITY VOTE POLICY

The Guidelines provide for a majority vote policy for the election of directors. Pursuant to this policy, in any uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to our board of directors following certification of the stockholder vote. The NGCR Committee shall promptly consider the resignation and make a recommendation to our board of directors with respect to the tendered resignation. In considering whether to accept or reject the tendered resignation, the NGCR Committee shall consider all factors it deems relevant, which may include the stated reasons, if any, why stockholders withheld votes from the director, any alternatives for curing the underlying cause of the withheld votes, the length of service and qualifications of the director, the director’s past and expected future contributions to the Company, the composition of our board of directors, and such other information and factors as members of the NGCR Committee shall determine are relevant. Our board of directors will act on the NGCR Committee’s recommendation no later than 90 days after the certification of the stockholder vote. Any director who tenders his or her resignation to our board of directors will not participate in the NGCR Committee’s consideration or board action regarding whether to accept such tendered resignation.

We will promptly disclose our board of director’s decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a press release, a filing with the SEC or in another broadly disseminated means of communication.

VACANCIES

In accordance with our Charter and Bylaws, any vacancies occurring on our board of directors, including vacancies occurring as a result of the death, resignation, or removal of a director, or due to an increase in the size of our board of directors, may be filled only by the affirmative vote of a majority of the directors remaining in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

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VOTING ON DIRECTOR NOMINEES

A plurality of all the votes cast on the proposal at the Annual Meeting at which a quorum is present is necessary to elect a director. Proxies solicited by our board of directors will be voted FOR each director nominee unless otherwise instructed. Because directors are elected by a plurality of the votes cast in the election of directors, and no additional nominations may be properly presented at the Annual Meeting, ‘withhold’ votes will have no effect on the election of directors. Abstentions and broker non-votes are not votes and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. If the candidacy of any director nominee should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by our board of directors. Our board of directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

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BOARD AND CORPORATE GOVERNANCE STRUCTURE

CORPORATE GOVERNANCE PHILOSOPHY

Our corporate governance philosophy is based on maintaining a close alignment of our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

Our Board of Directors	Our Policies	Our Charter and Bylaws	Our Shareholder Engagement

•   We have a majority vote policy for the election of directors.

•   Our board of directors is not staggered.

•   Eight of our nine current directors are independent.

•   We have a Lead Independent Director.

•   Four directors qualify as an “audit committee financial experts” as defined by the SEC.

•   Three directors are women, constituting 33% of our board of directors.

•   We have established a target retirement age of 75 for our directors.

•   Our NGCR Committee oversees and directs our environmental, social and governance (“ESG”) strategies, activities, policies and communications.

•   We have a committee comprised of employees from across our organization that is focused on ESG strategies, policies and reports.

•   Our board members and NEOs are required to maintain certain levels of stock ownership in our company ranging between three and six times their base salary or retainer, depending on position.

•   Our Statement of Corporate Policy Regarding Equity Transactions prohibits our directors and officers from hedging our equity securities, holding such securities in a margin account or pledging such securities as collateral for a loan.

•   Our Clawback Policy provides for the possible recoupment of performance or incentive-based compensation in the event of an accounting restatement due to material noncompliance by us with any financial reporting requirements under the securities laws (other than due to a change in applicable accounting methods, rules or interpretations).

•   We have opted out of the control share acquisition statute in the Maryland General Corporation Law (the “MGCL”).

•   We have exempted from the business combination statute in the MGCL transactions that are approved by our board of directors (including a majority of our directors who are not affiliates or associates of the acquiring person).

•   We do not have a stockholder rights plan (i.e., no poison pill).

•   Our stockholders have the   concurrent right the amend our Bylaws.

• We have an active stockholder outreach program, including annually providing our stockholders the opportunity to vote on an advisory basis on the compensation of NEOs.

In order to foster the highest standards of ethics and conduct in all business relationships, we have adopted a Code of Business Conduct and Ethics policy (the “Code of Conduct”). This policy, which covers a wide range of business practices and procedures, applies to our officers, directors, employees, agents, representatives, and consultants. In addition, our whistleblowing policy (the “Whistleblower Policy”) sets forth procedures by which any Covered Persons (as defined in the Whistleblower Policy) may report, on a confidential basis, concerns relating to any questionable or unethical accounting, internal accounting controls or auditing matters, as well as any potential Code of Conduct or ethics violations. We review these policies on a periodic basis with our employees.

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OUR BOARD OF DIRECTORS

Our board of directors is responsible for overseeing our affairs and it conducts its business through meetings and actions taken by written consent in lieu of meetings. Pursuant to our Charter and Bylaws and the MGCL, our business and affairs are managed under the direction of our board of directors. Our board of directors has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations, which are managed by our senior management team. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with the chairman of our board of directors, president and chief executive officer and other executive officers and other employees of the Company.

Our board of directors intends to hold at least four regularly scheduled meetings per year, generally one per calendar quarter, and additional special meetings as necessary.

Board of Directors Leadership Structure

Our board of directors has the flexibility to decide when the positions of chairman and chief executive officer should be held by one person or separated, and whether an executive or an independent director should be chairman. This allows our board of directors to choose the leadership structure that it believes will best serve the interests of our stockholders at any particular time. Currently, Mr. Eckel serves as the chairman of our board of directors and chief executive officer. In addition, our board of directors has an active Lead Independent Director, Teresa M. Brenner. Our board of directors believes that this leadership structure is best for the Company and its stockholders at this time.

In reaching the conclusion that the roles of the chairman and chief executive officer should be held by one person, our board of directors has considered the performance of the Company since its IPO as well as the views expressed by our stockholders and other constituents, both through stockholder votes and through direct outreach by management and our board of directors. Our board of directors concluded that Mr. Eckel is a well-seasoned leader with a proven track record of leading the Company over a long period of growth both before and after our IPO. Based on his and our track record, our board of directors determined that Mr. Eckel is the best person to continue to lead the Company and our board of directors. In his dual role, Mr. Eckel uses his extensive experience in managing companies operating in the energy sector and expertise in energy investments for over 35 years through many business cycles to guide the Company and our board of directors effectively and efficiently, including overseeing the Company’s strategies relating to ESG matters. He fulfills his responsibilities as chairman of our board of directors through close interaction with Ms. Brenner and the committee chairs.

Our board of directors also considered the actual board relationships and determined that there is actual and effective independent oversight of management by our supermajority independent board led by Ms. Brenner in her capacity as our Lead Independent Director. Ms. Brenner has served as our Lead Independent Director since 2019. Our board of directors believes that this board leadership structure, when combined with the functioning of the independent director component of our board of directors and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

ROLE OF THE LEAD INDEPENDENT DIRECTOR
TERESA M. BRENNER

•   Collaborate with the chairman and secretary to schedule meetings of our board of directors and to set meeting agenda

•   Ensure that matters of concern or interest to the independent directors are appropriately scheduled for discussion at board of directors meetings

•   Chair meetings in the absence of the chairman

•   Organize and preside over meetings and executive sessions of the independent directors

•   Serve as the principal liaison between the independent directors and the chairman on matters where the chairman may be conflicted

•   Together with the full board of directors, evaluate the performance of the chief executive officer/chairman and meet with the chief executive officer/chairman to discuss such evaluation

•   Authorize the retention of outside advisors and consultants who report directly to our board of directors

•   Meet regularly with the Chairman as well as each director

•   Along with management, periodically meet with institutional and other investors

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Director Independence, Executive Sessions and Independent Oversight

The Guidelines provide that a majority of the directors serving on our board of directors must be independent as required by NYSE listing standards. In addition, as permitted under the MGCL, our board of directors has adopted certain independence standards (the “Independence Standards”) to assist it in making determinations with respect to the independence of directors. The Independence Standards are available for viewing on our website at www.hannonarmstrong. com. Based upon its review of all relevant facts and circumstances, our board of directors has affirmatively determined that eight of our nine current directors—Clarence Armbrister, Teresa Brenner, Michael Eckhart, Nancy Floyd, Simone Lagomarsino, Charles O’Neil, Richard Osborne and Steven Osgood—qualify as independent directors under the NYSE listing standards and the Independence Standards. There is no familial relationship, as defined under the SEC regulations, among any of our directors or executive officers.

The independent directors serving on our board of directors meet in executive sessions at least four times per year at regularly scheduled meetings of our board of directors and are active in the oversight of the Company. These executive sessions of our board of directors are presided over by our Lead Independent Director, Ms. Brenner. The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of executive officers and the selection and evaluation of directors. Each independent director has the ability to add items to the agenda of our board of directors meetings or raise subjects for discussion that are not on the agenda for that meeting.

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Committees

Our board of directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating, Governance and Corporate Responsibility Committee and the Finance and Risk Committee. Our committees are comprised solely of independent directors.

Audit Committee Current Members Steven Osgood (Chair) Nancy Floyd Simone Lagomarsino Richard Osborne

Primary Responsibilities

•

Engaging our independent registered public accounting firm.

•

Reviewing with the independent registered public accounting firm the plans and results of the audit engagement.

•

Approving professional services provided by the independent registered public accounting firm.

•

Reviewing the independence of the independent registered public accounting firm.

•

Considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

•

Overseeing:

•

our and our subsidiaries’ corporate accounting and reporting practices,

•

the quality and integrity of our consolidated financial statements,

•

our compliance with applicable legal and regulatory requirements,

•

the performance, qualifications and independence of our external auditors,

•

the staffing, scope of work, performance, budget, responsibilities and qualifications of our internal audit function, including the engagement of outside advisors to assist our internal audit function.

•

Reviewing our policies with respect to risk assessment and risk management, which responsibility is shared with the Finance and Risk Committee.

•

Reviewing with management and external auditors our unaudited interim and audited annual financial statements as well as approving the filing of our financial statements

•

Meeting with officers responsible for certifying our annual report on Form 10-K or any quarterly report on Form 10-Q prior to any such certification and reviewing with such officers any disclosures related to any significant deficiencies or material weaknesses in the design or operation of internal controls.

•

Periodically discussing with our external auditors such auditors’ judgments about the quality, not just the acceptability, of our accounting principles as applied in our consolidated financial statements.

The specific responsibilities of the Audit Committee are set forth in its written charter, which is available for viewing on our website at www.hannonarmstrong.com.

Independence

Our board of directors has determined that all of the members of the Audit Committee are independent as required by the NYSE listing standards, SEC rules governing the qualifications of Audit Committee members, the Guidelines, the Independence Standards and the written charter of the Audit Committee.

Financial Expertise and Literacy

Our board of directors has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience, that Mr. Osgood, Ms. Floyd, Ms. Lagomarsino and Mr. Osborne each qualify as an “audit committee financial expert” for purposes of, and as defined by, the SEC rules and each has the requisite accounting or related financial management expertise required by NYSE listing standards. In addition, our board of directors has determined that all of the members of the Audit Committee are financially literate as required by the NYSE listing standards.

Report

The Audit Committee Report is set forth beginning on page 41 of this proxy statement.

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Compensation Committee Current Members Richard Osborne (Chair) Teresa Brenner Steven Osgood

Primary Responsibilities

•

Overseeing the approval, administration and evaluation of our compensation plans, policies and programs.

•

Reviewing the compensation of our directors and executive officers.

•

Overseeing regulatory compliance with respect to compensation matters.

•

Reviewing and approving and, when appropriate, recommending to our board of directors for approval, any employment agreements and any severance arrangements or plans for our executive officers.

•

Evaluating its relationship with any compensation consultant for any conflicts of interest and assessing the independence of any compensation consultant, legal counsel or other advisors.

The specific responsibilities of the Compensation Committee are set forth in its written charter, which is available for viewing on our website at www.hannonarmstrong.com.In April 2022, our board of directors amended the Compensation Committee charter to make the Compensation Committee primarily responsible for administering the 2022 plan and for making grants under the plan. See “Proposal No. 4 Vote to Approve the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan -- 2022 Plan Summary -- Administration.”

Independence

Our board of directors has determined that each of the members of the Compensation Committee is independent as required by the NYSE listing standards, SEC rules, the Guidelines, the Independence Standards and the written charter of the Compensation Committee.

Compensation Consultant

Since 2018, the Compensation Committee has engaged Pay Governance LLC (“Pay Governance”), a compensation consulting firm, to assist the Compensation Committee on the setting of certain annual bonus targets for our NEOs. In July 2019, the Compensation Committee also engaged Pay Governance to provide analysis and recommendations regarding (1) base salaries, annual bonuses and long-term incentive compensation for our executive management team, and (2) the director compensation program for non-employee members of our board of directors. Pay Governance was also engaged in March 2021 to evaluate the benefits of adopting a Diversity, Equity, Inclusion, Justice and Anti-Racism (“DEIJA”) policy as well as proposing various performance standards related to the promotion of such policy as it relates to the composition of the members of our board of directors and leadership team against which annual CEO compensation would be evaluated by our board of directors. Pay Governance reports directly to the Compensation Committee and the Compensation Committee has determined that Pay Governance is independent pursuant to the Company’s Compensation Committee charter.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised solely of independent directors. No member of the compensation committee is a current or former officer or employee of ours or any of our subsidiaries. Other than Mr. Eckel’s service both as an executive officer and as a member of our board of director, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Report

The Compensation Committee Report is set forth beginning on page 56 of this Proxy Statement.

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NGCR Committee Current Members Teresa Brenner (Chair) Clarence Armbrister Michael Eckhart Charles O’Neil

Primary Responsibilities

•

Reviewing periodically and making recommendations to our board of directors on the range of qualifications that should be represented on our board of directors and eligibility criteria for individual board membership.

•

Seeking, considering and recommending to our board qualified candidates for election as directors and approving and recommending to the full board of directors the election of each of our officers and, if necessary, a lead independent director.

•

Reviewing and making recommendations on matters involving the general operation of our board of directors and our corporate governance and annually recommends nominees for each committee of our board of directors.

•

Reviewing the Company’s strategies, activities, policies, and communications regarding sustainability and other ESG related matters, including our CarbonCount® score, and making recommendations to our board of directors with respect thereto.

•

Annually facilitating the assessment of our board of directors’ performance as a whole and that of the individual directors and reports thereon to our board of directors

The specific responsibilities of the NGCR Committee are set forth in its written charter, which is available for viewing on our website at www.hannonarmstrong.com.

Independence

Our board of directors has determined that each of the members of the NGCR Committee is independent as required by the NYSE listing standards, the Guidelines, the Independence Standards and the written charter of the NGCR Committee.

Finance and Risk Committee Current Members Charles O’Neil (Chair) Michael Eckhart Nancy Floyd Simone Lagomarsino

Primary Responsibilities

•

Assessing, monitoring and overseeing matters relating to the Company’s financings.

•

Discussing and reviewing policies and guidelines with respect to our risk assessment and risk management for various risks, including, but not limited to, our interest rate, counter-party, credit, capital availability, refinancing and certain environmental risks.

•

Reviewing and assessing the adequacy of our insurance coverage.

•

Reviewing and assessing the adequacy of our cybersecurity policies and programs.

The specific responsibilities of the Finance and Risk Committee are set forth in its written charter, which is available for viewing on our website at www.hannonarmstrong.com. In October 2021, the Finance and Risk Committee charter was amended to remove a redundant requirement to review the terms of material debt financing transactions and recommend for subsequent review and approval by our board of directors. Our board of directors now reviews and approves material debt financing transactions.

Independence

Our board of directors has determined that all of the members of the Finance and Risk Committee are independent under the NYSE listing standards, the Guidelines, the Independence Standards and the written charter of the Finance and Risk Committee.

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ESG OVERSIGHT

We recognize the importance of understanding, evaluating, and monitoring ESG-related opportunities and risks as part of our vision and strategy. The NGCR Committee is responsible for periodically reviewing our strategies, activities, and policies including our Sustainability Investment Policy, Environmental Policies, and Human Rights and Human Capital Management Policies.

ROLE	RESPONSIBILITIES
Board of Directors	Formal adoption of ESG strategy and policies and oversight of implementation
Nominating, Governance, and Corporate Responsibility Committee	Recommendation of new ESG policies and oversight of implementation
Chairman and CEO	Allocation, prioritization, and oversight of staff and company resources dedicated to the implementation of ESG initiatives
ESG Leadership Team	Reports to the Chairman and CEO and Nominating, Governance, and Corporate Responsibility Committee and responsible for informing strategy, setting performance milestones, and designating reponsibilities
Strategic Initiatives and ESG	Development of ESG strategy, execution of initiatives, and integration of engagement with ESG rating agencies, ESG-focused investors, and other stakeholders
Accounting	Tracking, verifying, and reporting ESG (including PCAF-aligned emissions metrics) metrics in public financial filings
Legal	Review of ESG disclosures and ensuring validation of adherence to ESG policies
Human Resources	Development and implementation DEIJA principles in employee recruitment, retention, promotion, and engagement initiatives
Hannon Armstrong Foundation Leadership Team	Development and implementation of corporate philanthropic strategy
Diversity, Equity, Inclusion, Justice, and Anti-Racism (DEIJA) Working Group	Development and implementation of DEIJA initiatives
TCFD Committee	Assessment of how climate change-related risks and opportunities impact investments
Capital Markets	Execution of green and CarbonCount-based debt issuances
Investor Relations	Collection of investor feedback on ESG performance and initiatives
Investments	CarbonCount assessments and monitoring of climate investment risks and opportunities
Communications	Fostering and maintaining authentic and strategic stakeholder relationships in support of ESG strategy
Portfolio Management	Assessment of portfolio exposure to climate risks and opportunities

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For Your Reference

For additional information on our ESG strategy, policies, and initiatives (including the below documents), please visit investors.hannonarmstrong.com and www.hannonarmstrong.com/ESG.

• Annual Report

• Sustainability Investment Policy

• Environmental Policies

• Human Rights & Human Capital Management Policies

• Code of Business Conduct and Ethics

• Business Partner Code of Conduct

• Environmental Metrics

• Sustainability Report Card

Risk Oversight

In connection with their oversight of risk to our business, our board of directors considers feedback from management concerning the risks related to our business, operations and strategies. The Finance and Risk Committee of our board of directors has the responsibility to discuss and review policies with respect to our risk assessment and risk management, including, but not limited to, guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counterparty and credit risks, our capital availability, our refinancing risks, and our cybersecurity risk. The Audit Committee also consults with the Finance and Risk Committee on certain of these matters. Management regularly reports to our board of directors on our leverage policies, our asset acquisition process, any asset impairments and our compliance with applicable REIT and Investment Company Act of 1940, as amended, rules. Members of our board of directors routinely meet with management in connection with their consideration of matters submitted for the approval of our board of directors and the risks associated with such matters.

Cybersecurity

We recognize how critical cybersecurity and cyber resilience are to the well-being of our organization, our business stakeholders, and the information we rely on to profitably operate. The proliferation of global cyber risks continually transforms the cyber risk landscape, which requires our cybersecurity and training programs to constantly adapt and evolve, under the strategic direction of the Finance and Risk Committee.

Identifying and addressing these cyber threats while upholding our principles of governance, internal controls, and transparency is a priority for our cybersecurity program. The Finance and Risk Committee and management collectively provide oversight of our information technology and cybersecurity program, which is led by our chief technology officer and supported by a skilled and high performing team of technology professionals.

Our focused cyber and information security strategy incorporates components of the National Institute of Standards and Technology Cybersecurity Common Standards Framework, certain Center for Internet Security benchmarks, as well as Information Technology Library components to suit our organization’s unique cybersecurity needs. Our deliberately limited disclosure of specific framework alignments is meant to minimize risks to our IT security.

Our IT infrastructure deploys a best-in-class technology stack supported by proven vendors whose services address the range of risks identified by the Finance and Risk Committee and internal cybersecurity apparatus.

Annual Board of Directors and Committee Assessments

Our board of directors and each of its committees conducts an annual self-assessment process, implemented and overseen by our NGCR Committee in order to review the effectiveness of our board of directors and its committees. The formal self-evaluation may be in the form of written or oral questionnaires and may be administered by board members and/or by third parties, as determined appropriate by our NGCR Committee for the related performance cycle. Director feedback is solicited at both the board and committee levels. The results of our board of directors and committee self-assessments are compiled and presented to our board of directors, and items identified in the self-assessments requiring follow-up are monitored on an ongoing basis by our board of directors and by management. In addition to the formal annual board and committee evaluation process, our Lead Independent Director speaks with each board member at least quarterly, and receives input regarding board and committee practices and management oversight. Throughout the year, committee members also have the opportunity to provide input directly to committee chairs or to management.

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Director Attendance

The following table shows director attendance, either in person, telephonically or via videoconference, at meetings of our board of directors and of the committees of our board of directors for the period from January 1, 2021 through December 31, 2021:

	Number of Meetings	Attendance(1)
Board of Directors	8	100%
Audit Committee	8	100%
Compensation Committee	8	100%
Finance & Risk Committee	5	100%
NGCR Committee	8	93%
(1)	Mr. Armbrister and Ms. Floyd joined our board of directors in March 2021. As a result, solely with respect to the attendance of Mr. Armbrister and Ms. Floyd, this information reflects their attendance since their appointment to our board of directors.

All the directors then serving on our board of directors attended our 2021 virtual annual meeting of stockholders and all directors currently serving on our board of directors intend to attend our Annual Meeting. Our board of directors’ policy, as set forth in the Guidelines, is to encourage and promote the attendance by each director at all scheduled meetings of our board of directors and all meetings of our stockholders.

CORPORATE GOVERNANCE POLICIES AND REVIEW

Code of Business Conduct and Ethics

Our board of directors has adopted the Code of Conduct, which applies to our directors, executive officers, employees, agents, representatives, and consultants. The Code of Conduct was designed to assist in complying with the law, in resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Conduct are compliance with applicable governmental, state and local laws, compliance with securities laws, the use and protection of company assets, data privacy, the protection of our confidential corporate information, dealings with the press and communications with the public, internal accounting controls, improper influence of audits, records retention, fair dealing, discrimination and harassment, health and safety, and conflicts of interest, including payments and gifts by third parties, outside financial interests that might be in conflict with our interests, access to our confidential records, corporate opportunities, and loans. The Code of Conduct is available for viewing on our website at www. hannonarmstrong.com. We will also provide the Code of Conduct, free of charge, to stockholders who request it. Requests should be directed to Steven L. Chuslo, our executive vice president, chief legal officer and secretary, at Hannon Armstrong Sustainable Infrastructure Capital, Inc., 1906 Towne Centre Blvd, Suite 370, Annapolis, Maryland 21401.

Corporate Governance Guidelines

Our board of directors has adopted the Guidelines that address significant issues of corporate governance and set forth procedures by which our board of directors carries out its responsibilities. Among the areas addressed by the Guidelines are the composition of our board of directors, its functions and responsibilities, its standing committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and the annual performance evaluation and review of our board of directors and committees. The Guidelines are available for viewing on our website at www.hannonarmstrong.com. We will also provide the Guidelines, free of charge, to stockholders who request it. Requests should be directed to Steven L. Chuslo, our executive vice president, chief legal officer and secretary, at Hannon Armstrong Sustainable Infrastructure Capital, Inc., 1906 Towne Centre Blvd, Suite 370, Annapolis, Maryland 21401.

Whistleblower Policy

Our Whistleblower Policy sets forth procedures by which any Covered Persons (as defined in the Whistleblower Policy) may report, on a confidential basis, concerns relating to any questionable or unethical accounting, internal accounting controls or auditing matters, as well as any potential Code of Conduct or ethics violations. We maintain a confidential hotline for reporting potential violations. All reports will be taken seriously, we will fully investigate each allegation and, when appropriate, take appropriate action. Reports are sent solely to the chair of the Audit Committee, the chair of the NGCR Committee and the chief legal officer (unless such person is the subject of the applicable report). In 2021, our board of directors reviewed and made minor changes to our whistleblower procedures to ensure compliance with industry best practices and whistleblower anonymity. Since our IPO in 2013, we have never received any whistleblower reports.

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Personal Loans to Executive Officers and Directors

We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.

Corporate Governance Review

In overseeing our corporate policies and our overall performance and direction, our board of directors has adopted the approach of operating in what it believes are the long-term best interests of the Company and our stockholders. In operating under these principles, our board of directors continuously reviews our corporate governance structure and considers whether any changes are necessary or desirable.

ACTIVE STOCKHOLDER OUTREACH

We believe that engaging with investors is fundamental to our commitment to good governance and essential to maintaining our industry-leading practices. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging business and governance trends.

In 2021, we met with over 190 investors, representing over 50% of our shares of Common Stock outstanding as of the end of the year.

Topics discussed include our investment criteria, interest rate and other risk management practices, political and regulatory matters and our focus on sustainability and strong governance practices, including with respect to allowing our stockholders to amend our Bylaws. These meetings were conducted in person, via teleconference, via videoconference or one-on-one at industry conferences. Our engagement activities take place throughout the year and we also conduct quarterly earnings calls where we try to answer many of the new questions that we receive during our investor outreach.

The table below provides an example of stockholder feedback that led to boardroom discussion and action:

Message	Action
A provision in our Bylaws was not in line with ESG best practices. This legacy provision gave our board of directors the exclusive power to adopt, alter, or repeal any provision of our Bylaws and make new Bylaws.	Our board of directors determined in late 2021 that it is in our stockholders’ best interests to amend Article XIV of our Bylaws to permit stockholders to amend our Bylaws, other than the provisions requiring indemnification of our directors and officers and the provisions governing amendments of our Bylaws, by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock pursuant to a binding proposal submitted by a stockholder that satisfies the ownership and other eligibility requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the periods and as of the dates specified therein upon notice duly given in accordance with our Bylaws. Previously, Article XIV provided that our board of directors had the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

MANAGEMENT SUCCESSION PLANNING

Our board of directors recognizes that management succession planning is a fundamental and ongoing part of its responsibilities. Our NGCR Committee has utilized a framework relating to executive succession planning under which the NGCR Committee has defined specific criteria for, and responsibilities of, each of the executive officer roles of the Company. The NGCR Committee then focuses on the skill set needed to succeed in these roles both on a long-term and an emergency basis. Our Lead Independent Director also meets on this topic separately with our chief executive officer and facilitates additional discussions with our independent directors about executive succession planning throughout the year, including at executive sessions. Succession planning remains a priority for our NGCR Committee, which has worked with Mr. Eckel to ensure an appropriate emergency succession protocol and to develop our long-term succession plan.

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COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our board of directors has approved a process to enable communications with the independent members of our board of directors or the chair of any of the committees of our board of directors. Communications by email should be sent to legaldepartment@ hannonarmstrong.com. Communications by regular mail should be sent to the attention of Steven L. Chuslo, our executive vice president, chief legal officer and secretary, at our office at 1906 Towne Centre Blvd, Suite 370, Annapolis, MD 21401. Each communication received will be reviewed to determine whether the communication requires immediate action. All appropriate communications received, or a summary of such communications, will be sent to the appropriate member(s) of our board of directors. However, we reserve the right to disregard any communication we determine is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. Our secretary, or his or her delegate, has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

In addition, any of our stockholders and any other person may make a good faith report to the Audit Committee regarding any questionable or unethical accounting or auditing matters via regular mail addressed to the Audit Committee, 1906 Towne Centre Blvd, Suite 370, Annapolis, MD 21401.

In addition, any of our stockholders and any other person may make a good faith report to the Lead Independent Director regarding any concerns via regular mail addressed to the Lead Independent Director, 1906 Towne Centre Blvd, Suite 370, Annapolis, MD 21401.

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ENVIRONMENTAL RESPONSIBILITY

817k Metric Tons of CO2 Avoided 2021 Investments	0.5 CarbonCount® 2021 Investments	228m Gallons of Water Saved 2021 Investments

We invest in climate solutions developed by the leading companies in the energy efficiency, renewable energy and other sustainable infrastructure markets and own a diversified portfolio of sustainable infrastructure projects focused on reducing or mitigating the impacts of climate change through the allocation of our capital across these markets. Under the direction of our chief executive officer and our board of directors, we are focused on achieving a high level of environmental and social responsibility and strong corporate governance. The NGCR Committee is responsible for our ESG oversight, including related policies and communications. Additionally, we have a committee comprised of employees from across our organization that is focused on implementing ESG strategies and policies and reports directly to our chief executive officer. Annually we publish a report that illustrates our progress on these matters.

Our business and business strategy are focused on addressing climate change, in part through the reduction of carbon emissions that have been scientifically linked to climate change. In accordance with our investment strategy, we quantify the carbon impact of each of our investments. In addition, we operate our business in a manner intended to reduce our own environmental impact, including by purchasing carbon-free renewable energy for our office, encouraging recycling and composting, and offering clean transportation employee incentives for electric and hybrid vehicles. We have also adopted policies focused on minimizing the environmental impact of our operations. We continue to implement the recommendations of the Task Force on Climate-related Financial Disclosures, which are set forth in our Form 10-K.

With scientific consensus that global-warming trends are linked to human activities and resulting in various extreme weather events, we believe the Company is well-positioned to generate attractive risk-adjusted returns by investing in, and managing a portfolio of, assets that address climate-changing carbon emissions. Further, with increasing weather-related events, we see similar investment opportunities in infrastructure assets that mitigate the impact of, and increase the resiliency to, these weather events and other adverse impacts of climate change.

Our vision is that every investment improves our climate future and thus the carbon impact of an investment is at the core of our business model. We believe that climate positive investments will produce attractive risk adjusted returns and require our investments to be neutral to negative on incremental carbon emissions or have some other tangible environmental benefit such as reducing water consumption.

Our climate-positive investment thesis is based on the following theories:

•	more efficient technologies are more productive and thus should lead to higher economic returns;
•	lower portfolio risk is inherent in a portfolio of smaller investments, generated by trends of increasing decentralization and digitalization of energy assets;
•	investing in assets aligned with scientific consensus and broadly held societal values will reduce potential regulatory and social costs through better internalization of externalities; and
•	assets that reduce carbon emissions represent an embedded option that may increase in value if regulatory authorities were to set a price on carbon emissions.

As part of our investment process, we calculate the ratio of the estimated first year of metric tons of carbon emissions avoided by our investments divided by the capital invested to quantify the carbon impact of our investments. In this calculation, which we refer to as CarbonCount®, we use emissions factor data, expressed on a CO2 equivalent basis, from the U.S. Government or the International Energy Administration along with an estimate of a project’s energy production or savings to compute an estimate of metric tons of carbon emissions avoided. We estimate that our investments originated in 2021 will reduce annual carbon emissions by approximately 817,000 metric tons, equating to a CarbonCount of 0.5. In addition to carbon, when making an investment decision we also consider other environmental attributes, such as water use reduction, stormwater remediation benefits and stream restoration benefits.

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TCFD METRICS AND TARGETS

In assessing our operational and financial performance, we calculate the environmental profile of our business operations and infrastructure investments using a combination of well-established reporting protocols and proprietary tools for measuring carbon emissions and water savings.

(1)	CarbonCount is a scoring tool that evaluates investments in U.S.-based energy efficiency and renewable energy projects to estimate the expected CO2 emission reduction per $1,000 of investment.
(2)	WaterCount is a scoring tool that evaluates investments in U.S.-based projects to estimate the expected water consumption reduction per $1,000 of investment.
(3)	Expressed in metric tons (MT).
(4)	In addition to our internal review, Apex Companies, LLC was commissioned as an independent organization to verify our GHG emissions reporting as estimated in accordance with GHG measurement and reporting protocols of the World Resources Institute (WRI) / World Business Council for Sustainable Development Greenhouse Gas Protocol Corporate Accounting and Reporting Standard (Scope 1 and 2) and Corporate Value Chain Accounting and Reporting Standard (Scope 3).
(5)	Scope 3, Categories 1-14. See PCAF-Aligned Scope 3, Category 15 Emissions table on page 36 of the Impact Report for additional reporting. Verification in progress.

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SCIENCE-BASED TARGETS INITIATIVE

In 2021, we submitted Scope 1 and 2 emissions reduction targets for verification by the Science-Based Targets Initiative (“SBTi”). SBTi defines and promotes best practices in emissions reductions and net-zero targets in line with the latest climate science to provide companies with independent assessment and target validation.

Decarbonizing with science-based targets solidifies our GHG emissions reduction roadmap, another key step to combat climate change that competitively positions us as leaders in the broader transition to a net-zero economy.

We intend to submit Scope 3 emissions reduction targets for verification by SBTi later in 2022 after we have aligned with PCAF on the appropriate methodology for all Category 15 emissions. See “Partnership for Carbon Accounting Financials -- PCAF Aligned Scope 3, Category 15 Emissions” below.

PARTNERSHIP FOR CARBON ACCOUNTING FINANCIALS

In 2020, we joined the Partnership for Carbon Accounting Financials (“PCAF”), a global financial industry-led coalition of values-based financial institutions, standard setting organizations, and leading climate groups. In November 2020, this group implemented a global standard for a consistent and transparent disclosure framework to report carbon emissions and avoided emissions resulting from financed assets: the first edition of the Global GHG Accounting and Reporting Standard for the Financial Industry. With this methodology complete, there is now a pathway for financial institutions to quantify their full Scope 1, Scope 2, and Scope 3 emissions; identify means to reduce their emissions; set goals; and ultimately align their business with a livable future and net-zero emissions by no later than 2050, as identified by the UN IPCC and the Paris Climate Accord. We expect to implement our reporting in accordance with PCAF by 2023.

While the majority of our portfolio produces zero associated emissions, we are still in the process of quantifying emissions associated with the remaining 5% of our portfolio. As always, all investments must pass our Investment Committee strict screening process with negative or neutral incremental impact on emissions. Our company’s emissions targets reflect this organizational commitment.

Our stated actual performance for Scope 3 emissions does not include the avoided emissions as a result of our investments. The first year estimated carbon emissions avoided as a result of our investments originated in 2021 is ~817,000 MT.

We look forward to continuing to report these results and using this information to inform our climate strategies.

PCAF-Aligned Scope 3, Category 15 Emissions

	TOTAL OUTSTANDING LOAN AND INVESTMENTS COVERED (x $M)	% OF TOTAL PORTFOLIO	EMISSIONS (tCO2 E)	EMISSION INTENSITY (tCO2 E/$M)	WEIGHTED DATA QUALITY SCORE(2)	AVOIDED EMISSIONS (tCO2 E)	AVOIDED EMISSION INTENSITY (tCO2 E/$M)
Project Finance	3,393	94%	28,487	8	3	2,319,117	1,916
Business Loans and Preferred Equity	33	1%	579	18	5
TOTAL ASSESSED	3,426	95%	29,066	8	3
UNASSESSED(1)	190	5%
	3,616

1)	Unassessed portion of our portfolio includes energy efficiency projects which employ solar power generation, electric storage, or energy efficiency improvements such as heating, ventilation, and air conditioning systems, lighting, energy controls, roofs, windows, building shells, and/or combined heat and power system for which emissions data is not presently available.
2)	By its very nature, the calculation of greenhouse gas emissions is subject to various estimates and assumptions. In order to inform users of the emissions data as to the nature of the estimates and assumptions used, the PCAF standard prescribes Data Quality scores which reporting companies are to use (from 1 – 5, with 1 being the best quality data) reflecting the extent to which calculations are reliant on estimates and assumptions. We plan to increase our data quality scores in subsequent years as we increase our access to emissions data associated with our projects.

UNITED NATIONS GLOBAL COMPACT

We are a signatory to the United Nations Global Compact, an initiative focused on responsible business practices related to human rights, labor, the environment and anti-corruption. We participate in a number of initiatives and coalitions that share our commitment to climate action, corporate sustainability, climate-risk disclosure and reporting, and the expansion of clean energy including the United Nations-supported Principles for Responsible Investment, the United Nations Global Compact campaign entitled Business Ambition for 1.5°- Only Our Future, Climate Action 100+, and the reporting framework established by an international consortium of business and environmental non-governmental organizations referred to as the Climate Disclosure Standards Board.

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SOCIAL RESPONSIBILITY

HUMAN RIGHTS

Respect for human rights is a fundamental value of Hannon Armstrong. We strive to respect and promote human rights in accordance with the United Nations Guiding Principles on Business and Human Rights and the United Nations Global Compact in our relationships with our employees, suppliers and the communities where we operate. This policy is also guided by international human rights principles encompassed by the Universal Declaration of Human Rights, including those contained within the International Bill of Rights and the International Labor Organization’s 1998 Declaration on Fundamental Principles and Rights at Work.

We expect our employees and business partners to uphold these ideals in accordance with our Company policies. Our policies cover a wide range of business practices and procedures, and apply to our officers, directors, and employees, as well as to vendors, contractors, joint venture partners, co-investors, and project sponsors. The Code of Conduct and Partner Code set forth our policies and expectations regarding compliance with laws, rules and regulations, anticorruption and bribery prohibitions, insider trading, and conflicts of interest, among others.

Our culture and policies establish standards whereby we do not tolerate violations of basic human rights of life, liberty, and security. We do not condone any inhumane treatment, particularly, sexual harassment, sexual abuse, verbal abuse, mental or physical coercion, corporal punishment, forced labor, child labor, human trafficking, and slavery. We prohibit the use of all forms of forced labor, including prison labor, indentured labor, bonded labor, military labor, modern forms of slavery and any form of human trafficking. We also prohibit child labor, including the hiring of individuals that are under 18 years of age for positions in which hazardous work is required.

We expect all suppliers and business partners to comply with our applicable policies, or have their own policy in effect that is substantially similar.

Diligence on Forced Labor

As affirmed in our Human Rights policy, we do not tolerate violations of basic human rights in our business activities.

When evidence of forced labor in the global solar supply chain surfaced, we began to implement strong safeguards into our business practices and investments to adopt human rights standards that go beyond legal compliance. Along with our clients and the industry associations in which we’re members, we subsequently supported the U.S. Customs and Border Protection’s 2021 withhold-release order (WRO) for solar products with silica produced by Hoshine Silicon Industry Co.

To ensure, to the best of our organizational ability, that forced labor is not used to support the projects we finance, we review that our clients conduct forced labor diligence on their suppliers. Often through deep engagement with the American Clean Power (“ACP”) and Solar Energy Industries Associations (“SEIA”), our clients work to map their supply chains and ensure, to the degree possible, both product traceability and that no content from the Xinjiang region of China has been used in the manufacture of the solar components installed.

To this end, we require from our clients diligence plans that provide information on their respective supply agreement, audits, and codes of conduct. Engagement on some combination of the following points informs our own forced labor diligence process:

•	Traceability protocol: Published in April 2021, the SEIA Solar Supply Chain Traceability Protocol outlines the traceability requirements that vendors must implement to demonstrate that product being imported into the U.S. is free of forced labor. As signatories to the Protocol, our clients and their module suppliers have attested that their products do not include forced labor, do not include Hoshine Silicon Industry inputs, and do not include inputs from the Xinjiang region of China. Additionally, we are signatories to the American Clean Power Forced Labor Prevention Pledge, which reaffirms our commitment to eradicating forced labor from any part of the solar industry value chain.
•	Third party audits: Our clients generally engage with one or more of the three independent audit firms to support ongoing verification of the attestations made by their suppliers regarding their traceability programs, controls, and the traceability of the products provided to them.
•	Independent factory audits: Our clients have conducted onsite independent audits of solar module suppliers as part of their ongoing reliability programs. These audits generally review process controls and onsite production review. They are designed to ensure compliance with quality control standards, materials specifications, and performance. In addition, many of our clients have added a Certificate of Compliance process requiring their suppliers to update their audit programs and contractual agreements. This also includes requirements for end-to-end material traceability of subcomponents and raw materials incorporated into solar products.
•	Contractual language: Many of the Master Supply Agreements developed by our clients require that suppliers participate in Vendor Quality Management Programs. Such programs mandate and require independent oversight of supplier production processes, annual or more frequent factory audits, and extensive third party reliability testing.
•	Business Partner Code of Conduct: In addition, our suppliers are subject to our Business Partner Code of Conduct. This document requires that suppliers not use slave labor, forced labor, prison labor, or indentured labor, and requires that they will not support such human rights violations in their supply chains.

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Though we acknowledge the inherent limitations in proving a negative (i.e., evidence of absence), we subject every transaction we finance to forced labor diligence. Working with global clients who also care to address this issue has allowed us to supplement our diligence work often with contractual language (including, in some cases, covenants) that advances both parties toward the goal of eliminating forced labor from the global solar supply chain.

Giving Back

We created the Hannon Armstrong Foundation in early 2021 to add a long-term strategic lens to our maturing corporate philanthropy efforts targeted at the intersection of climate action and social justice — tied to specific focus areas and committed to impact measurement.

This effort flowed from an organic expression of shared values that fits naturally within our culture of fierce curiosity and rigor about outcomes in climate investing. The foundation is funded by annual Social Dividends declared by the Company and tied to the prior year’s profitability. To date, the Company has contributed approximately $2.6 million to the foundation.

COMMITMENT TO CLIMATE JUSTICE

We recognize that the effects of pollution, environmental degradation, increased climate-fueled extreme weather events, and the economic transition away from fossil fuels fall most heavily on marginalized communities in our society, especially communities of color. We know that the effects of climate change are already disproportionately impacting disadvantaged communities, and these adverse outcomes will be exacerbated if we do not eliminate harmful greenhouse gas emissions. Equally so, we acknowledge the legacy of discriminatory policies in creating and perpetuating this imbalance.

We believe in every person’s inherent worth and dignity and that we should all have access to clean water, clean air, healthy food, resilient and reliable shelter and energy, and good paying jobs. We believe these disparities must be addressed while society works to accelerate the transition to a net-zero economy, both here in the United States and across the globe.

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OUR PEOPLE

An emphasis on a durable social fabric, including diverse, engaged, and fairly compensated staff, is an important factor in our financial success. Our culture is focused on hiring and retaining highly talented employees with diverse backgrounds and empowering them to create value for our stockholders, and our success is dependent on employee understanding of and investment in their role in that value creation. Our employees are responsible for upholding our purpose, values, strategy, and talent leadership expectations.

ENGAGING WITH OUR TEAM

It is important to us that our employees are engaged in our mission of sustainability because we believe engagement improves their performance, as well as our employee recruitment and retention. Our chief executive officer periodically leads employee meetings intended to reinforce the importance of sustainability and regularly meets with small groups of employees to receive their feedback on our business. We also meet no less than quarterly as a Company to provide information to employees on our mission, strategic planning and financial results. We continuously evaluate our employees’ level of engagement through in-person meetings or remote one-on-one check-in calls that include asking open-ended questions and through formal surveys or similar tools administered on a periodic basis.

DIVERSITY, EQUITY, INCLUSION, JUSTICE AND ANTI-RACISM

We take a values-driven, broad view of diversity, equity, and inclusion. We believe that fostering an internal climate that is supportive and allows people of all backgrounds to flourish lends itself to the highest levels of company performance and facilitates the attraction and retention of best-in-class talent. We also believe it is inherently the right way to conduct business. We support an innovative, creative culture where people can bring their best and most authentic selves to work. Employees who hold divergent opinions are encouraged to voice their views. We track and report internally on key talent metrics including workforce demographics, critical role pipeline data, diversity data, and engagement and inclusion indices.

Strategic Implementation

Our comprehensive, values-driven approach to diversity, equity, inclusion, justice, and anti-racism comprises initiatives that aim to go beyond and to foster an innovative, creative culture where every member of our team can bring their best and most authentic selves to work.

We incorporate our efforts throughout all levels of our organization by:

•	informing our management training through the work of the DEIJA Working Group to ensure such training includes, but is not limited to, multicultural leadership, understanding bias, and anti-racism;
•	supporting consistent conversations within our team and facilitated by outside experts to better learn from and understand our different respective experiences and perspectives;
•	actively expanding the sources of our candidate pool to increase the breadth of its diversity;
•	challenging our counterparties to share our DEIJA values and practices;
•	tracking, analyzing, and furthering employee pay equity;
•	ensuring our philanthropic efforts consider all views on how to address the intersection of climate and equity;
•	regularly reviewing existing company policies and practices to make updates where and as needed to align our actions with our values; and
•	persistently engaging on a corporate level in protection of voting rights to support a vibrant democracy.

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Comprehensive Plan for Multiyear Impact

2021	2022	2023

1.    HR handbook review

2.    Implemented Anti-Bias training throughout company and new hires

3.    Launch of Heritage Month Series

4.    Analyzed and revised interview process through DEIJA lens

5.    Reviewed performance competencies through DEIJA lens

6.    Launched DEIJA-focused onboarding

7.    Launched Pay Equity Audit

8.    Included DEIJA dimensions in employee engagement survey

9.    Increased diversity in new hires

10.  Launched implementation of employee management. software to analyze DEIJA- specific data to showcase performance and success

11.  Developed DEIJA statement

12.  Expanded philanthropic focus on equity

1.    Strategic Action Plan

2.    Develop and implement training on updated interview process

3.    Develop DEIJA dashboard

4.    Provide leadership with dashboard updates

5.    Integrate DEIJA into performance evaluation and/or company recognition efforts as part of year-end reporting for 2022

6.    Conduct annual cultural/climate survey

7.    Prepare to publish 2022 DEIJA annual report in 2023

8.    Business Resource Group start-up (including handbook development, training, and launch)

9.    Develop mentoring framework

10.  Create framework for and implement additional DEIJA training

1. Program Evaluations 2. Quarterly dashboard updates 3. Integrate DEIJA in performance evaluation

Goals and Metrics

Our commitment to advancing DEIJA advances our overall business strategy by a more inclusive company whose employees are unified in pursuing equitable climate solutions in the communities within which we invest.

To this end, we internally track and report on key talent metrics including workforce demographics, critical role pipeline and diversity data, and engagement and inclusion indices. Our human resources team manages and reports these metrics to our executive officers and our board of directors at least quarterly.

Identifying and developing the talents of our next generation of leaders requires that we endeavor to select qualified individuals from a diverse pool of candidates when we recruit. We are particularly committed to the sourcing and promotion of highly qualified women, people of color and other underrepresented groups for our board of directors and management positions. Of the 24 new employees we hired in 2021, 29% were women and 41% were racial or ethnic minorities.

This renewed focus on diversity requires that we continually challenge ourselves to support our female and underrepresented employees in their onboarding, training, development, and progression within the Company.

Workforce Representation

	BOARD OF DIRECTORS		LEADERSHIP TEAM		MANAGERIAL ROLES		WORKFORCE
	12/31/21	12/31/19	12/31/21	12/31/19	12/31/21	12/31/19	12/31/21	12/31/19
Female	33%	29%	17%	22%	37%	29%	37%	38%
Racial or Ethnic Minority	11%	0%	0%	0%	25%	14%	29%	22%
LGBTQ+	0%	0%	0%	0%	3%	0%	3%	2%
Employees with Disabilities[1]	0%	0%	0%	0%	0%	0%	2%	2%
1)	Self-reported

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2021 Workforce Age

AGE	BREAKDOWN
18-24	4%
25-34	32%
35-44	42%
45-54	12%
55-64	7%
65+	3%

100%	retention of our women employees in 2021

2021 New Hires

Female	29%
Racial or Ethnic Minority	38%
Black/African American	23%
Asian	9%
Hispanic/Latino	3%
Multiracial	3%
LGBTQ+	3%

2021 Promotion Rates

AGE	BREAKDOWN
25-34	37%
35-44	26%
45-54	26%
55-64	11%

SKILLS FOR THE FUTURE

Our blended learning approach acknowledges that our people learn from a varied curriculum comprising experiences (at both work and in life), mentors, supportive managers, as well as formal learning and training programs. We understand that learning is highly individualized and strive to provide professional guidance in ways most conducive to the specific needs of individual learners.

Managers hold performance conversations with their employees on a periodic basis (targeting a minimum of twice a year). These conversations ensure that employees receive the level of performance feedback they deserve. Insights gleaned during these performance discussions also enhance our approach to supporting employee development, clarifying expectations that align with the company’s overarching objectives. We also facilitate continuous dialogue between these formal touchpoints.

Our dedication to cultivating our talent and supporting our employees encompasses various professional development opportunities, such as:

•	Formal educational programs, advanced degrees and professional certifications, including in the fields of accounting and finance; and
•	Internal trainings on DEIJA, implicit bias, leadership, finance, information technology, strategic thinking, managerial development, and communication skills.

18	1,582
Average number of training hours per employee	Cumulative number of training hours

In 2021, we inaugurated a formal employee mentorship program to encourage learning between all levels of team members and our more senior leaders. This mentorship program functions as support to our formal succession planning procedures, which our Board continually oversees.

We also initiated a project, led by an interdepartmental working group, to assess and initiate the implementation of a new companywide learning platform, with the desired goals of:

1.	Increasing the scalability of our training and development opportunities
2.	Providing learning pathways for team members working towards lateral or upward advancement in our team
3.	Enhancing training delivery for varying learning styles

AN ONGOING DIALOGUE

We care about our employees’ employment experience and recognize them as individuals who are motivated in different ways. Managers hold performance conversations with their employees on a periodic basis (targeting a minimum of twice a year) to ensure they receive the performance feedback they deserve, and to allow managers to obtain insight into how to support the development of their staff, and to ensure that performance expectations are clear and aligned with the overarching objectives of the Company. We also provide continuous dialogue in between these formal touchpoints.

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HEALTH AND WELL-BEING

As a mission-driven organization, we recognize how important our people are to supporting the long-term health of our business. Recruiting the best talent — employees who share our passion for advancing climate solutions — and investing in their professional development bolsters our inclusive company culture as an environment where everyone can flourish. Employees who choose to elevate their careers at Hannon Armstrong experience a workplace that is at once collaborative, rewarding, and transparent. We provide total rewards designed to support the health and well-being of our employees and their families, while consistently offering opportunities for meaningful career growth in line with our mission.

For all full-time employees, our attractive non-salary benefits supplement the compelling career opportunities we offer. We compensate our team members in line with our fair remuneration policies and believe in rewarding elite performance in multiple ways. In addition to competitive base salaries and cash bonuses, employees also generally receive a portion of their compensation in the form of equity grants tied to performance. Our goal that every single employee who is with the company at least one year become a shareholder further distinguishes our compensation packages and employee retention efforts.

We are committed to continuously evaluating the competitiveness of our benefits offerings to meet the various needs of our employees and their families. Despite a healthcare environment characterized by rising expenses, we continue to pay almost all employee healthcare insurance costs.

Our total rewards include:

•	Medical/Prescription Drug Insurance
•	Dental Insurance
•	Vision Insurance
•	Group Life/AD&D Insurance
•	Long-Term Disability Insurance
•	401k Retirement Plan (including match and immediate vesting of individual contributions)
•	Flexible unlimited vacation
•	Tuition reimbursement
•	Employee assistance program (including mental health, wellness, legal, and financial tools and resources)
•	Flu shot clinics on-site
•	Leave policies include 11 paid holidays, maternity and paternity plans, and paid time off (including sick leave)
•	$0 Employee Contribution to Health Plan

97	100%	4 years
Full-time employees (as of 12/31/21)	Employees eligible for Employee Stock Ownership Plan	Average employee tenure

ENGAGEMENT

Engaged employees actuate our sustainability mission. Our people advance our business, recruit from their networks, and grow their careers with us. We gather the company at least quarterly to inform our entire team about progress on our mission, strategic planning, and financial results. We proactively seek team member input on how we can enhance our work environment and implement feedback on how we can positively influence our local communities. Because our employees embody our organization, our employees are who ultimately uphold our purpose, values, strategy, and talent leadership expectations.

Our employees characterize our company culture as collaborative, rewarding, and transparent. People from all departments connect through:

Lunch and Learns	Sailing Club	Book Club	Midweek Meditation
Monthly lunch and learn discussions about topics relevant to our business	Our sailing club strengthens our bonds as a unified crew	Monthly multimedia and book club meetings, which focus on sustainability and social justice themes	Weekly guided meditations gather virtually to instill a sense of fulfillment beyond the day-to-day employee experience

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RECRUITMENT AND HIRING

Decisions regarding staffing, selection, and promotions are made on the basis of individual qualifications related to the requirements of the position. We are committed to identifying and developing the talents of our next generation of leaders. We endeavor to select qualified individuals from a diverse pool of candidates derived from broad outreach efforts when we are recruiting. We are committed to the sourcing and/or promotion of highly-qualified women, people of color and other under-represented groups for our board of directors and management positions. To better support our female and underrepresented employees in their onboarding, training, development and progression within the Company, we have established a mentorship program where certain members of our board of directors mentor female employees who are developing managers.

FAIR AND COMPETITIVE COMPENSATION

Our policy is “equal pay for equal work” in compliance with applicable state law. Compensation for our employees is based upon experience, seniority, educational attainment, and individual contribution and company performance against goals.

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COMPENSATION OF INDEPENDENT DIRECTORS

ANNUAL COMPENSATION

We have approved and implemented a compensation program for our independent directors that consists of an annual cash retainer fee and long-term equity awards as described below. We pay directors’ fees only to those directors who are independent under the NYSE listing standards, as more fully described in the section under “Board and Corporate Governance Structure—Our Board of Directors—Director Independence, Executive Sessions and Independent Oversight”.

The components of the independent director compensation are as follows:

•	cash retainer of $100,000 annually per director;
•	cash retainer to the Lead Independent Director of $25,000 annually;
•	cash retainer to each of the Chairs of the Audit Committee and Compensation Committee of $25,000 annually;
•	cash retainer to each of the Chairs of the NGCR Committee and the Finance and Risk Committee of $15,000 annually; and
•	equity grant of $120,000 annually per director, which to date has been in the form of LTIP units (as defined below). LTIP units are described in more detail as set forth below under “Executive Compensation—Compensation Discussion and Analysis—2013 Plan.”

All cash fees described above are paid quarterly in arrears. Our board of directors permitted directors to make an election, on or before December 31, 2020, to receive equity in lieu of all or a portion of their cash compensation for 2021.

A director who is also an employee of the Company is referred to as an executive director. Executive directors do not receive compensation for serving on our board of directors.

OTHER COMPENSATION

We reimburse each of our independent directors for their respective expenses incurred in connection with their respective board responsibilities. Independent directors are not eligible to participate in any of the savings or retirement programs for our employees. Other than as described in this section, there are no separate benefit plans for directors.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS

Under our stock ownership guidelines, each non-employee director must hold an ownership stake in the Company of at least five times the annual cash retainer. Each non-employee director has five years to comply from the later of the date they become covered under this policy or the date the policy was originally adopted. Until the individual is in compliance, non-employee directors must retain 100% of any equity grants, net of any shares withheld or sold to satisfy taxes. Stock ownership for the purpose of our stock ownership guidelines includes stock, restricted stock, OP units (as defined below) and unvested OP units held by the covered individual but excludes any RSUs (as defined below). As of April 7, 2022, each of our directors, other than Mr. Armbrister and Ms. Floyd, had met the ownership thresholds under the stock ownership guidelines. Each of Mr. Armbrister and Ms. Floyd have until 2026 to meet these thresholds.

Our chairman and chief executive officer is also subject to stock ownership guidelines, which are described in more detail as set forth below under “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines for Named Executive Officers.”

CHANGES TO OUR DIRECTOR COMPENSATION FOR 2022

For 2022, our board of directors did not make any changes to the cash retainers or targeted annual equity grant. Consistent with 2021, our board of directors permitted directors to make an election, on or before December 31, 2021, to receive equity in lieu of all or a portion of their cash compensation for 2022.

COMPENSATION COMMITTEE REVIEW

The Compensation Committee reviews and makes recommendations to our board of directors annually with respect to the compensation of our independent directors. In setting director compensation, our board of directors generally considers the compensation practices and levels for directors paid by our peer group, as well as the expected time commitment from the independent directors in such year.

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DIRECTOR COMPENSATION TABLE FOR 2021

Name	Fees Paid or Earned in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Clarence D. Armbrister	80,417	113,859	194,276
Teresa M. Brenner	131,250	113,859	245,109
Michael T. Eckhart	91,250	113,859	205,109
Nancy C. Floyd	80,417	113,859	194,276
Simone F. Lagomarsino(3)	91,250	115,694	206,944
Charles M. O’Neil	106,250	113,859	220,109
Richard J. Osborne	113,750	113,859	227,609
Steven G. Osgood	116,250	116,231	232,481
(1)	Amounts in this column represent annual retainer and committee chair fees paid to independent directors for service in 2021. Ms. Lagomarsino elected to receive 50% of her fees in cash and 50% in stock. Mr. Osgood elected to receive all of his fees in stock. All other independent directors elected to receive all of their fees in cash.
(2)	In 2021, each of Messrs. Armbrister, Eckhart, O’Neil and Osborne and Mses. Brenner and Floyd were granted 2,080 long-term incentive plan (“LTIP”) units in Hannon Armstrong Sustainable Infrastructure Capital Partnership, LP, the Company’s operating partnership (our “Operating Partnership.”) Ms. Lagomarsino was granted 2,947 LTIP units and Mr. Osgood was granted 4,247 LTIP units. The grants were valued at $54.74 per share, the closing price per share of our Common Stock on the NYSE at the date of grant. The grant date fair value was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and the assumptions and methodologies set forth in our Form 10-K for the year ended December 31, 2021 (Note 2 and Note 11, Equity). The LTIP units granted in 2021 vest on May 15, 2022. As of December 31, 2021, Ms. Brenner and each of Messrs. Eckhart, O’Neil, and Osborne held 2,080 unvested LTIP units, Ms. Lagomarsino held 2,947 unvested LTIP units and Mr. Osgood held 4,247 unvested LTIP units.
(3)	Ms. Lagomarsino has elected to retire from our board of directors at the end of her term.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our board of directors is requesting that our stockholders ratify this appointment of Ernst & Young LLP.

Ernst & Young LLP has audited our or our predecessor’s consolidated financial statements since 1983 and has also provided certain tax and other services to us.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm. However, our board of directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. In the event that ratification of this appointment of independent registered public accounting firm is not approved at the Annual Meeting, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting virtually via webcast, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate inquiries from stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by Ernst & Young LLP for 2021 and 2020.

(in thousands)	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Audit fees(1)	$ 2,296	$ 2,124
Audit-related fees(2)	294	174
Tax fees(3)	417	279
TOTAL	$ 3,007	$ 2,577
(1)	Audit fees include fees and expenses related to the annual audit of the financial statements of the Company and its subsidiaries and our internal controls over financial reporting, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q and for services associated with our public offerings, including review of the registration statement and related issuances of comfort letters and consents and other services related to SEC matters.
(2)	Audit-related fees include fees and expenses related to agreed-upon procedures performed on certain of our financing transactions.
(3)	Tax fees include fees and expenses related to tax compliance and tax return preparation services, as well as tax planning and advisory services.

The Audit Committee’s charter provides that the Audit Committee shall review and pre-approve the engagement fees and the terms of all auditing and non-auditing services to be provided by the external auditors and evaluate the effect thereof on the independence of the external auditors. The chair of the Audit Committee is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee up to an amount of $50,000, with such decisions presented to the full committee at its next meeting.

A majority of all of the votes cast on this proposal at the Annual Meeting at which a quorum is present is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions are not votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Our board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee has furnished the following report for the fiscal year ended December 31, 2021:

The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our board of directors.

Management is primarily responsible for our financial reporting process including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee’s responsibility is to oversee and review the financial reporting process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

Representatives of Ernst & Young LLP attended the Audit Committee meetings on at least a quarterly basis. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and Ernst & Young LLP. The Audit Committee reviewed and discussed the Company’s audited financial statements with management and Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their audit.

The Audit Committee also discussed with Ernst & Young LLP their independence from the Company. Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it is independent from us. The Audit Committee also received regular updates on the amount of fees and scope of audit, audit-related and tax services provided by Ernst & Young LLP.

Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee recommended to our board of directors that our audited consolidated financial statements for the fiscal year ended December 31, 2021 be included in our Form 10-K filed with the SEC. The Audit Committee has also appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and is presenting this selection to our stockholders for ratification.

Audit Committee

Steven G. Osgood
Nancy C. Floyd
Simone F. Lagomarsino
Richard J. Osborne

April 18, 2022

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

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PROPOSAL NO. 3

STOCKHOLDER ADVISORY (NON-BINDING) VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 includes a provision, which is further required by Section 14A of the Exchange Act, commonly referred to as “Say on Pay,” that entitles our stockholders to cast an advisory (non-binding) vote to approve the resolution approving the compensation of our named executive officers (“Named Executive Officers” or “NEOs”) as disclosed in this proxy statement. At the 2017 annual meeting of stockholders, our stockholders voted for a one-year interval for the advisory vote on executive compensation.

We believe that our compensation policies and practices are strongly aligned with the long-term interests of our stockholders. Stockholders are urged to read the Executive Compensation section of this proxy statement, and especially the Compensation Discussion and Analysis, which discusses our compensation philosophy and how our compensation policies and practices implement our philosophy.

As described more fully in that discussion, our compensation programs are designed to achieve the following objectives:

•	aligning our management team’s interests with stockholders’ expectations, including our continued investment in solutions that reduce carbon emissions or increase resilience to climate change;
•	motivating and rewarding our management team to grow our assets and earnings in a manner that is consistent with appropriate risk-taking and based on sound corporate governance practices; and
•	attracting and retaining an experienced, diverse and effective management team while also maintaining an appropriate expense structure.

One of the guiding principles underlying the Compensation Committee’s executive compensation philosophy is that compensation should encourage and reward strong financial and operational performance. In furtherance of this philosophy, the Compensation Committee established the 2021 annual incentive plan with quantitative and qualitative performance goals based upon the Company’s strategic goals. The quantitative goals were intended to focus our NEOs on the key financial metrics that impact the Company’s results and stockholder value, including Distributable Earnings (as defined below)(1) and Distributable Return on Equity(2). The qualitative goals included an evaluation of overall performance of each NEO. Set forth below is graphical illustration of our GAAP Earnings per share, GAAP Return on Equity, Distributable Earnings per share and Distributable Return on Equity.

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(1)	Distributable Earnings per share is not a financial measure calculated in accordance with GAAP. A reconciliation of 2021 Distributable Earnings to GAAP net income is located on page 63 of our Form 10-K for the year ended December 31, 2021. A reconciliation of 2020 Distributable Earnings to GAAP net income is located on page 69 of our Form 10-K for the year ended December 31, 2020. We refer to this metric as “Distributable Earnings.” In accordance with our investment policy, we will only invest in assets that are negative on incremental carbon emissions or have some other tangible environmental benefit such as reducing water consumption. As a result, our Distributable Earnings and other performance metrics that are based on Distributable Earnings are linked to the positive contributions we make to the environment. We believe that Distributable Earnings has been a meaningful indicator of our economic performance and is useful to our investors as well as management in evaluating our performance as it relates to expected dividend payments over time. As a REIT, we are required to distribute substantially all our taxable income in the form of dividends, which is a principal focus of our investors. Additionally, we believe that our investors also use Distributable Earnings, or a comparable supplemental performance measure, to evaluate and compare our performance to that of our peers, and as such, we believe that the Distributable Earnings metric is useful to our investors.
(2)	Distributable Return on Equity is not a financial measure calculated in accordance with GAAP. It is calculated as annual Distributable Earnings as described above divided by the average of our GAAP stockholders’ equity as of the last day of the four quarters during the year. GAAP stockholders’ equity as of December 31, 2021, is located on page 81 of our Form 10-K for the year ended December 31, 2021. GAAP stockholders’ equity as of March 31, June 30, and September 30, 2021 are located on page 1 of the respective quarter’s Form 10-Q. We refer to this metric as “Distributable ROE.”

In addition, during 2021, we achieved the following milestones that we believe position us for future success:

•	Delivered $1.51 GAAP Earnings Per Share on a fully diluted basis in 2021, compared with $1.10 in 2020
•	Delivered $1.88 Distributable Earnings Per Share on a fully diluted basis in 2021, compared to $1.55 Distributable Earnings Per Share in 2020, representing 21% year-on-year growth
•	Grew our portfolio 24% in 2021 to $3.6 billion and managed assets 22% to $8.8 billion as of the end of 2021
•	Reported GAAP-based Net Investment Income of $11 million in 2021, compared to $29 million in 2020
•	Increased Distributable Net Investment Income in 2021 by 52% year-on-year to $134 million, compared to $88 million in 2020
•	Closed $1.7 billion of investments in 2021, compared to $1.9 billion in 2020, resulting in a five-year average of $1.4 billion
•	Reported pipeline of greater than $4 billion as of the end of 2021, compared to greater than $3 billion as of the end of 2020
•	Increased our unsecured line of credit commitment to $600 million and extended its duration to three years
•	Increased dividend to $0.375 per share for the first quarter of 2022, representing a 7% increase over the dividend declared in the fourth quarter of 2021
•	Declared Social Dividend of $1.6 million in the first quarter of 2022 to support Hannon Armstrong Foundation climate justice initiatives
•	Received 2021 Corporate Governance Award for Best ESG Reporting
•	Estimated more than 800,000 metric tons of carbon emissions will be avoided annually by our transactions closed in 2021, equating to a CarbonCount® score of 0.5 metric tons per $1,000 invested

Higher recurring net investment income due to significant origination volumes, a continued reduction to our financing costs, and continued strength in gain on sale and other fee income contributed to a successful year. This resulted in Distributable Earnings per share and Distributable ROE exceeding our predetermined target which, when taken together, entitled the NEOs to receive 200% of their target corporate performance bonus amounts, which was 80% of NEO incentive compensation. It was also determined, based on Compensation Committee evaluation and input from the CEO, that the NEOs had performed at expected levels on their individual performance measures, which comprised the remaining 20% of such NEO compensation. The calculated corporate performance combined with individual performance resulted in the NEOs receiving an average of 180% of their target incentive compensation, an increase from approximately 170% from 2020.

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Overall, we believe these 2021 results provide us a solid foundation to achieve longer-term future success. Our compensation decisions for 2021 have considered the challenges faced and results achieved by our management team in 2021. See “Executive Compensation—Compensation, Discussion and Analysis” for additional details related to our compensation policies and practices and the achievement of our performance goals.

We are requesting your non-binding vote on the following resolution:

“RESOLVED, that our stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as described in the proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosures.”

Because your vote is advisory, it will not be binding upon us or our board of directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation programs, values your opinion and will take into account the outcome of the vote when considering future executive compensation arrangements.

If a quorum is present, the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required to approve, on an advisory basis, the resolution approving the compensation of our Named Executive Officers. Abstentions and broker non-votes are not votes cast and will have no effect on the result of the vote.

Our board of directors recommends a vote FOR approval of the non-binding advisory resolution approving the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosures in this proxy statement.

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INFORMATION REGARDING OUR EXECUTIVE OFFICERS

Our Named Executive Officers and their ages as of April 7, 2022 are as follows:

Name	Age
Jeffrey W. Eckel	63
Jeffrey A. Lipson	54
Steven L. Chuslo	64
Daniel K. McMahon	50
Susan D. Nickey	61
Marc Pangburn	36
Nathaniel J. Rose	44
Richard R. Santoroski	57

Biographical information with respect to Mr. Eckel is set forth above under “Election of Directors—Information Regarding the Nominees for Election as Directors.”

Jeffrey A. Lipson, 54, has served as an executive vice president and our chief operating officer since 2021 and as our chief financial officer since 2019. Previously, Mr. Lipson was president and chief executive officer and director of Congressional Bancshares and its subsidiary Congressional Bank (now Forbright Bank). Mr. Lipson has also been a senior vice president and the treasurer of CapitalSource Inc. and its subsidiary CapitalSource Bank and a senior vice president, Corporate Treasury, at Bank of America and its predecessor FleetBoston Financial. Mr. Lipson received a Bachelor of Science degree in Economics from Pennsylvania State University in 1989 and a Masters in Business Administration in Finance from New York University’s Leonard N. Stern School of Business in 1993. Mr. Lipson serves on the board of directors of the Jewish Council for the Aging of Greater Washington.

Steven L. Chuslo, 64, has served as an executive vice president and our general counsel and secretary since 2013 and the chief legal officer since January 2021. Previously, Mr. Chuslo served with the predecessor of our company as general counsel and secretary since 2008. Mr. Chuslo is responsible for governance support to our board of directors and management and oversees the Company’s legal resources in the investment and portfolio management activities. Mr. Chuslo has more than 30 years of experience in the fields of securities, commercial and project finance, energy project development, and U.S. federal regulation. Mr. Chuslo received a Bachelor of Arts degree in History from the University of Massachusetts/Amherst and a Juris Doctorate from the Georgetown University Law Center.

Daniel K. McMahon, CFA, 50, has served as an executive vice president since 2015 and is the co-head of our portfolio management group and the head of our syndication group. He has been with the Company and its predecessor since 2000 in a variety of roles, including as a senior vice president from 2007 to 2015. He has played a role in analyzing, negotiating, structuring, and managing several billion dollars of transactions. Mr. McMahon received his Bachelor of Arts degree from the University of California, San Diego in 1993, and is a CFA charter holder. He holds Series 24, 63 and 79 securities licenses.

Susan D. Nickey, 61, has served as executive vice president and chief client officer since January 2021. Ms. Nickey previously served as a managing director from 2014 to 2021. Ms. Nickey currently serves as treasurer on the board of directors of the American Clean Power Association and also serves on the board of directors of the American Council of Renewable Energy. Additionally, Ms. Nickey is a member of the President’s Council at Ceres, a non-profit sustainability advocacy organization. Previously, she founded and served as CEO of Threshold Power. Ms. Nickey received a Bachelor in Business Administration from the University of Notre Dame in 1983 and a Master’s of Science in Foreign Service from Georgetown University in 1986.

Marc Pangburn, CFA, 36, has served as an executive vice president and a co-chief investment officer since January 2021. Mr. Pangburn joined the Company in 2013 and previously served as a managing director until 2021. Previously, Mr. Pangburn worked at MP2 Capital, a solar development and financing company, where he was responsible for structuring the firm’s transactions, and worked in the private capital group at New York Life Investments, focusing on utilities, energy and infrastructure debt and equity investments. Mr. Pangburn received his Bachelor of Arts degree in economics from Drew University and is a CFA charter holder.

Nathaniel J. Rose, CFA, 44, has served as executive vice president since 2015 and a co-chief investment officer beginning in 2021. Previously, Mr. Rose served as our chief operating officer from 2015 to 2017, our chief investment officer from 2013 to 2015 and 2017 to 2020 and has been with the Company and its predecessor since 2000. Mr. Rose has been involved with a vast majority of our transactions since 2000. Mr. Rose earned a joint Bachelor of Science and Bachelor of Arts degree from the University of Richmond in 2000, a Master of Business Administration degree from the Darden School of Business Administration at the University of Virginia in 2009, is a CFA charter holder and has passed the CPA examination. He holds a Series 63 and 79 securities licenses.

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Richard R. Santoroski, 57, has served as executive vice president and co-head of portfolio management since October 2021, previously serving as chief analytics officer since January 2021 after joining the Company in 2020 as a managing director. Mr. Santoroski is responsible for integrating analytics across portfolio, investment, and risk-related decisions. Previously, Mr. Santorski served as co-founder and managing partner of Wye Holdings from 2017 to 2020. From 2012 to 2016, he served as co-founder and managing director of American Capital Energy and Infrastructure an emerging markets investor in power generation projects across Africa, Asia, Latin America, and the Middle East. Prior to ACEI, Mr. Santoroski served as executive vice president, chief risk officer, and head of corporate mergers, acquisitions & development of The AES Corporation. Prior to joining AES, he worked for several years at New York State Electric and Gas as an engineer and energy trader. Mr. Santoroski holds a Bachelor of Science degree in electrical engineering from Pennsylvania State University as well as a Master of Science degree in electrical engineering and a Master of Business Administration degree from Syracuse University.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the executive compensation program that was in place for 2021 for our “chief executive officer” or “CEO,” our “CFO,” and our next six most highly compensated executive officers. We refer to these individuals as our “Named Executive Officers,” or “NEOs.”

This CD&A explains the overall objectives, elements and policies underlying our NEO compensation program for 2021. In general, our 2021 compensation consisted of a base salary, an annual bonus paid in cash and stock based on our 2021 performance and the 2021 long-term equity incentive program. We also provide some forward-looking detail in regard to current NEO’s 2022 base salary that was adjusted to be effective April 2022 and annual bonus to be paid in cash and stock (if earned) based on our 2022 performance. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

The CD&A also details the annual equity bonus awarded in 2021 for 2020 performance. We provide this detail in compliance with the SEC Summary Compensation Table reporting rules, which require that all equity award values granted in the fiscal year of 2021 be disclosed in this proxy statement, despite the fact that these particular equity awards were made in connection with 2020 performance.

EXECUTIVE SUMMARY

We invest in climate solutions developed or sponsored by leading companies in the energy efficiency, renewable energy and other sustainable infrastructure markets. We believe that we are one of the first U.S. public companies solely dedicated to climate solution investments. Our goal is to generate attractive returns from a diversified portfolio of project company investments with long-term, predictable cash flows from proven technologies that reduce carbon emissions or increase resilience to climate change. Our vision is that every investment improves our climate future. In executing this vision, we focus on a wide variety of climate solutions including:

• Building Energy Efficiency	• LED Building Lighting
• Energy Efficient Heating, Cooling and Ventilation	• Building Controls and Sensors
• Combined Heat and Power Systems	• Electric Distribution Systems
• LED Street Lighting	• Distributed Commercial and Industrial Solar
• Community Solar	• Residential Solar
• Utility Scale Solar	• Utility Scale Wind
• Water and Stream Distribution Systems	• Storm Water Management
• Nature Based Solutions and Environmental Credits	• Other Climate Related Technologies

We are internally managed, and our management team has extensive relevant industry knowledge and experience. We have long-standing relationships with the leading energy service companies, manufacturers, project developers, utilities, owners and operators, which provide recurring, programmatic investment and fee-generating opportunities. Additionally, we have relationships with leading commercial and investment banks and institutional investors from which we are referred additional investment and fee-generating opportunities.

Executive Compensation Program Objectives

The Compensation Committee of our board of directors is responsible for establishing and administering our policies that relate to the compensation of our NEOs. We are committed to providing an executive compensation program that supports the following goals and philosophies:

•	aligning our management team’s interests with those of our stockholders, including our continued investment in solutions that reduce carbon emissions and increase resilience to climate change;

•	motivating and rewarding our management team for executing our operational plans with a focus on sustainable long-term growth in a manner that is consistent with appropriate risk-taking based on sound corporate governance practices; and

•	attracting and retaining an experienced and effective management team while also maintaining an appropriate expense structure.

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Structure of Our Executive Compensation Program

As discussed in more detail in this CD&A, our executive compensation program is comprised of the following primary compensation elements:

•	base salary, which is an element of compensation set at levels that are commensurate with our NEOs’ positions and provide fixed pay to attract and retain our NEOs, taking into account our budgeted operating expenses;

•	incentive compensation (annual bonus) that is payable in cash or equity that vests over time; and

•	long-term equity incentive program comprised of awards subject to both time-based and performance-based vesting that are designed to meet both our long-term growth and retention objectives.

For 2021, over 75% of our targeted executive compensation was variable or equity-based (as opposed to a fixed cash amount) as shown below:

	Percentage of 2021 Targeted Compensation
Compensation Element	Type of Compensation	Mr. Eckel	Other Named Executive Officers
Annual base salary	Fixed	12%	18% to 25%
Annual cash or equity incentive	Variable / Equity-based	22%	27% to 32%
Long-term equity incentive program	Variable / Equity-based	66%	43% to 55%

The Compensation Committee believes having a significant portion of variable or equity-based compensation achieves our goals of encouraging high performance, promoting accountability, retaining skilled and diverse leadership and motivating our executives to achieve our business objectives and aligning their interests with those of our stockholders.

Overview of 2021 Performance and our Pay for Performance Philosophy

One of the guiding principles underlying the Compensation Committee’s executive compensation philosophy is that compensation should encourage and reward strong financial and operational performance. Our executive compensation philosophy is also implicitly linked to ESG performance, as our financial performance is driven in large part from investments that address climate change – either through quantified projected reductions in carbon emissions or other environmental benefits. In furtherance of this philosophy, the Compensation Committee established the 2021 annual incentive plan with quantitative and qualitative performance goals based upon the Company’s strategic goals. The quantitative goals were intended to focus our NEOs on the key financial metrics that impact the Company’s results and stockholder value, including Distributable Earnings per share and Distributable ROE. The qualitative goals included an evaluation of overall performance of each NEO.

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Higher recurring net investment income, which came from significant origination volumes, a continued reduction to our financing costs, and continued strength in gain on sale and other fee income contributed to a financially successful year for us. This resulted in Distributable Earnings per share and Distributable ROE exceeding our predetermined targets which, when taken together, entitled the NEOs to receive 200% of their target corporate performance bonus amounts, which was 80% of NEO incentive compensation. It was also determined, based on Compensation Committee evaluation and input from the CEO, that the NEOs had performed at expected levels on their individual performance measures, which comprised the remaining 20% of such NEO compensation. The calculated corporate performance combined with individual performance resulted in the NEOs receiving an average of 180% of their target incentive compensation, an increase from approximately 170% from 2020.

Our 2021 results would not have been achieved without the leadership and efforts of the NEOs, and the results had a direct impact on the compensation decisions. When it made its decisions about compensation to be paid in 2022 for 2021 performance, the Compensation Committee recognized the 2021 results and achievements noted above, the performance of the Company and the NEOs, the performance of the Company as compared to other companies in our peer group (as defined below) and the contributions and accomplishments of our NEOs to our continuing growth.

OUR EXECUTIVE COMPENSATION PROGRAM BEST PRACTICES

Our executive compensation program incorporates the following best practices:

•	All Compensation Committee members are independent directors.

•	Independent compensation consultants that are engaged directly by the Compensation Committee and provide no other services to management or the Company.

•	Compensation structure with targeted compensation that is predominately variable based on performance and equity-based.

•	Compensation Committee reviews and considers total compensation for each NEO against a peer group (as defined below).

•	Robust stock ownership guidelines.

•	Clawback policy for the recoupment of performance or incentive-based compensation if an accounting restatement is needed because of material noncompliance by the Company with any financial reporting requirements under the securities laws.

•	Limited executive perquisites.

•	Hedging, pledging and margin accounts related to our Common Stock not permitted by any of our NEOs.

•	Equity incentive plan that prohibits repricing of stock options without prior stockholder approval.

•	Equity incentive plan provides that equity awards are subject to a minimum vesting period of no less than one year.

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PROCESS FOR SETTING EXECUTIVE COMPENSATION

The Compensation Committee has primary responsibility for setting and approving the compensation of our chief executive officer and reviewing, approving and recommending to our board of directors, compensation for our other NEOs in a manner that is effective and consistent with our overall executive compensation strategy. As part of that responsibility, the Compensation Committee reviews the performance of each of our NEOs on an individual basis. As part of its process for reviewing the performance of our NEOs for 2021, the Compensation Committee considered the recommendations of our chief executive officer relating to the compensation of our NEOs.

The Compensation Committee typically reviews compensation levels for our NEOs near the beginning of each calendar year in determining base salaries and budgeted amounts for total compensation for the new fiscal year, and then meets again following the end of such fiscal year to review the Company’s and the NEOs’ actual performance, at which time it makes determinations with respect to adjustments to base salary, annual cash and equity bonuses and our long-term equity incentive program. As part of its annual review of the compensation paid to our NEOs, the Compensation Committee typically considers a number of factors in determining or structuring compensation, including the nature of the executive’s job and the responsibilities related thereto, the executive’s job performance compared to goals and objectives established for the Company and the executive at the beginning of the year, the experience level of the executive in his or her current position, the compensation levels of competitive jobs within our peer group (as defined below), our financial performance and financial condition, the execution of our investment and financing strategy, the impact of compensation determinations on our budgeted operating expense ratios and certain other quantitative and qualitative factors. These factors described above may vary from year to year in importance to, and usage by, the Compensation Committee, depending upon market conditions, corporate priorities and individual circumstances.

From 2016 to July 2019, the Compensation Committee engaged FTI Consulting, Inc. (“FTI”) to provide advice regarding the executive compensation program for our senior management team and board of directors, including analysis and recommendations regarding (1) base salaries, annual bonuses, including the mix of cash and equity, and long-term incentive compensation for our executive management team, (2) the director compensation program for independent members of our board of directors, and (3) other matters as requested by the Compensation Committee. From 2018, the Compensation Committee also engaged Pay Governance, a compensation consulting firm, to report to the Compensation Committee on the setting of certain annual bonus targets for our NEOs. In July 2019, the Compensation Committee replaced FTI with Pay Governance as its primary compensation consultant. Pay Governance was also engaged by the Compensation Committee in March 2021 to ascertain the benefits of adopting a DEIJA policy as well as proposing various performance standards related to the promotion of such policy as it relates to the composition of the members of board of directors and leadership team against which annual CEO and the other NEOs’ compensation would be evaluated by our board of directors.

As part of the annual review of compensation payable to each of our NEOs, the Compensation Committee typically considers the compensation practices and levels at other companies that it deems generally comparable in structure and strategy. For 2021, this consideration was based on a December 2020 Pay Governance peer group report that included other internally managed mortgage REITs or specialty-finance or renewable energy companies with market capitalizations ranging from approximately $0.6 billion to $12.6 billion as compared to our market capitalization at the same time of approximately $4.2 billion. We sometimes refer to this group as our “peer group” for purposes of determining compensation.

Arbor Realty Trust, Inc.	Main Street Capital Corporation
Capstead Mortgage Corporation	New York Mortgage Trust, Inc.
CoreSite Realty Corporation	Plug Power Inc.
First Solar, Inc.	Redwood Trust, Inc.
Hercules Capital, Inc.	SunPower Corporation
Iron Mountain, Incorporated	Sunrun Inc.
iStar Inc.	TPI Composites, Inc.
Ladder Capital Corp.	Uniti Group Inc.
Walker & Dunlop, Inc.

The Compensation Committee works jointly with management and the compensation consultant to design and implement a compensation plan that combines the elements of current cash compensation in the form of a base salary, an annual bonus (payable in cash and equity) and long-term equity incentive compensation in one plan, which we refer to as the executive compensation program, the components of which are described below. The Compensation Committee and our board of directors approved the program on an annual basis for the purpose of (i) attracting and retaining top performing employees, (ii) motivating employees by tying compensation directly to our financial performance, and (iii) rewarding exceptional individual performance that supports our overall objectives. The Compensation Committee believes that by issuing both cash and equity incentive awards, the executive compensation program allows us to more closely match the incentives of our NEOs with both the long and short-term goals of the business while also improving our ability to monitor the results of our compensation program.

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Scope of Authority of the Compensation Committee

The Compensation Committee has overall responsibility for approving, evaluating and, in some cases, recommending to our board of directors, on an annual basis, director and officer compensation plans, policies and programs of the Company, including determining salaries, annual cash bonuses, equity awards, change in control and termination arrangements and director fees. Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate and pay any compensation consultant to be used to assist in the evaluation of director and senior executive compensation, as well as the authority to retain special legal, accounting or other consultants to advise the Compensation Committee and may form subcommittees and delegate its authority to such subcommittees. No subcommittees were formed by the Compensation Committee in 2021.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS

The following provides an overview of our approach to each primary element of our NEO compensation program and an analysis of the compensation paid under each of these elements. Equity incentives have been granted under the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan, as previously amended (the “2013 Plan”).

Compensation Element	Objective	Key Features
Base Salary (Cash)	• Provides a fixed element of compensation commensurate with each NEOs position and responsibility.	• Adjustments are generally considered annually based on individual performance, level of pay relative to the market and our peer group, internal pay equity, and retention issues.
Annual Incentive Compensation (Cash and Equity)	• Provides an annual incentive or bonus based upon our overall corporate and individual performance as well as objective and subjective performance criteria that are aligned with the strategic direction of the Company.

•  Compensation Committee approves the overall corporate and individual performance measures as well as objective and subjective performance criteria on an annual basis.

•  Compensation Committee determines allocation between cash and equity on an annual basis, as well as the vesting criteria of the annual equity awards.

Long-term incentive program (Equity)	• Provides equity-based incentives that contain multi- year vesting and/or performance criteria in order to further our retention objectives and align the interests of our NEOs with those of our stockholders over a longer time period.	• Compensation Committee determines allocation between time-based and performance-based awards. • Compensation Committee determines the performance targets and vesting criteria.
Health Welfare, and Other Benefits	• Offers all eligible employees a competitive benefits package, which includes health and welfare benefits, such as 401(k), medical, dental, disability insurance, and life insurance benefits.	• The plans under which these benefits are offered do not discriminate in scope, terms or operation in favor of officers and are available to all eligible employees.
Perquisites and Other Benefits	• Other than key man life insurance and disability benefits provided to Mr. Eckel as described below, we do not provide any perquisites and do not intend to provide perquisites exceeding $15,000 in the aggregate to our NEOs because we believe that we can provide better incentives for desired performance with compensation in the forms described above.	• N/A

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In terms of compensation paid to our NEOs, we have generally provided annual base salaries and target annual bonus opportunities within a competitive range of the median of the peer group with a higher level of long-term incentive equity compensation. We do not, however, have a policy of targeting compensation for our NEOs to any specific level within the range of total compensation paid by our peer group (i.e., median, upper or lower); rather, we have attempted to structure our executive compensation program and to compensate our NEOs in a manner that is both competitive enough to retain their services and rewards their performance, hard work and dedication, but is also consistent with our needs to maintain an appropriate expense structure.

Base Salary

Base salary, which represents the fixed element of our executive compensation program, provides for basic economic security at a level that allows us to retain the executive’s services. The Compensation Committee generally establishes annual base salaries for our NEOs commensurate with the level of experience that the executive brings to the position, the nature of the responsibilities required of the executive, such as whether the executive is performing in multiple roles, how successful the executive is in achieving goals established by the Compensation Committee and the executive’s contributions to the Company, but does not assign any specific weights to these factors. As discussed in other parts of this CD&A, the Compensation Committee also considers the size of the Company and our budgeted operating expenses in setting annual base salaries. Base salaries are reviewed and may be adjusted to better match competitive market levels, to ensure executive retention or to recognize an executive’s professional growth and development, increased responsibility or other discretionary factors. The table below reflects the annual salary of our NEOs with increases effective in April of each of the years:

Name	2020 Annual Salary ($)	2021 Annual Salary ($)	2022 Annual Salary ($)
Jeffrey W. Eckel	639,500	825,000	825,000
Jeffrey A. Lipson	400,000	525,000	525,000
Steven L. Chuslo	370,000	395,000	395,000
Daniel K. McMahon	365,000	390,000	390,000
Susan D. Nickey	—	370,000	400,000
Marc Pangburn	—	370,000	400,000
Nathaniel J. Rose	390,000	415,000	415,000
Richard R. Santoroski(1)	—	—	400,000
J. Brendan Herron(2)	400,000	—	—
(1)	We anticipate that Mr. Santoroski will be a Named Executive Officer for 2022, but he was not an NEO in 2021. His compensation is not required to be reported in this Proxy Statement.
(2)	Mr. Herron transitioned to a strategic advisor consulting role for the Company as of April 18, 2021, the details of which were disclosed in a Form 8-K filed with the SEC on January 12, 2021.

The determination to increase base salaries in 2022 for certain of our NEOs was driven by the performance of our NEOs and our desire to establish a base salary that is more competitive in the market.

Annual Incentive Compensation or Bonuses

Annual incentive compensation, in the form of cash incentive compensation and equity incentive awards subject to time-based vesting conditions, is available to each of the NEOs under our executive compensation program, with the Compensation Committee determining the allocation between cash and equity. Incentive compensation serves as a means of linking annual compensation both to our overall performance and to objective and subjective performance criteria that are aligned with the Company’s strategic direction.

We provided our NEOs with the opportunity to earn annual incentive compensation for achieving corporate financial and non-financial goals for performance in 2020 and 2021. These bonus awards, which provide for no minimum award or guaranteed payment, are comprised of two parts: a quantitative component and a qualitative component.

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The following chart summarizes the target bonus percentage and actual awarded bonus percentages for 2020 and 2021 calculated as a percentage of the base salary at the end of the respective year.

Name	2020 Target Bonus (%)	2021 Target Bonus (%)	2020 Actual Bonus (%)	2021 Actual Bonus (%)
Jeffrey W. Eckel	175	175	298	315
Jeffrey A. Lipson	125	150	212	270
Steven L. Chuslo	125	125	213	225
Daniel K. McMahon	125	125	213	225
Susan D. Nickey	—	125	—	225
Marc Pangburn	—	125	—	225
Nathaniel J. Rose	150	150	255	270
J. Brendan Herron(1)	125	—	220	—
(1)	Mr. Herron transitioned to a strategic advisor consulting role for the Company as of April 18, 2021, the details of which were disclosed on in a Form 8-K filed with the SEC on January 12, 2021.

The target bonus percentages for 2022 are unchanged from 2021.

2020 Bonus Awards awarded in 2021

For 2020, our NEOs incentive compensation was weighted such that 70% was based on quantitative corporate performance measures and 30% was based on an evaluation of individual performance. The following table sets forth the quantitative corporate performance measure hurdles and corresponding incentive compensation payouts for each of the NEOs under the quantitative component of the incentive plan:

Corporate Performance Objectives	Weighting	Quantitative Company Performance Hurdle(1)	Payout as a % of Target Upon Achievement of Hurdle(1)	Actual Performance
2020 Distributable Earnings / share	75%	$1.34 – $1.45	50%
		$1.45	100%	$1.55
		$1.45 – $1.52	200%

2020 Distributable ROE	25%	9.5% – 10.0%	50%
		10.0%	100%	10.7%
		10.0% – 10.5%	200%
(1)	Actual results were interpolated between these values.

The calculated achievement of corporate goals was 200% which, when combined with qualitative measures, resulted in our NEOs receiving an average of 170% of their targeted bonus. In accordance with the 2020 Bonus Awards, our NEOs received the following amounts of total incentive compensation for 2020 that was paid or granted in 2021:

Name	Total Incentive Compensation Earned in 2020 ($)	% of Incentive Compensation Paid in Cash	% of Incentive Compensation Paid in LTIP Units or Restricted Stock(1)
Jeffrey W. Eckel	2,608,564	50	50
Jeffrey A. Lipson	1,165,413	50	50
Steven L. Chuslo	1,078,032	50	50
Daniel K. McMahon	1,063,468	50	50
Nathaniel J. Rose	1,363,565	50	50
J. Brendan Herron	1,206,579	50	50

(1)	Each NEO was awarded a dollar value bonus based on the achievement of corporate goals and qualitative measures as described above, which was then allocated between cash and equity using the percentages in this chart. The number of LTIP units or shares of restricted Common Stock, as applicable, awarded to each NEO was determined by dividing the equity portion of the awarded bonus by $31.42, the closing price of our Common Stock on the NYSE on January 2, 2020. The awards are issued from our Equity Incentive Plan and are valued at $54.74 per share, the closing price of our Common Stock on the NYSE on the date of grant, and vest in May 2022.

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2021 Bonus Awards awarded in 2022

For 2021, our NEO incentive compensation was weighted such that 80% was based on quantitative corporate performance measures and 20% was based on an evaluation of individual performance. The following table sets forth the quantitative corporate performance measure hurdles and corresponding incentive compensation payouts for each of the NEOs under the quantitative component of the incentive plan:

Corporate Performance Objectives	Weighting	Quantitative Company Performance Hurdle(1)	Payout as a % of Target Upon Achievement of Hurdle(1)	Actual Performance
2021 Distributable Earnings / share	75%	$1.59 – $1.72	50%
		$1.72	100%	$1.88
		$1.72 – $1.85	200%

2021 Distributable ROE	25%	9.25% – 10.0%	50%
		10.0%	100%	11.2%
		10.0% – 10.75%	200%

(1)	Actual results were interpolated between these values.

The calculated achievement of corporate goals was 200%, which, when combined with qualitative measures, resulted in our NEOs receiving an average of 180% of their targeted bonus. In accordance with the 2021 Bonus Awards, our NEOs received the following amounts of total incentive compensation for 2021 that was paid or granted in 2022:

Name	Total Incentive Compensation Earned in 2021 ($)	% of Incentive Compensation Paid in Cash	% of Incentive Compensation Paid in LTIP Units or Restricted Stock
Jeffrey W. Eckel	2,598,750	100	—
Jeffrey A. Lipson	1,417,500	100	—
Steven L. Chuslo	888,750	100	—
Daniel K. McMahon	877,500	100	—
Susan D. Nickey	832,500	100	—
Marc Pangburn	832,500	100	—
Nathaniel J. Rose	1,120,500	100	—

Long-Term Incentive Program Granted in 2021

NEOs are eligible to participate in a long-term equity incentive program that was based upon (i) our desire to increase the executive’s ownership stake in the Company and better align the executive’s long-term interests with those of our stockholders, (ii) our desire to tie total incentive compensation (including equity incentive awards) to specified quantitative performance measures, (iii) our desire to increase the amount of non-cash, equity incentive compensation earned by our NEOs as a percentage of their total compensation, and (iv) our desire to provide our NEOs with a competitive balance of current cash compensation and equity compensation subject to time-based and performance- based vesting conditions that increases the executive’s incentive to remain with the Company over the longer-term.

To address the goal of aligning the interests of our NEOs with those of our stockholders, the Compensation Committee allocated 50% of the award to each of our NEOs in the form of either restricted stock units (“RSUs”) or, at the election of our NEOs, LTIP units which, upon conversion, may become Restricted Limited Partnership Units (“OP units”) that vest only upon achievement of specified performance metrics. These performance awards subject our NEOs to the downside risk of a decrease in the value of their compensation if the returns to our stockholders do not match the returns of the index against which our returns are being measured (“Relative TSR”) or we do not achieve a specified total stockholder return (“Absolute TSR”). Both Absolute and Relative TSR goals are measured on an approximate three-year basis or such shorter period upon the occurrence of a change of control. The number of performance awards that may be earned range from 50% of target for threshold performance achievement, and 200% of target for outperformance achievement. Under the Relative TSR component, target units are earned only if our total stockholder return is equal to or above the 55th percentile of the index. Further, the total units earned will not exceed 100% of the target if the Absolute TSR is below zero.

We believe that growth in stockholder return is important to investors and is an appropriate measure of our long-term success. The use of stockholder return was based upon an analysis of the measures

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used by the other companies in our peer group. The Compensation Committee allocated the remaining portion of the annual award in the form of time-vested restricted Common Stock or, at the election of the officer, time-restricted LTIP units. This allocation satisfies the need for a useful retention tool, given that in our market there is a demand for experienced executive talent. The service-based award furthers our goal of aligning the long-term interests of our NEOs with those of our stockholders as it subjects our NEOs to the downside risk of a decrease in compensation if the price of our Common Stock declines.

Name	2021 Performance Based Award LTIP Units(1)	2021 Time Based Award LTIP Units(2)	Total Value of 2021 Award ($)(3)
Jeffrey W. Eckel	70,000	35,000	4,200,525
Jeffrey A. Lipson	20,000	10,000	1,200,150
Steven L. Chuslo	12,800	6,400	768,096
Daniel K. McMahon	15,000	7,500	900,113
Susan D. Nickey	10,000	5,000	600,075
Marc Pangburn	10,000	5,000	600,075
Nathaniel J. Rose	20,000	10,000	1,200,150
J. Brendan Herron(4)	—	—	—

(1)	Represents the total amount of LTIP units that have been granted, which reflect maximum performance. 50% of the units are to be earned based on Absolute TSR over a three-year time period and 50% of the units are to be earned based on Relative TSR over the same time period. The actual OP units to be earned under such grants of LTIP units, which vest based on the achievement of certain targets, are calculated according to the chart below. The total units earned will not exceed 100% of the target if the Absolute TSR is below zero.

Total Stockholder Return Metrics	Threshold 50%	Target 100%	Outperform 200%
Absolute TSR	18.0%	24.0%	30.0%
Relative TSR	30.0%	55.0%	80.0%

(2)	Represents time-based LTIP units that vest in three equal annual amounts on May 15, 2022, and March 5, 2023 and 2024.

(3)	Amounts in this column represent the aggregate grant date fair value of awards of both the time-vested and performance-vested LTIP units computed in accordance with FASB ASC Topic 718 and the assumptions and methodologies set forth in our Form 10-K for the year ended December 31, 2021 (Note 2 and Note 11, Equity). The time vested grants were valued at $54.74 per unit, the closing price of our Common Stock on the NYSE on April 1, 2021, the date of grant. The Absolute TSR units were valued at $30.06 per unit and the Relative TSR units were valued at $35.22, in each case by an independent appraisal.

(4)	Mr. Herron transitioned to a strategic advisor consulting role for the Company as of April 18, 2021, the details of which are disclosed on form 8-K filed with the SEC.

Benefits

Benefits are also established based upon a determination of what is needed to aid in attracting and retaining executive talent, as well as providing long-term financial security to our employees and their families. The NEOs are eligible to participate in our health, dental and vision plans, and various insurance plans, including disability and life insurance, and in our 401(k) plan.

Severance Benefits Payable Upon Termination of Employment or a Change in Control

In order to achieve our compensation objective of attracting, retaining and motivating qualified senior executives, we believe that we need to provide our NEOs with severance protections that are consistent with the severance protections offered by companies similar to us. Consistent with this philosophy, we believe that severance should be payable to our NEOs in the event their employments are terminated under certain circumstances. For more information regarding the terms of the employment agreements, see “—Narrative to Summary Compensation Table.” The employment agreements are reviewed annually by the Compensation Committee.

In April 2022, our board of directors approved our Retirement Policy with immediate effect. Our Retirement Policy provides for full vesting at retirement of any time-based awards that were granted prior to the date of retirement. Further, the Retirement Policy permits the vesting performance-based awards that were granted prior to the date of retirement according to the original vesting schedule of the award, subject to the achievement of the applicable performance measures. The Retirement Policy applies to employees as of the earlier of the date the applicable employee (1) reaches an age of 65 years or (2) reaches an age of 55 years and has worked at the Company for at least 10 years. Employees who have been actively employed by the Company since before the date of our initial public offering are credited with five years of prior service for purposes of determining their eligibility at retirement. Our Retirement Policy applies to all employees who receive grants of equity awards, whether they are NEOs, executive officers or other employees. The Company reserves the right to waive, amend, terminate or discontinue the policy to the extent our board of directors determines that it is in the Company’s interest.

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TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), places a $1,000,000 limit on the amount of compensation that may be deducted annually by the Company on our tax return with respect to certain NEOs, defined as “covered members” under Section 162(m). In December 2020, final regulations around Section 162(m) were published, which pertain in part to up-REIT structures. The final regulations provide that the Company’s distributive share of any compensation deduction for amounts paid to our NEOs by our Operating Partnership after December 18, 2020, as well as time-based and performance-based restricted stock awards awarded after November 2, 2017, are subject to the Section 162(m) deduction limit. When the Company determines whether to use performance-based awards in its grants to NEOs, it keeps in mind that there is generally no tax deduction with respect to compensation for an NEO in excess of $1,000,000 a year, and the Company’s performance-based pay practices may change accordingly in the future. Although the Compensation Committee generally seeks to preserve the federal income tax deductibility of compensation paid, to maintain flexibility in compensating executives, including our NEOs, in a manner designed to promote our corporate goals, including retaining and incentivizing the NEOs, the Compensation Committee has not adopted a policy that all compensation must be deductible.

ADJUSTMENT OR RECOVERY OF AWARDS

The Company believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s overall compensation philosophy. In furtherance of this goal our board of directors adopted a clawback policy that applies to performance or incentive-based compensation approved, awarded or granted to a Covered Executive (as defined below) and that provides for the possible recoupment of performance or incentive-based compensation in the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirements under the securities laws (other than due to a change in applicable accounting methods, rules or interpretations). This means that any performance or incentive-based compensation, whether cash or equity - denominated, paid to such Covered Executive during the three-year period preceding the publication of the restated financial statements would have been lower had it been calculated based on such restated financial statements. For the purposes of this clawback policy, the term “Covered Executive” shall mean any NEO as determined by the Compensation Committee pursuant to Item 402 of Regulation S-K and other key employees identified by the Compensation Committee, and includes our NEOs.

RELATIONSHIP OF COMPENSATION PRACTICES TO RISK MANAGEMENT

When structuring our overall compensation practices for our employees generally, consideration is given as to whether the structure creates incentives for risk-taking behavior and therefore impacts our risk management practices. Attention is given to the elements and the mix of pay as well as ensuring that employees’ awards align with stockholders’ value.

The Compensation Committee has assessed the compensation policies and practices for our employees, including our NEOs, and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee generally considers whether our compensation programs encourage excessive risk taking during its annual review of such programs, which typically occurs during the first quarter of each year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the CD&A section of this proxy statement with management and, based on such review and discussion, the Compensation Committee recommends that it be included in this proxy statement.

Compensation Committee

Richard Osborne (Chair)
Teresa Brenner
Steven Osgood

April 18, 2022

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

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2021 SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)(2)	Stock Awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
Jeffrey W. Eckel Director, President and Chief Executive Officer	2021	763,167	5,857,833	2,598,750	21,855	9,241,605
	2020	639,500	2,385,784	951,256	21,705	3,998,245
	2019	639,500	3,991,140	595,305	21,555	5,247,500
Jeffrey A. Lipson Chief Financial Officer, Chief Operating Officer and Executive Vice President	2021	483,333	1,940,563	1,417,500	14,500	3,855,896
	2020	383,333	723,034	425,000	14,250	1,545,617
	2019	302,436	872,100	235,594	14,000	1,424,130
Steven L. Chuslo Executive Vice President and Chief Legal Officer	2021	386,667	1,453,003	888,750	14,500	2,742,920
	2020	366,667	759,282	393,125	14,250	1,533,324
	2019	360,000	1,050,300	239,513	14,000	1,663,813
Daniel K. McMahon Executive Vice President	2021	381,667	1,575,768	877,500	14,500	2,849,435
	2020	361,667	746,665	387,813	14,250	1,510,394
	2019	350,667	1,050,300	231,471	14,000	1,646,438
Susan D. Nickey Executive Vice President and Chief Client Officer(6)	2021	350,448	1,199,478	832,500	14,500	2,396,926
Marc Pangburn Executive Vice President and Co-Chief Investment Officer(6)	2021	336,667	891,730	832,500	14,500	2,075,397
Nathaniel J. Rose Executive Vice President and Co-Chief Investment Officer	2021	406,667	2,066,465	1,120,500	14,500	3,608,132
	2020	386,667	930,409	497,250	14,250	1,828,576
	2019	374,625	1,207,845	300,682	14,000	1,897,152
J. Brendan Herron Executive Vice President(7)	2021	151,795	1,981,647	—	1,014,500	3,147,942
	2020	400,000	1,018,313	440,000	14,250	1,872,563
	2019	393,333	1,861,225	265,500	14,000	2,534,058
(1)	We anticipate that Mr. Santoroski will be a Named Executive Officer for 2022, but he was not an NEO in 2021. His compensation is not required to be reported in this Proxy Statement.
(2)	See “—Compensation Discussion and Analysis—Base Salary” for further salary information.
(3)	Amounts in this column represent the aggregate grant date fair value of awards of restricted shares of Common Stock, RSUs or LTIP units computed in accordance with FASB ASC Topic 718 and the assumptions and methodologies set forth in our Form 10-K for the year ended December 31, 2021 (Note 2 and Note 11, Equity). See 2013 Plan and Grants of Plan-Based Awards below for additional information on share grants.
(4)	See “—Compensation Discussion and Analysis—Annual Incentive Compensation—2020 Bonus Awards awarded in 2021” for further information on the non-equity incentive plan compensation earned for 2020 and paid in 2021. See “—Compensation Discussion and Analysis—Annual Incentive Compensation—2021 Bonus Awards awarded in 2022” for non-equity incentive compensation earned in 2021 and paid in 2022.
(5)	Other compensation includes the Company’s matching contribution to each NEO’s 401(k) plan of $14,500 for 2021, $14,250 for 2020 and $14,000 for 2019 and $7,355, $7,455 and $7,555 for 2021, 2020 and 2019, respectively, for $5,000,000 of life insurance for Mr. Eckel, approximately $500,000 of which is for the benefit of the Company. For Mr. Herron, Other compensation includes $1,000,000 paid pursuant to the Letter Agreement described below under “Narrative to Summary Compensation Table—Herron Letter Agreement”.
(6)	Ms. Nickey and Mr. Pangburn became Named Executive Officers in 2021.
(7)	Mr. Herron transitioned to a strategic advisor consulting role for the Company as of April 18, 2021, the details of which were disclosed in a Form 8-K filed with the SEC on January 12, 2021.

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GRANTS OF PLAN-BASED AWARDS FOR 2021

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)(2)	Grant date fair value of stock and option awards ($)(3)
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)
Jeffrey W. Eckel Director, President and Chief Executive Officer	4/1/2021	—	—	—	—	—	—	30,276	1,657,308
	4/1/2021	—	—	—	—	—	—	35,000	1,915,900
	4/1/2021	—	—	—	17,500	35,000	70,000	—	2,284,625
Jeffrey A. Lipson Chief Financial Officer, Chief Operating Officer and Executive Vice President	4/1/2021	—	—	—	—	—	—	13,526	740,413
	4/1/2021	—	—	—	—	—	—	10,000	547,400
	4/1/2021	—	—	—	5,000	10,000	20,000	—	652,750
Steven L. Chuslo Executive Vice President and Chief Legal Officer	4/1/2021	—	—	—	—	—	—	12,512	684,907
	4/1/2021	—	—	—	—	—	—	6,400	350,336
	4/1/2021	—	—	—	3,200	6,400	12,800	—	417,760
Daniel K. McMahon Executive Vice President	4/1/2021	—	—	—	—	—	—	12,343	675,656
	4/1/2021	—	—	—	—	—	—	7,500	410,550
	4/1/2021	—	—	—	3,750	7,500	15,000	—	489,563
Susan D. Nickey Executive Vice President and Chief Client Officer	4/1/2021	—	—	—	—	—	—	10,950	599,403
	4/1/2021	—	—	—	—	—	—	5,000	273,700
	4/1/2021	—	—	—	2,500	5,000	10,000	—	326,375
Marc Pangburn Executive Vice President an Co-Chief Investment Officer	4/1/2021	—	—	—	—	—	—	5,328	291,655
	4/1/2021	—	—	—	—	—	—	5,000	273,700
	4/1/2021	—	—	—	2,500	5,000	10,000	—	326,375
Nathaniel J. Rose Executive Vice President and Co-Chief Investment Officer	4/1/2021	—	—	—	—	—	—	15,826	866,315
	4/1/2021	—	—	—	—	—	—	10,000	547,400
	4/1/2021	—	—	—	5,000	10,000	20,000	—	652,750
J. Brendan Herron Executive Vice President(4)	4/1/2021							14,004	766,579
	4/18/2021							22,254	1,215,068
(1)	Represents OP units that could be earned under awards of LTIP units, which vest based on the achievement of certain targets. See “CD&A—Long-Term Incentive Program Granted in 2021” above.
(2)	The awards represent restricted stock and OP units that could be earned under awards of LTIP units, which vest based on the achievement of certain targets, granted under the 2013 Plan. The first award for each NEO is a grant of restricted stock for the 2020 annual incentive compensation that vests in May 2022. The second award for each NEO was granted for the 2021 Long-Term Incentive program under the 2013 Plan. A description of the terms for the second award for each NEO of the restricted stock appears at “CD&A—Long-Term Incentive Program Granted in 2021” above.
(3)	Amounts shown in this column represent the estimated grant date fair value calculated in accordance with FASB ASC Topic 718 of shares of restricted Common Stock, RSUs and LTIP units under the 2013 Plan. A description of the terms and grant date fair value for the first award for each NEO appears at “CD&A—2020 Bonus Awards awarded in 2021.” A description of the terms and the grant fair value for the second and third award for each NEO other than Mr. Herron appears at “CD&A—Long-Term Incentive Program Granted in 2021” above.
(4)	Mr. Herron transitioned to a strategic advisor consulting role for the Company as of April 18, 2021, the details of which were disclosed in a Form 8-K filed with the SEC on January 12, 2021.

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NARRATIVE TO SUMMARY COMPENSATION TABLE

Employment Agreements

We have entered into employment agreements with each of our NEOs, which we summarize below. Pursuant to an agreement entered into between the Company and Mr. Herron, dated January 6, 2021 (the “Letter Agreement”), Mr. Herron transitioned to providing strategic consulting services to the Company effective as of April 18, 2021. As a result, the terms of Mr. Herron’s employment agreement describe the terms of the agreement as it existed prior to the termination of such agreement on April 17, 2021.

The employment agreements for Messrs. Eckel, Herron, Chuslo, McMahon and Rose each provide for automatic one-year extensions unless either party provides at least 90 days’ notice of non-renewal. Each employment agreement was extended in 2021. The employment agreements for Messrs. Lipson and Pangburn and Ms. Nickey provide that the term of such party’s employment shall continue until either party provides at least 30 days’ notice of termination. These employment agreements require our NEOs to devote substantially all of their time to our affairs.

The employment agreements provide for:

•	an annual base salary no less than those listed in “CD&A—Base Salaries” above, subject to increases at the discretion of our board of directors or the Compensation Committee,
•	eligibility for annual cash performance bonuses based on the satisfaction of performance goals established by our board of directors or the Compensation Committee, which will be awarded at the discretion of the Compensation Committee,
•	participation in our long-term incentive program, as well as other incentive, savings and retirement plans applicable generally to our senior executives,
•	medical and other group welfare plan coverage and fringe benefits provided to our senior executives, and
•	for Mr. Eckel only, payment of the premiums for a long-term disability insurance policy which provides benefits equal to at least 300% of his annual base salary and payment of the premiums for a term life insurance policy in the amount of $5,000,000 for the benefit of his heirs.

Our NEOs are eligible for annual bonuses and regular, annual grants of restricted stock, stock options, OP units or other awards pursuant to the 2013 Plan described below and pursuant to the terms of the applicable award agreements related to such grants. See CD&A above for further information on the annual bonuses and 2013 Plan grants. If the 2022 Plan (as defined below) is approved pursuant to Proposal 4, NEOs will be eligible for annual bonuses and regular, annual grants of restricted stock, stock options, OP units or other awards pursuant to our 2022 Plan described below and pursuant to the terms of the applicable award agreements related to such grants.

The employment agreements for Messrs. Eckel, Chuslo, Herron, McMahon and Rose provide that, if an executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), or as a result of our notice of non-renewal of the applicable employment term, the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination,
•	an amount equal to the sum of the executive’s then-current annual base salary plus the greater of his annual average bonus over the prior three years (or such fewer years with respect to which the executive received an annual bonus) and the executive’s target annual bonus for the year of termination, multiplied by three for Mr. Eckel, by two for each of Messrs. Chuslo and Herron, and by 1.5 for each of Messrs. McMahon and Rose,
•	for Mr. Eckel only, a prorated annual bonus based on the maximum annual bonus that the executive could have earned for the year of termination and the number of days employed in the year of termination,
•	health benefits for the executive and his eligible family members for two years following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer, and
•	100% of the unvested stock or stock-based awards held by the executive will become fully vested and/or exercisable.

Mr. Lipson’s employment agreement provides that if his employment is terminated by us for reasons other than for “cause” or by him for “good reason” (each as defined in the employment agreement), he will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination,
•	an amount equal to the sum of eighteen months of his then-current annual base salary and 150% of his annual average bonus over the prior three years (or such fewer years with respect to which he received an annual bonus),
•	health benefits for eighteen months following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer, and
•	100% of the unvested stock or stock-based awards held by the executive will become fully vested and/or exercisable.

Ms. Nickey and Mr. Pangburn’s employment agreements each provide that if his or her employment is terminated by us without “cause” or by him or her for “good reason” (each as defined in the applicable employment agreement), he or she will be entitled to the following severance payments and benefits, subject to his or her execution and non-revocation of a general release of claims:

•	accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination,
•	an amount equal to 100% of his or her annual average bonus over the prior three years (or such fewer years with respect to which he or she received an annual bonus),
•	health benefits for one year following the executive’s termination of employment at the same level as in effect immediately preceding

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such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer, and

•	100% of the unvested stock or stock-based awards held by the executive will become fully vested and/or exercisable.

The employment agreements provide that the executive or the executive’s estate will be entitled to certain severance benefits in the event of his death or disability. Specifically, each executive or, in the event of the executive’s death, the executive’s beneficiaries will receive:

•	accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination,
•	for Mr. Eckel upon death or disability, and for Messrs. Lipson, Chuslo, Herron, McMahon, Pangburn and Rose and Ms. Nickey, upon death only, his prorated annual bonus for the year in which the termination occurs,
•	for Messrs. Lipson, Chuslo, Herron, McMahon, Pangburn and Rose and Ms. Nickey, upon disability only, the target annual bonus for the year in which the termination occurs,
•	for Mr. Eckel upon disability only, proceeds from long-term disability insurance policy of 300% of his annual base salary,
•	for Mr. Eckel upon death only, proceeds of a term life insurance policy in the amount of $5,000,000,
•	for Messrs. Eckel, Chuslo, McMahon, Herron, and Rose health benefits for the executive and/or his eligible family members for two years following the executive’s termination of employment at the same level as in effect immediately preceding executive’s death or disability, and
•	100% of the unvested equity awards held by the executive will become fully vested and/or exercisable.

The employment agreement for Mr. Eckel includes the occurrence of a “change in control” (as defined in the employment agreement) in the definition of good reason such that the occurrence of a change in control will entitle Mr. Eckel to trigger the severance obligations for any reason following a change in control. The employment agreements for Messrs. Chuslo, McMahon, and Rose provide for a modified definition of “good reason” following a change-in-control (as defined in the applicable employment agreement). The employment agreements for Messrs. Chuslo, McMahon, and Rose also provide for 100% of the unvested stock (or stock-based) awards held by the executive to become fully vested and/or exercisable upon the effective date of a change in control. The employment agreement for Mr. Lipson provides for 100% of his unvested time-based stock (or stock-based) awards to become fully vested and/or exercisable in the event his employment is terminated other than for cause within 60 days before or 90 days after a change in control, and for the effect of a termination of employment before or after a change in control on his performance-based stock (or stock-based) awards to be determined in accordance with the applicable agreements under which such awards were granted.

The employment agreements for Messrs. Lipson, Chuslo, Herron, McMahon, Pangburn, and Rose and Ms. Nickey provide that if all, or any portion, of the payments provided under the employment agreements, either alone or together with other payments or benefits that the executive receives or is entitled to receive from us or an affiliate, would constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, then these payments may be reduced so that no portion of the parachute payment would be subject to excise tax under Section 4999 of the Internal Revenue Code and non-deductible by us under Section 280G of the Internal Revenue Code.

The employment agreements also contain standard confidentiality provisions, which apply indefinitely, and both non-competition and non-solicitation provisions, which apply during the term of the employment agreements and, for Messrs. Chuslo, Herron, McMahon, Pangburn, and Rose and Ms. Nickey, for a period of 12 months following termination of employment, and, for Mr. Lipson, for a period of 18 months following termination of employment.

Herron Letter Agreement

As noted above, pursuant to the Letter Agreement, Mr. Herron transitioned to providing strategic consulting services to the Company effective as of April 18, 2021. The Letter Agreement has a term of 12 months, subject to extension upon mutual agreement of the parties. Pursuant to the Letter Agreement, Mr. Herron received a one-time payment of $1 million in cash and 22,254 LTIP units that will vest on the first anniversary of the date of grant, both to be paid within 10 business days of the effective date of the Letter Agreement. In addition, the Letter Agreement provides that Mr. Herron is entitled to a fee of $41,666.67 in cash per month during the term of the Letter Agreement as well as additional success payments subject to negotiation to the extent a strategic project requires the involvement of Mr. Herron beyond what is contemplated by the Letter Agreement.

In addition, following effectiveness of the waiver provisions under the Letter Agreement, 13,423 shares of unvested Common Stock previously awarded to Mr. Herron will vest and 133,500 membership units in HASI Management HoldCo LLC previously awarded to Mr. Herron will be converted, at the maximum level contemplated in the applicable grant agreements irrespective of any performance requirements, into 13,423 shares of fully vested Common Stock and 133,500 fully vested OP units. Pursuant to the Letter Agreement, Mr. Herron agrees to waive and release all claims he may have, or in the future may possess, arising out of his role as an officer of the Company, and the transition of such relationship; provided, however, that Mr. Herron does not release, among other things, any rights to payments and benefits provided under his employment agreement except as provided in the Letter Agreement, any right to enforce the Letter Agreement, except as provided in the Letter Agreement, his rights under the indemnification agreement, or any claims under the Employee Retirement Income Security Act of 1974.

2013 Plan

We have adopted the 2013 Plan to provide equity-based incentive compensation to members of our senior management team, our independent directors, employees, advisers, consultants and other personnel. Unless terminated earlier or renewed, the 2013 Plan will terminate ten years after its adoption but will continue to govern unexpired awards. The 2013 Plan allows for grants of stock options, shares of restricted Common Stock, phantom shares, dividend equivalent rights, RSUs, LTIP units (as described below) and other equity-based awards which are all subject to a minimum vesting period of no less than one year.

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The 2013 Plan is administered by the Compensation Committee. The Compensation Committee, as appointed by our board of directors, has the full authority to (1) authorize the granting of awards to eligible persons, (2) determine the eligibility of directors, members of our senior management team, employees, advisors, consultants and other personnel to receive an equity award, (3) determine the number of shares of Common Stock to be covered by each award (subject to the individual participant limitations provided in the 2013 Plan), (4) determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2013 Plan), (5) prescribe the form of instruments evidencing such awards, (6) make recommendations to our board of directors with respect to equity awards that are subject to board approval and (7) take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2013 Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The Compensation Committee consists solely of independent directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director.

Available Shares

The 2013 Plan provides for grants of stock options, shares of restricted Common Stock, phantom shares, dividend equivalent rights, LTIP units and other restricted limited partnership units issued by our Operating Partnership and other equity-based awards up to an aggregate of 7.5% of the shares of Common Stock issued and outstanding from time to time on a fully diluted basis (assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities, including OP units and LTIP units, into shares of Common Stock). If an award granted under the 2013 Plan expires, is forfeited or terminates, the shares of Common Stock subject to any portion of the award that expires, is forfeited or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of directors, no new award may be granted under the 2013 Plan after the tenth anniversary of April 23, 2013. As of the Record Date, we had aggregate outstanding grants of 1,421,663 shares of restricted Common Stock under the 2013 Plan, which includes (i) 43,276 shares of restricted Common Stock to our NEOs and 152,384 shares of restricted Common Stock to other employees, all of which are subject to certain vesting requirements, (ii) up to 307,455 shares of Common Stock issuable to our NEOs, 101,388 shares of Common Stock issuable to our other employees and 42,252 shares of Common Stock issuable to our independent directors upon redemption of OP units that are issuable upon time-based vesting and conversion of LTIP units, (iii) up to 583,500 shares of Common Stock issuable to our NEOs and 64,556 shares of Common Stock issuable to our other employees upon redemption of OP units that are issuable upon performance-based vesting and conversion of LTIP units and (iv) up to 126,852 shares of Common Stock issuable to other employees upon performance-based vesting of RSUs.

To the extent the Compensation Committee deems appropriate, it will establish performance criteria and satisfy such other requirements as may be applicable in order to satisfy the requirements for performance-based compensation under Section 162(m).

Awards Under the 2013 Plan

Shares of Restricted Common Stock

A restricted stock award is an award of shares of Common Stock that are subject to restrictions on transferability and such other restrictions the Compensation Committee may impose at the date of grant. Grants of shares of restricted Common Stock will be subject to vesting schedules and other restrictions as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the shares of restricted Common Stock, a participant granted shares of restricted Common Stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the shares of restricted Common Stock. Although dividends will be paid on shares of restricted Common Stock, whether or not vested, at the same rate and on the same date as on shares of our Common Stock, holders of shares of restricted Common Stock are prohibited from selling such shares until they vest.

RSUs

A phantom share represents a right to receive the fair market value of a share of Common Stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of common stock in excess of a base value established by the Compensation Committee at the time of grant. A phantom share may also be known as a “Restricted Stock Unit” or “RSU,” which is an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the grantee remain continuously employed or provide continuous services for a specified period of time). Our current practice is to refer to all such awards as RSUs. RSU awards previously issued under the 2013 Plan were awards of units that are converted into Common Stock at a conversion rate that is based upon the achievement of pre-established criteria and such other restrictions that the Compensation Committee may impose at the date of grant. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. A participant granted RSUs under these 2013 Plan awards does not have the rights of a stockholder, including, without limitation, the right to vote the shares of restricted Common Stock and holders of RSUs are prohibited from selling such units until they vest. The Compensation Committee may elect to provide the right to receive dividends or provide for dividend equivalents. Under the form of the RSU Award Agreement used for 2013 Plan awards, dividend equivalents will accrue on the RSUs from the grant date, but the grantee is not entitled to receive dividend equivalents until the RSUs vest. In addition, the terms of the performance based RSUs previously granted under the 2013 Plan for a change of control provide that the units shall vest upon a change of control, with the performance period ending immediately prior to the

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consummation of the change of control and the performance targets prorated on a straight-line basis for such shortened period.

Dividend Equivalents

A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock otherwise subject to an award. The Compensation Committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of Common Stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Restricted Limited Partnership Units

OP units may be issued by our Operating Partnership. A restricted limited partnership unit represents an OP unit or may include LTIP units that are structured as profits interests in our Operating Partnership, providing distributions to the holder of the award based on the achievement of specified levels of profitability by our Operating Partnership or the achievement of certain goals or events. The Compensation Committee may elect to provide the right to receive dividends or provide for dividend equivalents. Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, the Operating Partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unit holders. Upon equalization of the capital accounts of the holders of LTIP units with other holders of OP units, the LTIP units will achieve full parity with OP units of our Operating Partnership for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units, and thereafter enjoy all the rights of OP units, including the option to convert to shares of Common Stock. The Compensation Committee will establish all other limitations and conditions of awards of restricted OP units as it deems appropriate.

Other Share-Based Awards

The 2013 Plan authorizes the granting of other awards based upon shares of our Common Stock (including the grant of securities convertible into shares of Common Stock, stock options and phantom shares), subject to terms and conditions established at the time of grant.

Change in Control

Under the 2013 Plan, a change in control is defined as the occurrence of any of the following events: (1) the acquisition of more than 50% of our then outstanding shares of Common Stock or the combined voting power of our outstanding securities by any person; (2) the sale or disposition of all or substantially all of our assets, other than certain sales and dispositions to entities owned by our stockholders; (3) a merger, consolidation or statutory share exchange where our stockholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity; (4) during any consecutive 24 calendar month period, the members of our board of directors at the beginning of such period, the “incumbent directors,” cease for any reason (other than due to death) to constitute at least a majority of the members of our board of directors (for these purposes, any director whose election or nomination for election was approved or ratified by a vote of at least a majority of the incumbent directors shall be deemed to be an incumbent director); or (5) stockholder approval of a plan or proposal for our liquidation or dissolution.

Upon a change in control, awards may be subject to accelerated automatic or conditional accelerated vesting depending on the terms of the grant agreement establishing the award. In addition, the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the Compensation Committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).

Amendments and Termination of the 2013 Plan

Our board of directors may amend, suspend, alter or discontinue the 2013 Plan but cannot take any action that would impair the rights of an award recipient with respect to an award previously granted without such award recipient’s consent unless such amendments are required in order to comply with applicable laws. Our board of directors may not amend the 2013 Plan without stockholder approval in any case in which amendment in the absence of such approval would cause the 2013 Plan to fail to comply with any applicable legal requirement or NYSE or similar requirement, such as an amendment that would:

•	other than through adjustment as provided in the 2013 Plan, increase the total number of shares of Common Stock reserved for issuance under the 2013 Plan;
•	materially expand the class of directors, officers, employees, consultants and advisors eligible to participate in the 2013 Plan;
•	reprice any stock options under the 2013 Plan; or
•	otherwise require such approval.

2022 Plan

Our board of directors approved the 2022 Plan, subject to stockholder approval, to continue provide equity-based incentive compensation to members of our senior management team, our independent directors, employees, advisers, consultants and other personnel. See “Proposal No. 4 - Vote to Approve the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan” for further information on the 2022 Plan.

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OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END

The following table summarizes all outstanding equity awards held by the NEOs on December 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	2013 Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	2013 Plan Awards: Number of Shares or Units of Common Stock That Have Not Vested (#)(1)	2013 Plan Awards: Market Value of Shares or Units of Common Stock That Have Not Vested ($)(2)
Jeffrey W. Eckel	—	—	—	—	—	397,527	21,116,634
Jeffrey A. Lipson	—	—	—	—	—	93,194	4,950,465
Steven L. Chuslo	—	—	—	—	—	104,379	5,544,612
Daniel K. McMahon	—	—	—	—	—	106,135	5,637,891
Susan D. Nickey	—	—	—	—	—	47,418	2,518,844
Marc Pangburn	—	—	—	—	—	45,568	2,420,572
Nathaniel J. Rose	—	—	—	—	—	127,660	6,781,299
J. Brendan Herron(9)	—	—	—	—	—	36,258	1,926,025

(1)	The following chart summarizes the vesting of the awards by NEO:

Name and Principal Position	Shares or Units	Vesting
Jeffrey W. Eckel Director, President and Chief Executive Officer	25,334	3/5/2022
	30,276	5/15/2022
	32,167	See Note 3
	152,000	See Note 4
	35,000	See Note 5
	96,500	See Note 6
	26,250	See Note 7
Jeffrey A. Lipson Chief Financial Officer, Chief Operating Officer and Executive Vice President	3,334	3/5/2022
	13,526	5/15/2022
	7,834	See Note 3
	20,000	See Note 4
	10,000	See Note 5
	23,500	See Note 6
	7,500	See Note 7
	7,500	See Note 8
Steven L. Chuslo Executive Vice President and Chief Legal Officer	6,667	3/5/2022
	12,512	5/15/2022
	8,500	See Note 3
	40,000	See Note 4
	6,400	See Note 5
	25,500	See Note 6
	4,800	See Note 7

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Name and Principal Position	Shares or Units	Vesting
Daniel K. McMahon Executive Vice President	6,667	3/5/2022
	12,343	5/15/2022
	8,500	See Note 3
	40,000	See Note 4
	7,500	See Note 5
	25,500	See Note 6
	5,625	See Note 7
Susan D. Nickey Executive Vice President and Chief Client Officer	1,159	3/5/2022
	10,950	5/15/2022
	1,651	See Note 3
	6,952	See Note 4
	5,000	See Note 5
	4,956	See Note 6
	3,750	See Note 7
	13,000	3/5/2023
Marc Pangburn Executive Vice President and Co-Chief Investment Officer	1,096	3/5/2022
	5,328	5/15/2022
	2,706	See Note 3
	6,572	See Note 4
	5,000	See Note 5
	8,116	See Note 6
	3,750	See Note 7
	13,000	3/5/2023
Nathaniel J. Rose Executive Vice President and Co-Chief Investment Officer	7,667	3/5/2022
	15,826	5/15/2022
	10,167	See Note 3
	46,000	See Note 4
	10,000	See Note 5
	30,500	See Note 6
	7,500	See Note 7
J. Brendan Herron	36,258	4/18/2022

(2)	Valued at $53.12, our closing price on the NYSE on December 31, 2021, the last day of trading for 2021.
(3)	These awards are time-based awards that vest in two equal annual amounts on March 5, 2022 and 2023.
(4)	These awards are LTIP units that represent the right to receive up to one OP unit per LTIP unit on March 5, 2022 depending on the level of achievement of certain targets. See “CD&A-Long-Term Incentive Program Granted in 2021” above. The table reflects one OP unit per LTIP unit based on the performance against the targets through December 31, 2021, the last day of trading for 2021. For Ms. Nickey and Mr. Pangburn, these awards are RSUs that represent the right to receive up to two shares per RSU on March 5, 2021 depending on the level of achievement of certain targets. The table reflects two shares per RSU based on the performance against the targets through December 31, 2021, the last day of trading for 2021.
(5)	These awards are time-based awards that vest in three equal annual amounts on May 15, 2022 and March 5, 2023 and 2024.
(6)	These awards are LTIP units that represent the right to receive up to one OP unit per LTIP unit on March 5, 2023 depending on the level of achievement of certain targets. See “CD&A-Long-Term Incentive Program Granted in 2021” above. The table reflects one OP unit per LTIP unit based on the performance against the targets through December 31, 2021, the last day of trading for 2021.
(7)	These awards are LTIP units that represent the right to receive up to one OP unit per LTIP unit on March 5, 2024 depending on the level of achievement of certain targets. See “CD&A-Long-Term Incentive Program Granted in 2021” above. The table reflects 0.375 OP units per LTIP unit based on the performance against the targets through December 31, 2021, the last day of trading for 2021.
(8)	These awards are time-based awards that vest in two equal amounts on March 5, 2022 and 2023.
(9)	Mr. Herron transitioned to a strategic advisor consulting role for the Company as of April 18, 2021, the details of which were disclosed in a Form 8-K filed with the SEC on January 12, 2021.

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2021 OPTION EXERCISES AND SECURITIES VESTED

The following table summarizes the restricted stock and RSU awards that vested with respect to our Named Executive Officers during the fiscal year ended December 31, 2021.

	Stock Awards
Name	Number of Securities Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey W. Eckel	216,412	11,266,413
Jeffrey A. Lipson	22,910	1,140,410
Steven L. Chuslo	61,265	3,173,750
Daniel K. McMahon	60,858	3,154,092
Susan D. Nickey	16,929	845,562
Marc Pangburn	21,457	1,103,958
Nathaniel J. Rose	72,228	3,736,905
J. Brendan Herron(1)	217,800	12,035,385

(1)	Mr. Herron transitioned to a strategic advisor consulting role for the Company as of April 18, 2021, the details of which were disclosed in a Form 8-K filed with the SEC on January 12, 2021.

PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

We did not provide any pension benefits or nonqualified deferred compensation plans during 2020 or 2021.

Payments Upon Termination

The following table sets forth the potential payments to each NEO under the terms of their employment agreements and equity award agreements described above due to various scenarios as of December 31, 2021. Amounts shown do not include (a) payment of any unpaid portion of the NEO’s base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expense, and (c) any bonus or incentive compensation that had been accrued through the effective date of termination but not paid.

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Name	Benefit	Without Cause/For Good Reason / Non-renewal by Company ($)(1)	Death ($)	Disability ($)(2)	Change in Control ($)(3)
Jeffrey W. Eckel	Cash	9,588,171	7,598,750	5,073,750	9,588,171
	Continued Health Benefits	40,865	40,865	40,865	40,865
	Equity(4)	14,981,274	14,981,274	14,981,274	20,651,834
Jeffrey A. Lipson	Cash	1,683,687	1,417,500	1,417,500	1,683,687
	Continued Health Benefits	41,479	—	—	41,479
	Equity(4)	3,927,905	3,927,905	3,927,905	4,817,665
Steven L. Chuslo	Cash	2,026,521	888,750	888,750	2,026,521
	Continued Health Benefits	40,889	40,889	40,889	40,889
	Equity(4)	3,889,924	3,889,924	3,889,924	5,459,620
Daniel K. McMahon	Cash	1,484,830	877,500	877,500	1,484,830
	Continued Health Benefits	55,305	55,305	55,305	55,305
	Equity(4)	3,997,811	3,997,811	3,997,811	5,538,291
Susan D. Nickey	Cash	385,755	832,500	832,500	385,755
	Continued Health Benefits	8,970	—	—	8,970
	Equity(4)	2,453,613	2,453,613	2,453,613	2,452,444
Marc Pangburn	Cash	217,252	832,500	832,500	217,252
	Continued Health Benefits	27,653	—	—	27,653
	Equity(4)	2,271,411	2,271,411	2,271,411	2,354,172
Nathaniel J. Rose	Cash	1,755,423	1,120,500	1,120,500	1,755,423
	Continued Health Benefits	55,305	55,305	55,305	55,305
	Equity(4)	4,882,259	4,882,259	4,882,259	6,648,499
J. Brendan Herron(5)

(1)	This column describes the payments and benefits that become payable if the Company elects not to renew the NEO’s employment agreement, if employment is terminated by the Company without cause, or if employment is terminated by the NEO for good reason.
For Mr. Eckel, the term “cause” means (i) conviction of, or plea of nolo contendere to, a felony involving moral turpitude, deceit, dishonesty or fraud (but excluding traffic violations) that is injurious to the business or reputation of the Company; (ii) willful and material misconduct in connection with the performance of his duties, including, without limitation, embezzlement or the misappropriation of funds or property of the Company; (iii) failure to adhere to the lawful directions of the our board of directors, or to devote substantially all of his business time and efforts to the Company, in either event, which continues for a period of 30 business days after written demand for corrective action is delivered by the Company; or (iv) material breach of (x) any covenant contained in the employment agreement; or (y) the other terms and provisions of the employment agreement and, in each case, failure to cure such breach within 10 days following written notice from the Company specifying such breach.
For Messrs. Lipson, Chuslo, Herron, McMahon, Pangburn, and Rose and Ms. Nickey, the term “cause” means the NEO’s (i) commission of, and indictment for or formal admission to, a felony involving moral turpitude, deceit, dishonesty or fraud (but excluding traffic violations); (ii) willful and material misconduct in connection with the performance of the NEO’s duties, including, without limitation, embezzlement or the misappropriation of funds or property of the Company; (iii) failure to adhere to the lawful directions of the CEO, to adhere to the Company’s policies and practices or to devote substantially all of the NEO’s business time and efforts to the Company, which failure continues for a period of 30 business days after written demand for corrective action is delivered by the Company; or (iv) material breach of (x) any covenant contained in the employment agreement; or (y) the other terms and provisions of the employment agreement and, in each case, failure to cure such breach within 10 days following written notice from the Company specifying such breach.
The term “good reason” means (i) any change in job title or material diminution in the NEO’s roles and responsibilities from those set forth in the employment agreements (including, without limitation, the assignment of duties inconsistent with the NEO’s position or, for Mr. Eckel only, no longer being the chairman of our board of directors and the senior-most executive of the Company); (ii) a reduction in the NEO’s annual salary or annual bonus potential; (iii) a relocation of the Company’s headquarters outside a 30 mile radius of Annapolis, MD or moving of the NEO’s office or place of performance from the Company’s headquarters; (iv) a material breach by the Company of the employment agreement or any other material agreement between the NEO and the Company; or (v) for Mr. Eckel only, there shall have occurred a change in control. For Messrs. Chuslo, Herron, McMahon, and Rose, following a change in control the definition of good reason set forth is modified to delete all references to the term “material.” For Mr. Lipson, the definition is applicable only following a change in control and does not include references to the term “material.”
(2)	The term “disability” means that the NEO has become physically or mentally incapable of performing the duties under the employment agreement and such disability has disabled the NEO for a cumulative period of 180 days within any 12-month period.
(3)	The term “change in control” is defined in “—Change in Control” below.
(4)	Includes the value of accelerated vesting of outstanding equity awards granted to the NEO. The acceleration value of the restricted stock was calculated using the closing price of $53.12 per share on December 31, 2021. For termination without cause, termination for good reason, non-renewal by the Company, death or disability, the number of performance shares reported is based on the target level of performance. For change in control, the number of performance shares reported is based on the actual level of performance through December 31, 2021.
(5)	Mr. Herron transitioned to a strategic advisor consulting role for the Company as of April 18, 2021, the details of which were disclosed in a Form 8-K filed with the SEC on January 12, 2021.

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CEO COMPENSATION PAY RATIO

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2021, the total compensation of Jeffrey Eckel, our president and chief executive officer of $9,241,605, as shown in the Summary Compensation Table above (the “CEO Compensation”), was approximately 34 times the total compensation of the median employee, whose compensation was calculated in the same manner and was $275,583.

We identified the median employee using the annual base salary and expected bonus, as of December 31, 2021, plus any long-term incentive equity awards granted in 2021 for all individuals, excluding our chief executive officer, who were employed by us on December 31, 2021, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis). If the median employee’s total compensation was not comparable to the CEO Compensation, for example, because such median employee was hired at the end of the year and thus did not receive long-term incentive equity awards in 2021, we used the next lower employee who was comparable as the median employee. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO Compensation.

Hannon Armstrong (2021)
CEO Compensation	$9,241,605
CEO to Worker Ratio	34:1

STOCK OWNERSHIP GUIDELINES FOR NAMED EXECUTIVE OFFICERS

Under our stock ownership guidelines, each NEO must hold an ownership stake in the Company that is significant in comparison to their base salary. The aggregate value of stock ownership required to be retained is:

•	Chairman, Chief Executive Officer and President: six times base salary; and
•	all other NEOs: three times base salary.

Each NEO has five years to comply from the later of the date they become covered under this policy or the date the policy was originally adopted. Until the individual is in compliance, NEOs must retain 50% of any equity grants, net of any shares withheld or sold to satisfy taxes. Stock ownership for the purpose of these guidelines includes shares of Common Stock, restricted stock, OP units (includes LTIP units) and unvested OP units (includes LTIP units) held by the covered individual but excludes RSUs.

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PROPOSAL NO. 4
VOTE TO APPROVE THE 2022 HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. EQUITY INCENTIVE PLAN

We are asking stockholders to approve an amendment and restatement (the “2022 Plan”) to the 2013 Plan. The 2022 Plan is attached hereto as Appendix A. The 2022 Plan continues to achieve our goals of attracting, motivating, and retaining highly competent employees through grants of equity and cash performance awards. The Compensation Committee and our board of directors have approved the 2022 Plan, subject to the approval of our stockholders at the Annual Meeting.

We strongly believe that the approval of the 2022 Plan is essential to our continued success. We use equity and cash performance awards to motivate high levels of performance, to align the interests of our employees and stockholders, and to enhance our ability to attract and retain highly qualified independent directors. We believe that the ability to grant equity and cash performance awards is important to our future success.

COMPARISON OF THE 2013 PLAN AND 2022 PLAN

The following is a summary of the material differences between the 2022 Plan and the 2013 Plan. Please also read “2022 Plan Summary” below.

•	The 2022 Plan replaces the “evergreen” provision contained in the 2013 Plan with a fixed pool of shares of Common Stock available for awards under the 2022 Plan.
•	The 2022 Plan provides a maximum compensation available, including cash and equity compensation, during any fiscal year for services as a director.
•	Extends the term from April 23, 2023 to June 2, 2032.
•	The new name of the 2013 Plan will be the “2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan.”

If the 2022 Plan is approved, we will register the additional approved common stock on a Registration Statement on Form S-8.

STOCK INFORMATION

The following table includes information regarding outstanding equity awards and common stock available for future awards under the 2013 Plan as of April 7, 2022 (and without giving effect to any approval of the 2022 Plan under this proposal):

Total shares underlying outstanding, unvested time-based restricted Common Stock	195,660
Total shares underlying outstanding, unvested performance-based RSUs*	63,426
Total shares underlying outstanding, unvested LTIP units*	775,123
Total shares underlying vested LTIP units	728,272
Total shares currently available for grant based on target performance	3,294,776
Total shares currently available for grant based on maximum performance	2,288,539

*	The number of shares shown in this table is based on target performance.

We have no outstanding awards under plans not approved by stockholders and we have not granted stock options.

No further Common Stock will be issued pursuant to the 2013 Plan between the Record Date and the approval of the 2022 Plan, unless the 2022 Plan is not approved. Upon approval of the 2022 Plan, no further awards will be granted under the 2013 Plan and shares currently available for grant will no longer be available. Please also see “Securities Authorized for Issuance Under Equity Compensation Plans” in Item 12 of our Annual Report on Form 10-K filed with the SEC on February 22, 2022.

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As shown in the following table, our three-year average annual burn rate has been 2.03%, which is well below the Institutional Shareholder Services (“ISS”) burn rate benchmark of 7.06% that applies to our industry.

Fiscal Year	Options Granted	Time-Based Awards Granted	Performance-Based Awards Vested	Full-Value Multiplier(1)	Weighted Average Number of Common Shares Outstanding	Burn Rate – Total/ Weighted Common Stock Outstanding
2021	0	330,459	445,360	2.0	79,992,922	1.94%
2020	0	359,429	439,986	2.0	72,387,581	2.21%
2019(2)	0	359,823	258,102	2.0	63,916,440	1.93%
Three Year Average						2.03%

(1)	ISS methodology counts 1 full value share of stock equal to 2.0 options. The 2.0 multiplier is based on 3-year volatility for HASI of 47.4% as calculated by ISS.
(2)	For 2019, performance-based awards vested includes 1,308 vested RSUs (as disclosed in Note 11 to our Annual Report on Form 10-K, filed with the SEC on February 22, 2022) and 256,722 shares of performance-based restricted common stock (which form a part of the 781,218 vested shares of restricted common stock disclosed in Note 11 to our Annual Report on Form 10-K, filed with the SEC on February 22, 2022, the remainder of which were time-based).

Our board of directors believes that the 2022 Plan is in the best interest of the Company and our stockholders and recommends a vote “FOR” the approval of the 2022 Plan.

REQUIRED VOTE

The approval of the 2022 Plan amendment and restatement requires the affirmative vote of a majority of the votes cast thereon at the Annual Meeting. Abstentions and broker non-votes are not votes cast on the proposal and, therefore, they will have no effect on the vote.

2022 PLAN SUMMARY

We summarize here the material features of the 2022 Plan. We have assumed for this summary that our stockholders will approve the 2022 Plan at the Annual Meeting. We qualify this summary by reference to the full text of the proposed amendment and restatement, which you can find in this proxy statement in Appendix A.

Purpose

The purpose of the 2022 Plan is to use incentives to attract retain officers, directors, key employees, consultants, advisers, and other personnel and to encourage those individuals to increase their efforts to make our business more successful. The 2022 Plan allows for grants of options, stock appreciation rights, restricted stock, RSUs, phantom shares, dividend equivalent rights, LTIP units, cash-based awards, other restricted limited partnership units issued by our operating partnership and other equity-based compensation. We consider our overall compensation philosophy when we decide to grant awards under the 2022 Plan.

Duration

If our stockholders approve the proposed amendment and restatement, we will be able to grant awards under the 2022 Plan until June 2, 2032, which will be the 10th anniversary of such approval. However, our board of directors may terminate the 2022 Plan before that time.

Administration

The Compensation Committee administers the 2022 Plan. As discussed on page 21 of this proxy statement, we have amended the Compensation Committee’s charter to make the Compensation Committee primarily responsible administering the 2022 Plan and for making grants under the plan. The Compensation Committee consists of at least two individuals, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director. If no compensation committee exists, our board of directors will exercise the functions of our committee.

The Compensation Committee has broad discretion and full authority to administer and interpret the 2022 Plan. In addition, the Compensation Committee’s powers include but are not limited to granting awards, making eligibility determinations, determining the number of shares that any award agreement covers (subject to the individual participant limitations provided in the 2022 Plan), and determining the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2022 Plan). The Compensation Committee will prescribe the forms and properties of awards, take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2022 Plan or is operation, administration or interpretation.

The Compensation Committee may establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse.

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Except to the extent prohibited by applicable law, rules and regulations, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers (including the power to grant awards) to any person or persons that it selects. The Compensation Committee cannot delegate its authority to grant awards to persons who are directors or who are subject to Section 16 of the Securities Exchange Act of 1934.

Our board of directors may, in its sole discretion, at any time, and from time to time, grant equity awards and administer the 2022 Plan with respect to any awards, subject to the applicable rules. No member of our board of directors, the Compensation Committee or any employee or agent of any of the Company and its subsidiaries will be liable for any action taken or omitted to be taken or determination made with respect to the 2022 Plan or any equity award granted under the 2022 Plan.

Eligibility

Persons who are eligible to be granted awards the 2022 Plan are our officers, our directors, our and our subsidiaries’ key employees, consultants, or our advisers. Anyone who would receive an award under the 2022 Plan must be someone for whom the offers and sales of our securities may be registered on Form S-8. Employees covered by a collective bargaining agreement are not eligible to participate in the 2022 Plan unless the terms of the collective bargaining agreement so provides.

Available Shares

If the proposed amendments are approved by stockholders, and subject to adjustment upon certain corporate transactions or events, a maximum of 7,500,000 shares of Common Stock may be issued (or deemed issued) under the 2022 Plan. The 2022 Plan provides for grants of options, stock appreciation rights, restricted stock, RSUs, dividend equivalent rights, LTIP units, cash-based awards, other restricted limited partnership units issued by our operating partnership and other equity-based awards.

If any shares subject to an award are forfeited or cancelled, an award expires or otherwise terminates without the issuance of shares, or an award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such award, such shares will, to the extent of such forfeiture, cancellation, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under the 2022 Plan on a one-for-one basis. In the event that any award is exercised through the tendering of shares or by our withholding of shares, or withholding tax liabilities arising from such award are satisfied by the tendering of shares or by our withholding of shares, then in each such case the shares so tendered or withheld will be added to the shares of Common Stock available for grant under the 2022 Plan on a one-for-one basis. No shares will be treated as issued in settlement of a stock appreciation right or an RSU that provides for settlement only in cash and settles only in cash.

The maximum number of shares subject to awards granted during a single fiscal year to any non-employee director under the 2022 Plan, taken together with any cash fees paid to such director during the fiscal year, will not exceed $500,000 in total value in respect of any fiscal year occurring after the first year of the director’s service on the board of directors and $1,000,000 in respect of the first fiscal year of the director’s service on our board of directors (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).

Awards Under the 2022 Plan

Shares of Restricted Common Stock

A restricted stock award is an award of shares of Common Stock that are subject to restrictions on transferability and such other restrictions the Compensation Committee may impose at the date of grant. Grants of shares of restricted Common Stock will be subject to vesting schedules and other restrictions that the Compensation Committee sets. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine.

Except to the extent restricted under an applicable award agreement, a restricted stockholder has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive cash dividends on the shares of restricted Common Stock. Although we will pay dividends on shares of restricted Common Stock, whether or not vested, at the same rate and on the same date as on shares of our common stock (unless we provide otherwise in an award agreement), holders of shares of restricted Common Stock are prohibited from selling such shares until they vest.

Phantom Shares and RSUs

A phantom share represents a right to receive the fair market value of a share of Common Stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of common stock in excess of a base value established by the Compensation Committee at the time of grant. A phantom share may also be known as a “Restricted Stock Unit” or “RSU,” which is an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the grantee remain continuously employed or provide continuous services for a specified period of time). Our current practice is to refer to all such awards as RSUs.

RSUs will vest as provided in the applicable award agreement. Unless otherwise determined by the Compensation Committee at the time of the grant, RSUs may generally be settled in cash or by transfer of shares of Common Stock (as provided in the grant agreement).

Dividend Equivalents

A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock otherwise subject to an award.

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The Compensation Committee may provide that amounts payable with respect to dividend equivalents will be converted into cash or additional shares of Common Stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Restricted Limited Partnership Units

A restricted limited partnership unit may be granted as a unit in our operating partnership (an OP unit) or may include LTIP units, which are structured as profits interests in our operating partnership, providing distributions to the holder of the award based on the achievement of specified levels of profitability by the operating partnership or the achievement of certain goals or events. Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, the operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unit holders. Upon equalization of the capital accounts of the holders of LTIP units with other holders of OP units, the LTIP units will achieve full parity with OP units of the operating partnership for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units, and thereafter enjoy all the rights of OP units. The Compensation Committee will establish all other limitations and conditions of awards of restricted OP units as it deems appropriate.

Stock Options and Stock Appreciation Rights

The Compensation Committee will determine the terms of specific options, including whether options will constitute incentive stock options. An award agreement covering options will specify the extent to which, and period during which, an option may be exercised after termination of employment.

The exercise price of a stock option will be determined by the Compensation Committee and reflected in the applicable award agreement. The exercise price with respect to stock options may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the 2022 Plan) of the fair market value of Common Stock on the date of grant. The aggregate fair market value (determined as of the date an option is granted) of the shares for which any option holder may be awarded incentive stock options that become exercisable for the first time during any calendar year (under the 2022 Plan or any other stock option plan required to be taken into account under Section 422(d) of the Internal Revenue Code) may not exceed $100,000. Each stock option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder, if permitted under the 2022 Plan). The Compensation Committee will determine the time or times at which an option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which, payment of the option price with respect thereto may be made or deemed to have been made (including by cash, loans or third-party sale programs, or by the tender of previously-owned shares).

We may also grant stock appreciation rights, which are stock options that permit the recipient to exercise the stock option without payment of the exercise price and to receive shares of Common Stock (or cash or a combination of the foregoing) with a fair market value equal to the excess of the fair market value of the shares of Common Stock with respect to which the stock option is being exercised over the exercise price of the stock option with respect to those shares.

Options granted under the 2022 Plan generally will not be transferable except by will or the laws of descent and distribution.

If an option or stock appreciation right (other than in an incentive stock option) would expire at a time when our insider trading policy (or a Company-imposed “blackout period”) prohibits trading in Common Stock, the period for exercising the option or stock appreciation right will be automatically extended until the thirtieth (30th) day following the expiration of such prohibition.

Other Share-Based Awards and Cash-Based Incentive Awards.

The 2022 Plan authorizes the granting of other awards based upon shares of our Common Stock (including the grant of securities convertible into shares of Common Stock), subject to terms and conditions established at the time of grant. The Compensation Committee may also grant cash based incentive awards under the 2022 Plan.

Performance Goals

The Compensation Committee may, in its discretion, establish one or more performance goals as a precondition to the issuance or vesting of awards and also provide for predetermined awards to those participants with respect to whom the applicable performance goals are already satisfied. The performance goals may be based upon one or more of the following or other criteria as determined by the Compensation Committee: pre-tax income; after tax income; net income; operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cash and/or funds available for distribution; appreciation in the fair market value of total Common Stock; return on investment; total stockholder return; net earnings growth; stock appreciation; related return ratios; increase in revenues; net earnings; changes in the per share or aggregate market price of our Common Stock; number of securities sold; earnings before any one or more of the following: interest, taxes, depreciation or amortization or other non-cash expenses, as reflected in our financial reports for the applicable period; total revenue growth; our ranking against a peer group based on total stockholder return; funds and adjusted funds from operations; managed assets; and investment income from managed assets.

Certain Corporate Events, Reorganizations, Changes in Control, Etc.

If the Company or its subsidiaries are involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its subsidiaries or a similar transaction, any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or

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its subsidiaries, or if there is any distribution to stockholders other than cash dividends or any other event which in the judgment of the Compensation Committee necessitates adjustments to the terms of the outstanding awards, then the maximum aggregate number and kind of shares which may be made subject to options and dividend equivalent rights under the 2022 Plan, the maximum aggregate number and kind of shares of restricted stock that may be granted under the 2022 Plan, and the maximum aggregate number of RSUs and other awards that may be granted under the 2022 Plan may be appropriately adjusted by the Compensation Committee in its discretion.

The Compensation Committee will take any such action as it determines is necessary to maintain each participant’s rights so that each participant’s rights with respect to his or her respective options, RSUs, restricted Common Stock and dividend equivalent rights are substantially proportionate to the rights existing in such awards before the event, including, without limitation, adjustments in the number of options, RSUs, restricted Common Stock and dividend equivalent rights granted, the number and kind of shares or other property to be distributed in respect of options, RSUs, restricted Common Stock and dividend equivalent rights (and other awards as applicable), the option price and RSU value, and any performance-based criteria established in connection with awards.

In the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement)), the Compensation Committee will make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring.

In connection with any change in control, the Compensation Committee may, in its sole discretion, provide for any one or more of the following: (1) a substitution or assumption of awards, or to the extent the surviving entity does not substitute or assume the awards, the acceleration of vesting of, the exercisability of, or lapse of restrictions on awards and (2) cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including any awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Compensation Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other holders of Common Stock in such event), including, in the case of stock options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of Common Stock subject to the option or stock appreciation right over the aggregate exercise price or strike price of such award.

Amendments and Termination

Our board of directors may amend the 2022 Plan as it deems advisable, except that it may not amend the 2022 Plan in any way that would adversely affect a participant with respect to an award previously granted unless the amendment is required in order to comply with applicable laws.

The 2022 Plan will terminate on, and no award will be granted, on or after the ten-year anniversary of the earlier of the approval of the 2022 Plan by (1) our board of directors; or (2) the stockholders of the Company, provided, however, that our board of directors may at any time prior to that date terminate the 2022 Plan.

Prohibition on Repricing

The repricing of awards shall not be permitted without stockholder approval. For this purpose, repricing generally includes changing the terms of an award to lower its exercise or base price, any other action that is treated as a repricing under generally accepted accounting principles, and repurchasing for cash or canceling an award in exchange for another award at a time when its exercise or base price is greater than the fair market value of the underlying stock, unless the cancellation and exchange occurs in connection with a change in control or an event described in the 2022 Plan under “Changes in Capital Structure.”

Clawback/Repayment.

The Compensation Committee may reduce, cancel, forfeit or recoup any awards as needed to comply with (1) any clawback, forfeiture or other similar policy that our board of directors or the Compensation Committee has adopted and as in effect from time to time and (2) applicable law. To the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant will be required to repay any such excess amount to the Company.

Certain U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2022 Plan and the disposition of shares acquired through the exercise or settlement of such awards and is intended to reflect the current provisions of the Internal Revenue Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Non-Qualified Stock Options

No income will be recognized by an option holder at the time a non-qualified stock option is granted. Ordinary compensation income

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generally will be recognized by an option holder at the time a non-qualified stock option is exercised, in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price.

The Company generally will be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary compensation income by the option holder with respect to a non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and generally will be long-term or short-term capital gain, depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. If exercise of an option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Incentive Stock Options

In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for us. To receive special tax treatment under the Internal Revenue Code as to shares acquired upon exercise of an incentive stock option, an option holder cannot dispose of the shares within two years after the incentive stock option is granted, nor within one year after the transfer of the shares to the option holder through exercise of the option. In addition, the option holder must be an employee the Company or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option (special rules apply in the case of the death of the option holder).

In the event of a sale of shares of Common Stock received upon the exercise of an incentive stock option, the Internal Revenue Code generally allows any gain to be treated as a capital gain to the option holder, but the Company will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described above are satisfied) will give rise to income includable by the option holder in alternative minimum taxable income in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise over the exercise price.

If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) The Company generally will be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise generally will be long-term or short-term capital gain, depending on the holding period involved. If exercise of an option is permitted other than by cash payment of the exercise price, various tax rules may apply.

Restricted Stock

Unless a holder of restricted stock makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Dividends paid on unvested shares, if retained by the grantee, generally will be treated as ordinary compensation income for U.S. federal income tax purposes (unless an 83(b) election has been made). Generally, when the restrictions are lifted, the holder will recognize ordinary compensation income, and the Company will be entitled to a deduction, equal to the difference between the fair market value of the stock at the time restrictions are lifted and the amount, if any, paid by the holder for the restricted stock, subject to any limitations under Section 162(m). Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares were held.

In general terms, if a holder makes an election under Section 83(b) of the Internal Revenue Code upon the award of restricted stock, the holder will recognize ordinary compensation income on the date of the award, and the Company will be entitled to a deduction, equal to (i) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock. If a holder makes an 83(b) election, there generally will be no tax consequences to the holder when restrictions are lifted, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment. In the event of a forfeiture after an 83(b) election is made, no deduction or loss will be available, other than with respect to amounts actually paid for the stock.

RSUs

It is generally expected that RSUs will be designed with the intention there are no tax consequences as a result of the grant of an RSU until the associated payment is made, whether the payment is made in cash or Common Stock. When payment is made, the grantee generally will recognize ordinary income, and the Company generally will be entitled to a deduction, equal to the fair market value of the Common Stock and/or cash, as applicable, received upon payment, subject to any limitations under Section 162(m).

Dividend Equivalents

There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment is made, the holder of the dividend equivalent generally will recognize ordinary income, and the Company will be entitled to a deduction, equal to the amount received, subject to any limitations under Section 162(m).

Cash Bonuses

When a cash bonus payment is made, the participant generally will recognize ordinary income, and the Company will be entitled to a deduction, equal to the amount of such payment, subject to any limitations under Section 162(m).

New Plan Benefits Table

It is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2022 Plan or would have been received by or allocated to participants for the last completed year because awards under the 2022 Plan will be made at the discretion of the Compensation Committee.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date regarding the beneficial ownership of our Common Stock by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) our NEOs (iii) our directors and (iv) all of our NEOs and directors as a group. Beneficial ownership of our Common Stock includes any shares over which the beneficial owner has sole or shared voting or investment power, any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of options or other rights and any shares issuable upon redemption of OP units issuable upon time-based vesting and conversion of LTIP units.

	Shares of Common Stock Beneficially Owned As Of April 7, 2022
Name(1)	Number	Percent(2)
Named Executive Officers and Directors:
Jeffrey W. Eckel(3)	1,122,713	1.3%
Jeffrey A. Lipson(4)	98,895	*
Steven L. Chuslo(5)	326,186	*
Daniel K. McMahon(6)	210,466	*
Susan D. Nickey(7)	92,813	*
Marc Pangburn(8)	70,205	*
Nathaniel J. Rose(9)	263,982	*
Richard R. Santoroski(10)	12,779	*
Clarence D. Armbrister	4,577	*
Teresa M. Brenner	23,173	*
Michael T. Eckhart	13,188	*
Nancy C. Floyd	4,577	*
Simone F. Lagomarsino	18,103	*
Charles M. O’Neil	34,726	*
Richard J. Osborne	46,458	*
Steven G. Osgood	47,605	*
All directors and executive officers as a group (16 persons)	2,390,446	3.4%
5% or Greater Beneficial Owners:
The Vanguard Group(11)	7,747,121	8.8%
Blackrock, Inc.(12)	6,313,199	7.2%
Wellington Management Group LLP(13)	4,445,742	5.0%

*	Represents beneficial ownership of less than 1%.
(1)	The address for each of the directors and officers named above is 1906 Towne Centre Blvd, Suite 370, Annapolis, Maryland 21401.
(2)	As of the Record Date, there were a total of 88,319,052 shares of Common Stock and OP units outstanding, which includes 195,660 unvested shares of restricted Common Stock, 216,483 shares of Common Stock issuable upon redemption of OP units, 728,272 shares of Common Stock issuable upon conversion of LTIP units to OP units and redemption of the OP units and 451,095 shares of Common Stock issuable upon redemption of OP units issuable upon time-based vesting and conversion of LTIP units. This amount excludes up to 126,852 shares of Common Stock issuable upon performance-based vesting of RSUs and up to 648,056 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. For the calculation of each holder’s percentage, the total number of shares of Common Stock outstanding used in calculating such percentage assumes that none of the RSUs or OP units (which includes LTIP units convertible into OP units) held by other persons are vested, converted and/or redeemed for shares of Common Stock.
(3)	This amount includes 36,900 shares held by the individual’s significant other, 2,536 shares held in trust for the individual’s minor relatives, 532,839 shares held by the Jeffrey W. Eckel Revocable Trust of which Mr. Eckel is the sole trustee and beneficiary, 67,667 shares held by Chesapeake Power, LLC of which Mr. Eckel is the sole member and 80,681 shares held by Chesapeake Power Foundation of which Jeffrey W. Eckel is the President and a member of the Board. This amount excludes up to 254,364 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HASI Management HoldCo LLC (“HoldCo LLC”). The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.

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(4)	This amount excludes 69,252 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(5)	This amount includes 4,700 shares held by the individual’s significant other. This amount excludes up to 54,828 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(6)	This amount excludes up to 59,000 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP Units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(7)	This amount excludes up to 33,456 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(8)	This amount excludes up to 36,616 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(9)	This amount excludes up to 75,984 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(10)	This amount excludes up to 23,268 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(11)	Based on information provided in a Schedule 13G/A filed on February 9, 2022, The Vanguard Group reported sole dispositive power with respect to 7,605,346 shares of Common Stock beneficially owned by it, shared voting power with respect to 68,675 shares of Common Stock beneficially owned by it and shared dispositive power with respect to 141,775 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G/A. The percent of Common Stock beneficially owned does not include the impact of any Common Stock issued or equity-based awards granted since the date of the Schedule 13G/A. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(12)	Based on information provided in a Schedule 13G/A filed on February 3, 2022, BlackRock, Inc. reported sole voting power with respect to 6,159,038 shares of Common Stock beneficially owned by it and sole dispositive power with respect to 6,313,199 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G/A. The percent of Common Stock beneficially owned does not include the impact of any Common Stock issued or equity-based awards granted since the date of the Schedule 13G/A. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055.
(13)	Based on information provided in a Schedule 13G/A filed on February 4, 2022, Wellington Management Group LLP reported shared voting power with respect to 3,741,778 shares of Common Stock beneficially owned by it and shared dispositive power with respect to 4,244,557 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G/A. The percent of Common Stock beneficially owned does not include the impact of any Common Stock issued or equity-based awards granted since the filing date of the Schedule 13G/A. The business address of Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEMNIFICATION AGREEMENTS FOR OFFICERS AND DIRECTORS

We have entered into indemnification agreements with members of our board of directors and our executive officers. These indemnification agreements provide indemnification to these persons by us to the maximum extent permitted by Maryland law and certain procedures for indemnification, including advancement by us of certain expenses relating to claims brought against these persons under certain circumstances.

MEETING INFORMATION

Pursuant to the rules adopted by the SEC, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, (the “Notice”) to our stockholders of record as of the Record Date. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly. It also lowers our costs of printing and delivering these materials and reduces the environmental impact of the Annual Meeting. The Notice and this proxy statement summarize the information you need to know to vote by proxy or online during the Annual Meeting via a live webcast.

All stockholders are cordially invited to attend the Annual Meeting virtually, which will be conducted solely via a live webcast. By hosting the Annual Meeting online, we are able to communicate more effectively with our stockholders, enable increased attendance and participation from locations around the world, and reduce costs, which aligns with our broader sustainability goals. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. During the upcoming virtual meeting, you may ask questions and will be able to vote your shares online from any remote location with Internet connectivity. We will respond to as many inquiries at the Annual Meeting as time allows and we will post the questions and answers from the meeting on the Company’s website promptly thereafter.

If you plan to attend the Annual Meeting online, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 9:30 a.m., Eastern time. Online check-in will begin at 9:15 a.m., Eastern time, and you should allow ample time for the online check-in procedures.

You may attend the virtual Annual Meeting if you are a stockholder of record, a proxy holder for a stockholder of record, or a beneficial owner of our common stock, par value $0.01 per share (the “Common Stock”), with evidence of ownership.

If you are a registered holder of shares of Common Stock, as of the close of business on the Record Date, the Notice was sent directly to you and you may vote your shares of Common Stock during the Annual Meeting by attending via live webcast. If you hold shares of Common Stock in “street name” through a brokerage firm, bank, broker-dealer or other intermediary, the Notice was forwarded to you by such intermediary and you must follow the instructions provided by such intermediary regarding how to instruct such intermediary to vote your shares of Common Stock.

Shares of Common Stock represented by properly submitted proxies received by us prior to the Annual Meeting will be voted according to the instructions specified on such proxies. Any stockholder of record submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering a written notice of revocation to our secretary at Hannon Armstrong Sustainable Infrastructure Capital, Inc., 1906 Towne Centre Boulevard, Suite 370, Annapolis, MD 21401 prior to the Annual Meeting, (ii) submitting a later dated proxy or (iii) voting online during the meeting via live webcast. Attending the Annual Meeting via webcast will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes online during the Annual Meeting.

If your shares are held in street name and you desire to vote online during the virtual Annual Meeting, you should request instructions from your bank, broker or other holder of record to be able to participate in or vote at the meeting.

You may attend the virtual Annual Meeting and vote your shares during the meeting at www.virtualshareholdermeeting.com/HASI2022 by using your 16-digit control number as the password and following the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in time or meeting time, or you have any questions regarding how to use the virtual meeting platform, please call the technical support number posted on the virtual shareholder meeting log-in page.

If your shares are held in street name and you desire to change your vote, you should contact the nominee holding shares for you (i.e., a brokerage firm, bank, broker-dealer or other intermediary) for instructions on how to do so. If a proxy is properly authorized without specifying any voting instructions and not revoked prior to the Annual

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Meeting, the shares of Common Stock represented by such proxy will be voted (1) FOR the election of the nominees named in this proxy statement as directors, to serve on our board of directors until our 2023 annual meeting of stockholders and until their successors are duly elected and qualify, (2) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, (3) FOR the approval of a non-binding advisory resolution approving the compensation of our NEOs as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in this proxy statement and (4) FOR the approval of the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan. If you hold your shares in street name and do not give the nominee holding shares for you (i.e., a brokerage firm, bank, broker-dealer or other intermediary) specific voting instructions on the election of directors, the non-binding advisory vote to approve our executive compensation or the approval of the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan, your shares will not be voted on these items, and a broker non-vote will occur. Broker non-votes and abstentions are each included in the determination of the number of shares of Common Stock present at the Annual Meeting for purposes of determining whether a quorum is present but will have no effect on the voting results for any of the proposals. As to any other business which may properly come before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

This proxy statement, the Notice of Annual Meeting of Stockholders and the related proxy card are first being made available to stockholders on or about April 18, 2022.

ANNUAL REPORT

This proxy statement is accompanied by our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 22, 2022.

VOTING SECURITIES AND RECORD DATE

Stockholders will be entitled to cast one vote for each share of Common Stock held of record at the close of business on the Record Date with respect to (i) the election of eight directors to serve on our board of directors until our 2023 annual meeting of stockholders and until their successors are duly elected and qualify, (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, (iii) a non-binding advisory resolution approving compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in this proxy statement, (iv) the approval of the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan and (v) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Stockholders who instruct their proxy to abstain should know that abstentions and broker non-votes are each included in the determination of the number of stockholders present at the Annual Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., a brokerage firm, bank, broker-dealer or other intermediary) returns a properly-executed proxy but does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), the only item to be acted upon at the Annual Meeting with respect to which such nominee will be permitted to exercise voting discretion is the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Therefore, if you hold your shares in street name and do not give the nominee specific voting instructions on the election of directors, the non-binding advisory resolution approving our executive compensation or approval of the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan, your shares will not be voted on these items, and a broker non-vote will occur. Broker non-votes and abstentions will have no effect on the voting results for any of the proposals.

The presence, by attending online during the Annual Meeting via webcast or by proxy, of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum. The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes:

•	for the election of a director, a plurality of all the votes cast in the election of directors at the Annual Meeting,
•	for the ratification of the appointment of our independent registered public accounting firm, a majority of all the votes cast on the proposal,
•	for the approval of the non-binding advisory resolution to approve the compensation of our Named Executive Officers, a majority of all the votes cast on the proposal, and

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•	for the approval of the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan, a majority of all the votes cast on the proposal.

We have a majority vote policy for the election of directors. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to our board of directors. The NGCR Committee is required to promptly consider the resignation and make a recommendation to our board of directors with respect to the tendered resignation. Our board of directors is required to take action with respect to this recommendation. Any director who tenders his or her resignation to our board of directors will not participate in the NGCR Committee’s consideration or board action regarding whether to accept such tendered resignation. The policy is more fully described above in the “Proposal No.1 Election of Directors—Majority Vote Policy” section of this proxy statement.

The vote on compensation is advisory and not binding on our board of directors. However, our board of directors and the Compensation Committee value all stockholder feedback and will consider the outcome of the votes in reviewing executive compensation.

Our board of directors knows of no other matters that may properly be brought before the Annual Meeting. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion. If any nominee named in this proxy statement is unwilling or unable to serve as a director, our board of directors may nominate another individual for election as a director at the Annual Meeting, and the persons named as proxy holders will vote for the election of any substitute nominee.

OTHER MATTERS

Our board of directors knows of no other business to be presented at the Annual Meeting. The proxies for the Annual Meeting confer discretionary authority on the persons named therein as proxy holders to vote on any matter proposed by stockholders for consideration at the Annual Meeting. As to any other business which may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

OUTSTANDING SHARES

As of April 7, 2022, we had issued and outstanding 86,923,202 shares of Common Stock (which includes 195,660 shares of unvested restricted Common Stock).

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at an annual meeting of stockholders and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than 5:00 p.m., Eastern time, on December 16, 2022 and must otherwise be in compliance with the requirements of the SEC’s proxy rules.

Our Bylaws currently provide that any stockholder intending to nominate a director or present a stockholder proposal of other business for consideration at the 2023 annual meeting of stockholders, but not intending for such a nomination or proposal to be considered for inclusion in our proxy statement and proxy card relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must notify us in writing no earlier than the 150th day and not later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary of the date of the proxy statement for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after the anniversary of the date of the preceding annual meeting of stockholders, to be timely, notice by the stockholder must be received no earlier than the 150th day and not later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders, as originally convened, or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, to nominate a director candidate for election or present a stockholder proposal of other business for consideration at our 2023 annual meeting of stockholders, stockholders must submit the nomination or proposal, in writing, by 5:00 p.m., Eastern time, on December 16, 2022, but in no event earlier than November 16, 2022.

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Any such nomination or proposal should be sent to Steven L. Chuslo, our executive vice president, chief legal officer and secretary, at Hannon Armstrong Sustainable Infrastructure Capital, Inc., 1906 Towne Centre Blvd, Suite 370, Annapolis, Maryland 21401, and, to the extent applicable, must include the information and other materials required by our Bylaws.

Our board of directors know of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponements or adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

MISCELLANEOUS

We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily through the Internet and by mail but may also be made by our directors, executive officers and employees by telephone, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our directors, executive officers or employees for this solicitation. Stockholders sharing an address will each receive a single copy of the notice of internet availability. We will request brokerage firms, banks, broker-dealers and other intermediaries who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokerage firms, banks, broker-dealers and other intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE NYSE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS AT HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., 1906 TOWNE CENTRE BLVD, SUITE 370, ANNAPOLIS, MARYLAND 21401.

Annapolis, Maryland April 18, 2022	By Order of our Board of Directors,
/s/ Steven L. Chuslo
Steven L. Chuslo
Secretary

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2022 HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. EQUITY INCENTIVE PLAN

Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation, wishes to attract officers, Directors, key employees, consultants, advisers and other personnel to the Company and its Subsidiaries and induce officers, Directors, key employees, consultants, advisers and other personnel to remain with the Company and its Subsidiaries, and encourage them to increase their efforts to make the Company’s business more successful whether directly or through its Subsidiaries. In furtherance thereof, the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan is designed to provide equity-based incentives to Eligible Persons. Awards under the Plan may be made to Eligible Persons in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Shares, Dividend Equivalent Rights, LTIP Units, Cash-Based Awards, other restricted limited partnership units and other forms of equity-based compensation. The Plan was originally adopted and approved in 2013 as the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan. The Plan is hereby amended, restated and renamed the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan. The restatement is adopted to reflect a renewed pool of Shares available for Awards and to reflect certain updates to provisions of the Plan. The restated Plan reads as follows:

1.	DEFINITIONS.

Whenever used herein, the following terms shall have the meanings set forth below:

“Affiliate” means any entity other than a Subsidiary that is controlled by or under common control with the Company that is designated as an “Affiliate” by the Committee in its discretion.

“Award,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Phantom Shares, Dividend Equivalent Rights, LTIP Units, other restricted limited partnership units and other equity-based Awards as contemplated herein.

“Award Agreement” means a written agreement in a form approved by the Committee to be entered into between the Company and the Grantee as provided in Section 3.

“Board” means the Board of Directors of the Company.

“Cash-Based Incentive Award” means an Award denominated in cash that is granted under Section 9 of the Plan.

“Cause” means, unless otherwise provided in the Grantee’s Award Agreement or employment agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its Affiliates, (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any Affiliate thereof, (iv) fraud, misappropriation or embezzlement of the Company’s or any Subsidiary’s funds or other assets or other acts deemed by the Committee in the good faith exercise of its sole discretion to be an act of dishonesty in respect to the Company or any Subsidiary, (v) material violation of any statutory or common law duty of loyalty to the Company or any Subsidiary, (vi) a material breach of the Grantee’s employment agreement (if any) with the Company or its Subsidiaries or its Affiliates (subject to any cure period therein provided), (vii) willfully refusing to perform or substantially disregarding the duties properly assigned to the Grantee by the Company (other than as a result of Disability), or (viii) any significant activities materially harmful to the reputation of the Company or its Subsidiaries or its Affiliates.

“Change in Control” means, unless otherwise provided in an Award Agreement, the happening of any of the following:

(i)	any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and with respect to any particular Grantee, the Grantee and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Grantee is a member, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii)	any consolidation, merger or statutory share exchange of the Company where the stockholders of the Company, immediately prior to the consolidation, merger or statutory share exchange, would not, immediately after the consolidation, merger or statutory share exchange, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation, merger or statutory share exchange (or of its ultimate parent corporation, if any); or

(iii)	there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least

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50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv)	the members of the Board at the beginning of any consecutive 24 calendar month period (the “Incumbent Directors”) cease for any reason other than due to death or Disability to constitute at least a majority of the members of the Board; provided that any Director whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24 calendar month period shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed upon or with respect to any Award under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Committee” means the compensation committee appointed by the Board under Section 3 and if no compensation committee has been appointed, then Committee shall refer to the Board.

“Common Stock” means the Company’s common stock, par value $.01 per share, either currently existing or authorized hereafter.

“Company” means Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation.

“Director” means a non-employee director of the Company or its Subsidiaries.

“Disability” means, the occurrence of an event which would entitle an employee of the Company to the payment of disability income under one of the Company’s approved long-term disability income plans or, in the absence of such a plan, unless otherwise provided by the Committee in the Grantee’s employment agreement or Award Agreement, a disability which renders the Grantee incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed upon or with respect to any Award under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Dividend Equivalent Right” means a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on Common Stock.

“Effective Date” means June 2, 2022.

“Eligible Person” means any (i) individual employed by any of the Company or its Subsidiaries; provided, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) Director or officer of any of the Company or its Subsidiaries; or (iii) consultant or advisor to any of the Company or its Subsidiaries who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, who, in the case of each of clauses (i) through (iii) above has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national securities exchange or quoted or reported on a national quotation system, the closing sales price per Share on the exchange or system for the applicable date or, if there are no sales on such date, for the last preceding date on which there was a sale of Shares on such exchange or system; (ii) if Shares are not then listed on a national securities exchange or quoted on a national quotation system but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the date in question, or, if there are no bid and asked prices on such date, for the last preceding date on which there was a sale of such Shares in such market; or (iii) if Shares are not then listed on a national securities exchange, quoted on a national quotation system or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days. Notwithstanding the foregoing, with respect to any “stock right” within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the Shares determined in accordance with the final regulations promulgated under Section 409A of the Code.

“Grantee” means an Eligible Person to whom an Award is granted hereunder.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

“LTIP Unit” means a restricted limited partner profits interests in the Partnership.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Option Price” means the price per Share, determined by the Committee, at which an Option may be exercised.

“OP Units” means units representing limited partnership interests in the Partnership.

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“Partnership” means Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership.

“Performance Goals” have the meaning set forth in Section 10.

“Performance Period” means any period designated by the Committee for which Performance Criteria (as defined in Exhibit A) shall be calculated.

“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value in accordance with Section 7. A Phantom Share may also be known as a “Restricted Stock Unit,” which is an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Grantee remain continuously employed or provide continuous services for a specified period of time).

“Phantom Share Value” per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant (which base value may not be less than the Fair Market Value of the underlying Shares at the date of grant).

“Plan” means the Company’s 2022 Equity Incentive Plan, as set forth herein and as the same may from time to time be amended.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Requirements” means the requirements to qualify as a REIT under the Code and the rules and regulations promulgated thereunder.

“Restricted Stock” means an award of Shares that are subject to restrictions in accordance with Section 6 below.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Date” means the date determined under Section 7.4(c).

“Shares” means Shares of the Company.

“Stock Appreciation Right” means a right described in Section 5.7.

“Subsidiary” means any corporation (other than the Company), partnership or other entity of which at least 50% of the economic interest in the equity or voting power is owned (directly or indirectly) by the Company. In the event the Company becomes such a subsidiary of another company (directly or indirectly), the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to such parent company.

“Termination of Service” means a Grantee’s termination of employment or other service, as applicable, with the Company, its Subsidiaries and, as applicable, Affiliates. Cessation of service as an officer, Director, key employee, consultant, adviser or other personnel shall not be treated as a Termination of Service if the Grantee continues without interruption to serve thereafter in another one (or more) of such other capacities. With respect to any Award subject to Section 409A of the Code, Termination of Service shall be a “separation from service” as interpreted within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-1(h).

2.	EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan is June 2, 2022. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the stockholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

3.	ADMINISTRATION OF PLAN.

(a)	The Plan shall be administered by the Committee. The Committee, upon and after such time as it is covered in Section 16 of the Exchange Act, shall consist of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act; provided that no action taken by the Committee (including without limitation grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3(a), any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b)	Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Eligible Persons; (ii) determine the eligibility of an Eligible Person to receive an Award (subject to the individual participant limitations provided hereunder), as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Person, the nature and value to the Company of the Eligible Person’s present and potential contribution to the success of the Company whether directly or through its Subsidiaries or Affiliates and such other factors as the Committee may deem relevant; (iii) determine the terms, provisions and conditions of each Award (which may not be inconsistent with the terms of the Plan); (iv) prescribe the form of instruments evidencing such awards; (v) make recommendations to the Board with respect to any Award that is subject to Board approval; and (vi) take such other actions as are prescribed under the Plan, including, without limitation, Section 13 herein.

(c)	The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any Subsidiary or Affiliate thereof to purchase or repurchase Shares from a Grantee or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply

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to the extent that the purchase or repurchase would not be permitted under governing state law. The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Award Agreement.

(d)	Delegation. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any of the Company and its Subsidiaries, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except with respect to grants of Awards to persons (i) who are Directors, or (ii) who are subject to Section 16 of the Exchange Act.

(e)	Finality of Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any of the Company and its Subsidiaries, any Grantee, any holder or beneficiary of any Award, and any stockholder of the Company.

(f)	Indemnification. No member of the Board, the Committee or any employee or agent of any of the Company and its Subsidiaries (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any of the Company and its Subsidiaries. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any of the Company and its Subsidiaries, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.

(g)	Board Authority. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to any Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

(h)	For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Grantee or a duly authorized representative of the Company.

4.	SHARES AND UNITS SUBJECT TO THE PLAN.

4.1	In General.

(a)	The Committee may, from time to time, grant Awards to one or more Eligible Persons. All Awards granted under the Plan shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, attainment of Performance Criteria. Awards may be granted in respect of Shares, OP Units and/or LTIP Units. Subject to adjustments as provided in Section 14, the total number of Shares subject to Awards granted under the Plan, in the aggregate, may not exceed 7,500,000 Shares. Shares issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

(b)	Other than (A) as a result of a Termination of Service or (B) in connection with a Change in Control or an event set forth in Section 14(a) hereof, each Grant issued to an Eligible Person shall include a minimum vesting period of no less than one year from the date of Grant prior to

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which time no portion of the Grant shall be or become exercisable or free of restriction.

(c)	Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4.1(a). If any Phantom Shares, Dividend Equivalent Rights or other equity-based Awards under Section 9 are paid out in cash, then, notwithstanding Section 4.1(a) above, the underlying Shares may again be made the subject of Awards under the Plan.

(d)	Any certificates for Shares or other evidence of ownership issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

(e)	Notwithstanding any provision hereunder, no Award hereunder shall be exercisable or eligible for settlement if, as a result of either the ability to exercise or settle, or the exercise or settlement of such Award, the Company would not satisfy the REIT Requirements in any respect.

(f)	The maximum number of Shares subject to Awards granted during a single fiscal year to any Director, for services rendered as a Director, taken together with any cash fees paid to such Director during the fiscal year, shall not exceed $500,000 in total value in respect of any fiscal year occurring after the first year of the Director’s service on the Board and $1,000,000 in respect of the first fiscal year of the Director’s service on the Board (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). For purposes of the preceding sentence, any Awards granted to and any cash fees paid to a Director shall be taken into account in the fiscal year in which such Awards and/or fees are granted and/or are earned, rather than settled or paid.

(g)	If any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without the issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan on a one-for-one basis. In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be added to the Shares available for grant under the Plan on a one-for-one basis. No shares shall be deemed to have been issued in settlement of a Stock Appreciation Right or a Restricted Stock Unit that provides for settlement only in cash and settles only in cash.

(h)	Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in the assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Shares available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of Shares available for issuance under the Plan.

5.	PROVISIONS APPLICABLE TO STOCK OPTIONS.

5.1	Grant of Option.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees of the Company or its Subsidiaries; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

5.2	Option Price.

The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different Option Prices for specified amounts of Shares subject to the Option; provided that the Option Price with respect to each Option shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted.

5.3	Period of Option and Vesting.

(a)	Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term (which may be shorter, but not longer, in

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the case of Incentive Stock Options) as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement. If the Option (other than in the case of an Incentive Stock Option) would expire at a time when trading in the Shares is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the period for exercising such Option shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition.

(b)	Each Option, to the extent that the Grantee thereof has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable (vested) according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the Grantee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of any Grantee, such Grantee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Grantee’s death, may be exercised by the Successors of the Grantee.

5.4	Exercisability Upon and After Termination of Grantee.

(a)	Except as provided in an applicable employment agreement or Award Agreement, in the event a Grantee of an Option has a Termination of Service other than by the Company or its Subsidiaries for Cause or other than by reason of death or Disability, no exercise of a vested Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Option as provided under Section 5.3(a); provided that, if the Grantee should die after the Termination of Service, such termination being for a reason other than Disability or Cause, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Grantee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Grantee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

(b)	Subject to provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death or Disability, the Option to the extent vested may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Grantee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3.

(c)	Notwithstanding any other provision hereof, unless otherwise provided in the employment agreement or Award Agreement, if the Grantee has a Termination of Service by the Company, a Subsidiary or Affiliate for Cause the Grantee’s Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith (whether or not the Options were exercisable previously).

(d)	Except as may otherwise be expressly set forth in this Section 5, and except as may otherwise be expressly provided under the Award Agreement, no provision of this Section 5 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable before or upon Termination of Service.

5.5	Exercise of Options.

(a)	Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by a Grantee only by written notice (in the form prescribed by the Committee) to the Company or its designee specifying the number of Shares to be purchased.

(b)	Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

5.6	Payment.

(a)	The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

(i)	a certified or bank cashier’s check;

(ii)	subject to Section 12(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Grantee is eligible to participate therein;

(iii)	if approved by the Committee in its discretion, Shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

(iv)	other than as prohibited under Section 13(k) of the Exchange Act, if approved by the Committee in its discretion, through the written election of the Grantee to have Shares withheld by the Company from the Shares otherwise to be received, with

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such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

(v) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b)	Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(c)	The Committee shall provide in the Award Agreement the extent (if any) to which an Option may be exercised with respect to any fractional Share, including whether any fractional Shares resulting from a Grantee’s exercise may be paid in cash.

5.7	Stock Appreciation Rights.

The Committee, in its discretion, may also grant a Stock Appreciation Right by permitting the Grantee to elect to receive (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate), upon the exercise of an Option, Shares with an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised; provided that, after consideration of possible accounting issues, the Committee may permit a Stock Appreciation Right to be settled in a combination of Shares and cash, or exclusively in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to such excess. Without limiting the Committee’s discretion hereunder, the Committee is expressly authorized to cause the grant of a Stock Appreciation Right (i) in tandem with an otherwise exercisable underlying Option, by having the method of exercise under this Section 5.7 apply in addition to other methods of exercise, as to all or a portion of any particular Award under this Section 5, or (ii) as a free-standing right, by having the method of exercise under this Section 5.7 be the exclusive method of exercise. If the period for exercising a Stock Appreciation Right would expire at a time when trading in the Shares is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the exercise Period for the Stock Appreciation Right shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition.

5.8	Exercise by Successors.

An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Grantee only by written notice (as may be prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

5.9	Non-transferability of Option.

Except if otherwise provided in the applicable Award Agreement, each Option granted under the Plan shall be nontransferable by the Grantee except by will or the laws of descent and distribution of the state wherein the Grantee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, (iii) complies with applicable law, including securities laws, and (iv) is otherwise appropriate and desirable.

5.10	Certain Incentive Stock Option Provisions.

(a)	In no event may an Incentive Stock Option be granted other than to employees of the Company or a “subsidiary corporation” (as defined in Section 424(f) of the Code) or a “parent corporation” (as defined in Section 424(e) of the Code) with respect to the Company. The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Grantee may be awarded Incentive Stock Options which are first exercisable by the Grantee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000. To the extent the $100,000 limit referred to in the preceding sentence is exceeded, an Option will be treated as a Non-Qualified Stock Option.

(b)	If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Grantee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Grantee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Grantee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any Affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such Affiliate) an amount equal to any withholding tax the Company (or Affiliate) is required to pay as a result of the disqualifying disposition.

(c)	Without limiting the application of Section 5.2, the Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. In the case of an individual described in Section 422(b)(6) of the Code who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

6.	PROVISIONS APPLICABLE TO RESTRICTED STOCK.

6.1	Grant of Restricted Stock.

(a)	In connection with the grant of Restricted Stock, whether or not Performance Goals (as provided for under Section 10) apply thereto, the Committee shall establish one

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or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee and set forth in the applicable Award Agreement. Subject to the provisions of this Section 6, the applicable Award Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period. The Committee also may authorize the granting of Shares that are immediately vested, but otherwise subject to the provisions of the Plan applicable to Restricted Stock.

(b)	Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable Performance Goals, to the grant of Restricted Stock under the Plan as it may deem appropriate.

6.2	Certificates.

(a)	In the discretion of the Committee, each Grantee of Restricted Stock may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Each such certificate shall be registered in the name of the Grantee. A “book entry” (by computerized or manual entry) shall be made in the records of the Company or its designee to evidence an award of Restricted Stock where no certificate is issued in the name of the Grantee. Each certificate, if any, shall be registered in the name of the Grantee and may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE 2022 HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. AT 1906 TOWNE CENTRE BVLD, SUITE 370, ANNAPOLIS, MARYLAND.

(b)	The Committee shall require that any stock certificates evidencing such Shares be held in custody by the Company or its designee until the restrictions thereon shall have lapsed, and may in its discretion require that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered to the Company or its designee a stock power, endorsed in blank, relating to the stock covered by such Restricted Stock Award. If and when such restrictions so lapse, any stock certificates shall be delivered by the Company to the Grantee or his or her designee (and the stock power shall be so delivered or shall be discarded).

6.3	Restrictions and Conditions.

Unless otherwise provided by the Committee in an Award Agreement, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)	Subject to the provisions of the Plan and the applicable Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares of Restricted Stock lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the applicable Award Agreements and clause 6.3(c) below, the period of forfeiture with respect to Shares of Restricted Stock granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares of Restricted Stock shall only lapse as to whole Shares.

(b)	Except as provided in the foregoing clause 6.3(a), below in this clause 6.3(b), in Section 14 or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and, except as provided below, the right to receive any cash dividends; provided, however, that, if provided in an Award Agreement, cash dividends on such Shares shall be (A) held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee (without interest) as soon as practicable after such period lapses (if not forfeited), or (B) treated as may otherwise be provided in an Award Agreement.

(c)	Except as otherwise provided in an applicable employment agreement or Award Agreement, if the Grantee has a Termination of Service for any reason during the applicable period of forfeiture, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount, if any, equal to the lesser of (x) the amount paid by the Grantee, if any, for such forfeited Restricted Stock as contemplated by Section 6.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

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7.	PROVISIONS APPLICABLE TO RESTRICTED STOCK UNITS OR PHANTOM SHARES.

7.1	Grant of Restricted Stock Units or Phantom Shares.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement:

(i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

7.2	Term.

The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

7.3	Vesting.

(a)	Subject to the provisions of an applicable Award Agreement and Section 7.3(b), Phantom Shares shall vest as provided in the applicable Award Agreement.

(b)	Unless otherwise determined by the Committee in an applicable Award Agreement, in the event that a Grantee has a Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding and the Grantee’s vested Phantom Shares shall be settled as set forth in Section 7.4.

7.4	Settlement of Restricted Stock Units and Phantom Shares.

(a)	Except as otherwise provided by the Committee, each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided, however, that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that, after consideration of possible accounting issues, a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee (if any) or (iii) in cash or by transfer of Shares as elected by the Company.

(b)	Payment (whether of cash or Shares) in respect of Phantom Shares shall be settled with a single-sum payment or distribution by the Company; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) may permit the Grantee to elect in accordance with procedures established by the Committee to receive installment payments over a period not to exceed 10 years. If the Grantee’s Phantom Shares are paid out in installment payments, such installment payments shall be treated as a series of separate payments for purposes of Section 409A of the Code.

(c)	(i)	Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to a Phantom Share is the first day of the month to follow the date on which the Phantom Share vests; provided, however, that a Grantee may elect at or prior to grant, if permitted by and in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to the first day of the month to follow the Grantee’s Termination of Service, or such other time as may be permitted by the Committee. Notwithstanding the prior sentence, all initial elections to defer the Settlement Date shall be made in accordance with the requirements of Section 409A of the Code. In addition, unless otherwise determined by the Committee, any subsequent elections under this Section 7.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective for at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

	(ii)	Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

	(iii)	Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee’s death.

(d)	Notwithstanding the other provisions of this Section 7, taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

(e)	Notwithstanding any other provision of the Plan, taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency” means an event that would cause a severe financial hardship to the Grantee resulting from (x) a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, (y) loss of the Grantee’s property due to casualty, or (z) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment

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may not be made to the extent that such hardship is or may be relieved:

(i)	through reimbursement or compensation by insurance or otherwise,

(ii)	by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii)	by future cessation of the making of additional deferrals with respect to Phantom Shares.

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

7.5	Other Phantom Share Provisions.

(a)	Except as permitted by the Committee, rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(b)	A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c)	The Committee may, taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate, establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 7. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(d)	Notwithstanding any other provision of this Section 7, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(e)	No Phantom Share shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee of a Phantom Share any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

7.6	Claims Procedures.

(a)	To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(i)	approve the claim and take appropriate steps for satisfaction of the claim; or

(ii)	if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 7.6 as the provision setting forth the claims procedure under the Plan.

(b)	The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

8.	PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

8.1	Grant of Dividend Equivalent Rights.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is

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exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

8.2	Certain Terms.

(a)	The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

(b)	Unless otherwise determined by the Committee, except as contemplated by Section 8.4, a Dividend Equivalent Right is exercisable or payable only while the Grantee is an Eligible Person.

(c)	Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of both, as determined by the Committee.

(d)	The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.

8.3	Other Types of Dividend Equivalent Rights.

The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Grantees. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

8.4	Deferral.

The Committee may establish a program or programs (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Grantees (i) will have Phantom Shares credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred. In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

9.	OTHER EQUITY-BASED AWARDS AND CASH-BASED INCENTIVE AWARDS.

The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, an Award granted or denominated in Shares or units of Shares based upon certain conditions or denominated in other equity interests, including, without limitation, equity interests of the Partnership, such as LTIP Units that are convertible or exchangeable into Shares, or equity interests in other Subsidiaries. The Committee may grant Cash-Based Incentive Awards under the Plan to any Eligible Person. Each Cash-Based Incentive Award granted under the Plan shall be evidenced in such form as the Committee may determine from time to time.

10.	PERFORMANCE GOALS.

The Committee, in its discretion, may, in the case of any Awards intended to be performance-based incentives (“Performance-Based Awards”), (i) establish one or more Performance Goals (“Performance Goals”) as a precondition to the issuance or vesting of Awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Grantees (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. Prior to the award or vesting, as applicable, of affected Awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Award, have been satisfied.

11.	TAX WITHHOLDING.

11.1	In General.

The Company, or a properly designated paying agent, shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Grantee to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

11.2	Share Withholding.

(a)	Upon exercise of an Option, the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or

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delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b)	Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned whole Shares (not subject to restrictions hereunder) (for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

(c)	Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned whole Shares (not subject to restrictions hereunder) (for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

11.3	Withholding Required.

Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Grantee and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, Phantom Shares or Dividend Equivalent Rights shall be forfeited upon the failure of the Grantee to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income- recognition event) or (iii) distributions in respect of any Phantom Share or Dividend Equivalent Right.

11.4	No Section 83(b) Elections Without Consent of Company.

Except with respect to OP Units and LTIP Units, no election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by the action of the Company in writing prior to the making of such election. If a Grantee, in connection with the acquisition of OP Units, LTIP Units or Shares, under the Plan or otherwise, is expressly permitted to make such election and the Grantee makes the election, the Grantee shall notify the Company of such election within ten (10) days after filing the notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

12.	REGULATIONS AND APPROVALS.

(a)	The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b)	The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(c)	Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 9 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(d)	In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(e)	Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

(f)	The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market

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considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Common Stock to the Grantee, the Grantee’s acquisition of Common Stock from the Company and/or the Grantee’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Grantee an amount equal to the excess of (I) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof cancelled (determined as of the applicable exercise date, or the date that the Shares would have been vested or issued, as applicable); over (II) the aggregate Option Price (in the case of an Option or Stock Appreciation Right, respectively) or any amount payable as a condition of issuance of Shares (in the case of any other Award). Such amount shall be delivered to the Grantee as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, provide the Grantee with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, or the underlying shares in respect thereof.

13.	INTERPRETATION AND AMENDMENTS; OTHER RULES.

(a)	The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. In the event of conflict between the terms of an Award Agreement and an employment agreement between the Company and the Grantee, absent language to the contrary, the terms of such employment agreement shall be binding. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock), Dividend Equivalent Rights or other equity-based Awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. Notwithstanding any provision in the Plan to the contrary, no Option or Stock Appreciation Right (granted pursuant to Section 5.7) issued under the Plan may be amended to reduce the Option Price or the exercise price of such Stock Appreciation Right below the Option Price or exercise price as of the date the Option or Stock Appreciation Right was granted. Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (iv) designate Grantees; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, Shares, LTIP Units or OP Units, other securities, other Awards or other property, or cancelled, forfeited, suspended or accelerated and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, suspended or accelerated; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of Grantee or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)	The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Grantee with respect to an Award previously granted without such Grantee’s written consent unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without stockholder approval in any case in which amendment in the absence of stockholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

(c)	Notwithstanding Section 13(a) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from actions described in Section 14(a) hereof), (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with a Change in Control or an event set forth in Section 14(a) hereof.

14.	CHANGES IN CAPITAL STRUCTURE.

(a)	If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification,

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recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

(i)	the maximum aggregate number and kind of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, and the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

(ii)	the Committee shall take any such action as in its discretion shall be necessary to maintain each Grantees’ rights hereunder (including under their Award Agreements) with respect to Options, Phantom Shares and Dividend Equivalent Rights (and, as appropriate, other Awards under the Plan), so that they are substantially proportionate to the rights existing in such Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under the Plan) prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under the Plan) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under the Plan, as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section (a) had the event related to the Company.

Notwithstanding the foregoing, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.

(b)	Change in Control. Without limiting the foregoing, and unless provided otherwise in an Award Agreement, in connection with any Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:

(i)	substitution or assumption of Awards, or to the extent that the surviving entity (or Affiliate thereof) of such Change in Control does not substitute or assume the Awards, full acceleration of vesting of, exercisability of, or lapse of restrictions on, as applicable, any Awards; provided, that, with respect to any performance-vested Awards, any such acceleration of vesting, exercisability, or lapse of restrictions shall be based on actual performance through the date of such Change in Control; and

(ii)	cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to clause (i) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or Stock Appreciation Right over the aggregate Option Price of such Option or Stock Appreciation Right (it being understood that, in such event, any Option or Stock Appreciation Right having a per share Option Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be cancelled and terminated without any payment or consideration therefor).

For purposes of clause (i) above, an award will be considered granted in substitution of an Award if it has an equivalent value (as determined consistent with clause (ii) above) with the original Award, whether designated in securities of the acquiror in such Change in Control transaction (or an Affiliate thereof), or in cash or other property (including in the same consideration that other stockholders of the Company receive in connection with such Change in Control transaction), and retains the vesting schedule applicable to the original Award.

Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Grantee to receive property, cash, or securities (or a combination thereof) as such Grantee would have been entitled to receive upon the occurrence of the transaction if the Grantee had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (less any applicable Option Price).

(c)	Other Requirements. Prior to any payment or adjustment contemplated under this Section 14, the Committee may require a Grantee to (i) represent and warrant as to the unencumbered title to the Grantee’s Awards; (ii) bear such Grantee’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

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(d)	Fractional Shares. Any adjustment provided under this Section 14 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

(e)	Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 14 shall be conclusive and binding for all purposes.

15.	MISCELLANEOUS.

15.1	No Rights to Employment or Other Service.

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the individual’s employment or other service at any time.

15.2	No Fiduciary Relationship.

Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and the Grantee, the Company, its Subsidiaries or any other person or entity, on the other.

15.3	Compliance with Section 409A of the Code.

(a)	Any Award Agreement issued under the Plan that is subject to Section 409A of the Code may include such additional terms and conditions as the Committee determines are required to satisfy the requirements of Section 409A of the Code.

(b)	With respect to any Award issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2) (B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution, to the extent it would constitute a payment of nonqualified deferred compensation within the meaning of Section 409A of the Code that is ineligible for an exemption from treatment as such, may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code). Any payments or distributions delayed in accordance with the prior sentence shall be paid to the Grantee on the first day of the seventh month following the Grantee’s Termination of Service.

(c)	To the extent compliance with Section 409A of the Code is intended, the Board and the Committee shall administer the Plan, and exercise authority and discretion under the Plan, consistent with the requirements of Section 409A of the Code or any exemption thereto.

(d)	The Company makes no representation or warranty and shall have no liability to any Grantee or any other person if any provisions of this Plan or any Award Agreement issued pursuant hereto are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

15.4	No Fund Created.

Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a participating Subsidiary), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 15.4 any accounts established to facilitate the implementation of Section 7.4(c)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company (or a participating Subsidiary) may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company (or, if applicable, a participating Subsidiary) under the Plan are unsecured and constitute a mere promise by the Company (or, if applicable, a participating Subsidiary) to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a participating Subsidiary), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a participating Subsidiary). (If any Affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such Affiliate.) Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

15.5	Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Committee or mailed to its principal office, addressed to the attention of the Committee; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 15.5.

15.6	Indemnification.

The Company shall indemnify the members of the Board and the members of the Committee in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by Maryland law.

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15.7	Captions.

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

15.8	Governing Law.

THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.

15.9	Gender Neutral.

Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

15.10	Nontransferability.

(a)	Each Award shall be exercisable only by such Grantee to whom such Award was granted during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any of the Company or its Subsidiaries; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b)	Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Grantee, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to (i) any person who is a “family member” of the Grantee, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (ii) a trust solely for the benefit of the Grantee and the Grantee’s Immediate Family Members; (iii) a partnership or limited liability company whose only partners or stockholders are the Grantee and the Grantee’s Immediate Family Members; or (iv) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (i), (ii), (iii) and (iv) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of the Plan.

(c)	The terms of any Award transferred in accordance with clause (b) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Grantee shall be deemed to refer to the Permitted Transferee, except that (i) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (ii) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (iii) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise; and (iv) the consequences of a Grantee’s Termination of Service under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Grantee, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

15.11	Payments to Persons Other Than Grantees. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Grantee’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Grantee’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Grantee’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefore.

15.12	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Committee or Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.13	Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not

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be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company and its Subsidiaries and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

15.14	Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.

15.15	Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.16	Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

15.17	Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (a) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (b) applicable law. Further, to the extent that the Grantee receives any amount in excess of the amount that the Grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Grantee shall be required to repay any such excess amount to the Company.

15.18	Right of Offset. The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to any member of the Company and its Subsidiaries and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

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EXHIBIT A

PERFORMANCE CRITERIA

Performance-Based Awards intended to qualify as “performance-based” incentive compensation, may be payable upon the attainment of objective Performance Goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” includes, but is not limited to, the following business criteria (or any combination thereof) with respect to one or more of the Company, any participating Subsidiary or any division or operating unit thereof:

(i)	pre-tax income,

(ii)	after-tax income,

(iii)	net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

(iv)	operating income or core earnings, if used, and as defined, by the Company as a measure of its operating income,

(v)	cash flow,

(vi)	earnings per share,

(vii)	return on equity,

(viii)	return on invested capital or assets,

(ix)	cash and/or funds available for distribution,

(x)	appreciation in the fair market value of the Common Stock,

(xi)	return on investment,

(xii)	total return to stockholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends, unless otherwise determined by the Committee) during the applicable period),

(xiii)	net earnings growth,

(xiv)	stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

(xv)	related return ratios,

(xvi)	increase in revenues,

(xvii)	net earnings,

(xviii)	changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

(xix)	number of securities sold,

(xx)	earnings before any one or more of the following items: interest, taxes, depreciation or amortization or other non-cash expenses, including share-based compensation expense for the applicable period, as reflected in the Company’s financial reports for the applicable period,

(xxi)	total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period),

(xxii)	the Company’s published ranking against its peer group (as determined by the Committee) based on total stockholder return,

(xxiii)	funds from operations,

(xxiv)	adjusted funds from operations,

(xxv)	managed assets, and

(xxvi)	investment income from managed assets.

Performance Goals may be absolute amounts or percentages of amounts, may be relative to the performance of other companies or of indexes or may be based upon absolute values or values determined on a per-share basis.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.

Unless the Committee provides otherwise at the time of establishing the Performance Goals, for each fiscal year of the Company, there shall be objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

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HANNON ARMSTRONG SUSTAINABLE INFRA CAPTL
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES LISTED BELOW, AND “FOR” ITEMS 2, 3 AND 4.			□	□	□

1.	The election as directors of all of the nominees (or the individual nominees listed below except as marked to the contrary below):

	01)	Jeffrey W. Eckel	05) Nancy C. Floyd
	02)	Clarence D. Armbrister	06) Charles M. O’Neil
	03)	Teresa M. Brenner	07) Richard J. Osborne
	04)	Michael T. Eckhart	08) Steven G. Osgood
							For	Against	Abstain

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.						□	□	□
3.	The advisory approval of the compensation of the Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in the proxy statement.						□	□	□
4.	The approval of the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan.						□	□	□
5.	The transaction of any other business that may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt from Hannon Armstrong Sustainable Infrastructure Capital, Inc. before the execution of this proxy of the Notice of Annual Meeting of Stockholders and a Proxy Statement for the Annual Meeting of Stockholders, the terms of which are incorporated herein by reference, and the 2021 Annual Report to Stockholders.

If this Proxy is properly executed, the votes entitled to be cast by the undersigned will be cast (i) as directed or, if no direction is given, will be cast “FOR” the election of all of the nominees listed herein and “FOR” items 2, 3 and 4 and in the discretion of the Proxy holders on any other business that may properly come before the meeting or any postponement or adjournment thereof.

Note:
Please sign exactly as your name or names appear(s) on this Proxy and date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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ANNUAL MEETING OF STOCKHOLDERS OF

Hannon Armstrong Sustainable Infrastructure Capital, Inc.

June 2, 2022

9:30 a.m. Eastern Time

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

The Notice of Meeting, Annual Report to Stockholders, Proxy Statement and Proxy Card are available at: www.proxyvote.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided

D80332-P73903

Hannon Armstrong Sustainable Infrastructure Capital, Inc.
1906 Towne Centre Blvd., Ste. 370
Annapolis, MD 21401
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (“the Company”), hereby appoints Steven L. Chuslo and Jeffrey W. Eckel, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held via a live webcast at www.virtualshareholdermeeting.com/HASI2022 on June 2, 2022, at 9:30 a.m. Eastern Time, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and any postponement or adjournment thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting or otherwise attending online. The undersigned revokes any proxy previously given with respect to the meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE CAST “FOR” THE ELECTION OF ALL OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD, “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022, “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AND “FOR” THE APPROVAL OF THE 2022 HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. EQUITY INCENTIVE PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on the reverse side)